UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Filed by a party other than the Registrant  ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
TEAM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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13131 Dairy Ashford
Sugar Land, Texas 77478
(281) 331-6154
Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

April [25], 2022
To Our Shareholders:

On behalf of our Board of Directors, it is my pleasure to invite you to attend the 2022 Annual Meeting of Shareholders of Team, Inc. (the “Annual Meeting”) which will be held on Wednesday, June 1, 2022, at 3:00 p.m., central time. This year’s Annual Meeting will be a virtual meeting of shareholders, conducted solely online via live webcast. We continue to embrace the latest technology to provide expanded access, improved communication and cost savings. We believe hosting a virtual meeting enables increased shareholder attendance and participation from locations around the world. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to the meeting at www.investorvote.com/TISI and during the meeting by visiting www.meetingcenter.io/[ ] at the meeting date and time described in the accompanying proxy statement. The password for the meeting is TISI2022. There is no physical location for the Annual Meeting.

In addition to the Proxy Statement, you should have also received a copy of our Annual Report on Form 10-K for the year ended December 31, 2021. We encourage you to read the Annual Report on Form 10-K. It includes information about our operations as well as our audited, consolidated financial statements. If you did not receive a copy of our Annual Report on Form 10-K, it, along with this Proxy Statement, are available on our website at www.teaminc.com/proxy2022, under our “Investors” page.
Please use this opportunity to take part in the affairs of our company by voting on the business to come before this meeting. Whether or not you plan to attend the meeting via the Internet, please sign, date and return the accompanying proxy card in the postage-paid envelope provided or vote electronically via the Internet or by telephone. See “About the Annual Meeting—How do I vote by proxy?” in the Proxy Statement for more details. You may also vote your shares online during the Annual Meeting. Instructions for each type of voting are included with the instructions on your proxy card and the Notice of Internet Availability of Proxy Materials. Returning the proxy card or voting electronically does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares online during the virtual Annual Meeting.
Thank you for your interest in our Company.

Sincerely,

Keith Tucker
Interim Chief Executive Officer

TEAM, INC.
13131 Dairy Ashford
Sugar Land, Texas 77478

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	3:00 p.m., central time, on Wednesday, June 1, 2022

Virtual Meeting Site:	Via live webcast at www.meetingcenter.io/[ ]

Items of Business:	•
Proposal One—Election of two (2) nominees named in the Proxy Statement as Class I directors to serve a one (1) year term, two (2) nominees named in the Proxy Statement as Class II directors to serve a two (2) year term, and two (2) nominees named in the Proxy Statement as Class III directors to serve a three-year term;

•
Proposal Two— Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock, par value $0.30 per share (“Common Stock”) of the Company from 60,000,000 shares to 120,000,000 shares of Common Stock;

•
Proposal Three—Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company’s Board of Directors, a reverse stock split of the issued and outstanding shares of Common Stock, which would combine a whole number of outstanding shares of the Common Stock in a range of not less than one-for-six (1:6) shares and not more than one-for-ten (1:10) shares, into one share of Common Stock, and reduce the number of outstanding shares of Common Stock and a corresponding reduction in the total number of authorized shares of Common Stock in proportion to the reduction of the issued shares;

	•	Proposal Four—Ratification of the Company’s Section 382 Rights Agreement, dated as of February 2, 2022, by and between the Company and Computershare Trust Company, N.A.;

	•	Proposal Five—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022;

	•	Proposal Six—Advisory vote on Named Executive Officer compensation; and

	•	Such other business as may properly come before the meeting, or any adjournment thereof.

Documents:
Under Securities and Exchange Commission rules, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Statement, a proxy card, and our 2021 Annual Report on Form 10-K for the year ended December 31, 2021 and by notifying you of the availability of our proxy materials on the internet. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.teaminc.com/proxy-2022, under our Investors page.

Record Date:
The shareholders of record of our Common Stock as of the close of business on April 22, 2022, will be entitled to vote at the Annual Meeting, or any adjournment thereof. A complete list of shareholders of record of our Common Stock entitled to vote at the Annual Meeting will be maintained in our principal executive offices at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478 for ten days prior to the Annual Meeting and will also be available during the Annual Meeting at www.investorvote.com/TISI.

Proxy Voting:	To ensure your shares are voted, you may vote your shares by completing, signing and returning the accompanying proxy card by mail or over the Internet or by telephone, both of which are described on your enclosed proxy card. The voting procedures are described on page 1 in “General - About the Annual Meeting” of this Proxy Statement and on the proxy card.

Proxy Distribution:	We are mailing a full set of our printed proxy materials to shareholders on or about April [25], 2022 .
IMPORTANT - NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING. This Proxy Statement and our Annual Report on Form 10-K are available to our shareholders free of charge at www.teaminc.com/proxy2022.

Page
General	1
About the Annual Meeting	1
Proposal One—Election of Directors	6
Proposal Two— Approval of an Increase in the Number of Authorized Shares of Common Stock	8
Proposal Three—Approval of a Reverse Stock Split of Common Stock and a Corresponding Reduction in the Number of Authorized Shares of Common Stock	8
Proposal Four—Ratification of the Section 382 Rights Agreement	21
Proposal Five—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	26
Proposal Six—Advisory vote on Named Executive Officer Compensation	27
Corporate Governance	28
The Board of Directors and Its Committees	35
Compensation of Directors	40
Executive Officers	42
Compensation Committee Report	43
Compensation Discussion and Analysis	44
Executive Compensation and Other Matters	56
Summary Compensation Table	56
Grants of Plan-Based Awards	58
Outstanding Equity Awards at 2021 Year-End	60
Option Exercises and Stock Vested in 2021	61
Equity Compensation Plan Information	61
Nonqualified Deferred Compensation	62
Senior Management Compensation and Benefit Continuation Policy	62
Potential Payments Upon Termination or Change of Control	64
CEO Pay Ratio	67
Holdings of Major Shareholders, Officers and Directors	68
Transactions with Related Persons	69
Audit Committee Report	70
Information on Independent Public Accountants	71
Annual Report on Form 10-K	71
Delivery of Proxy Materials to Shareholders Sharing an Address	71
Shareholder Proposals for Next Year’s Annual Meeting	72
Where You Can Find More Information	72
Other Business	73
Appendix A: Reconciliation of Non-GAAP Financial Measures	A-1
Appendix B: Certificate of Amendment No. 1	B-1
Appendix C: Certificate of Amendment No. 2	C-1
Appendix D: Section 382 Rights Agreement	D-1

TEAM, INC.
13131 Dairy Ashford
Sugar Land, Texas 77478
__________________________

PROXY STATEMENT
GENERAL
These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Team, Inc. for use at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 1, 2022 at 3:00 p.m., central time. This Proxy Statement, the accompanying proxy card and the 2021 Annual Report on Form 10-K for the year ended December 31, 2021 (“Annual Report”) were first mailed to our shareholders on or about April [25], 2022 . The Annual Meeting will be conducted virtually via live webcast. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.
In accordance with rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Statement, a proxy card and our Annual Report and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our Annual Report are available at www.teaminc.com/proxy2022, under the “Investors” page. Our Annual Report does not form a part of the material for the solicitation of proxies. Our Annual Report, does not form a part of the material for the solicitation of proxies.

Unless otherwise indicated, the terms “Team, Inc.,” “Team,” “the Company,” “we,” “our” and “us” are used in these proxy materials to refer to Team, Inc. We are incorporated in the state of Delaware and our company website can be found at www.teaminc.com. Our stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “TISI”.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Team, Inc. (the “Board”) is soliciting your vote in connection with our Annual Meeting.

What is the purpose of the Annual Meeting?

The meeting will be our regular Annual Meeting of Shareholders. You will be voting on the following matters at our Annual Meeting:

1.Proposal One—Election of two (2) nominees named in the Proxy Statement as Class I directors to serve a one (1) year term; election of two (2) nominees named in the Proxy Statement as Class II directors to serve a two (2) year term, and election of two (2) nominees named in the Proxy Statement as Class III directors to serve a three-year term;

2.Proposal Two— Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock, par value $0.30 per share (“Common Stock”) of the Company from 60,000,000 shares to 120,000,000 shares of Common Stock (the “Authorized Shares Increase”);

3.Proposal Three— Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, at the discretion of the Board, to effect a reverse stock split of the issued and outstanding shares of Common Stock, which would combine a whole number of outstanding shares of the Common Stock in a range of not less than one-for-six (1:6) shares and not more than one-for-ten (1:10) shares, into one share of Common Stock (the “Reverse Stock Split”), and reduce the number of outstanding shares of Common Stock and a corresponding reduction in the total number of authorized shares of Common Stock in proportion to the reduction of the issued shares (the “Authorized Shares Reduction”);

4.Proposal Four— Ratification of the Company’s Section 382 Rights Agreement, dated as of February 2, 2022, by and between the Company and Computershare Trust Company, N.A. (the “Rights Agreement”);

5.Proposal Five—Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

6.Proposal Six—Advisory vote on Named Executive Officer compensation; and

7.Such other business as may properly come before the Annual Meeting, or any adjournment thereof.

How does the Board of Directors recommend I vote?
The Board recommends that you vote your shares as follows:
Proposal One—“FOR” the election of Anthony R. Horton and Evan S. Lederman as Class I directors, Michael J. Caliel and Edward J. Stenger as Class II directors, and J. Michael Anderson and Jeffery G. Davis as Class III directors;

Proposal Two—“FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Authorized Share Increase;

Proposal Three—“FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and Authorized Share Reduction;

Proposal Four—“FOR” the Ratification of the Rights Agreement;

Proposal Five—“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

Proposal Six—“FOR” the approval, on an advisory basis, of Team, Inc.’s compensation of its Named Executive Officers as disclosed in this Proxy Statement;
Who is entitled to vote at the Annual Meeting?
The Board has set Thursday, April 22, 2022 as the record date for the Annual Meeting (the “Record Date”). All shareholders who owned our Common Stock at the close of business on the Record Date may attend and vote at the Annual Meeting. See “How do I vote by proxy?” below for other ways you can vote if you do not plan on attending the Annual Meeting in person via the Internet.
Why are you holding a virtual meeting instead of a physical meeting?
We have decided to hold our Annual Meeting virtually. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.
How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/[ ]. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is TISI2022.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 3:00 p.m., central time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Team, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 3:00 p.m., Central Time, on May 27, 2022.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
TEAM, INC. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
How many votes can be cast by all shareholders?
Each share of Common Stock is entitled to one vote. There is no cumulative voting. There were 43,121,579 shares of Common Stock outstanding and entitled to vote on the Record Date. There is no stockholder statutory right of appraisal or dissent with respect to any matters to be voted on at the Annual Meeting.
How many votes must be present to hold the Annual Meeting?
A majority of the outstanding shares of Common Stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and to conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person via the Internet, a proxy card has been properly submitted by you or on your behalf, or you have voted on the Internet or by telephone. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of Common Stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (i) lacks the discretionary authority to vote on certain matters and (ii) has not received voting instructions from the beneficial owner in respect of these specific matters.
How many votes are required to approve each proposal in this Proxy Statement?
Election of Directors. Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee, in an uncontested election like this one, is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at this meeting. The Board will decide whether to accept the director’s resignation in accordance with the procedures listed in the Company’s Corporate Governance Principles, which are available on our website at www.teaminc.com.
Approval of the Authorized Share Increase. To be approved, this Proposal requires the affirmative vote of at least two-thirds of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting, in person or by proxy.
Approval of the Reverse Stock-Spit and Authorized Share Reduction. To be approved, this Proposal requires the affirmative vote of at least two-thirds of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting, in person or by proxy.
Approval of the Rights Agreement. To be approved, this Proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy.
Appointment of KPMG. To be approved, this Proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy.
Advisory Vote on Named Executive Officers Compensation. To be approved, this Proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy. A vote on this Proposal is not binding on the Board or the Company. Although the vote is non-binding, our Compensation Committee will review and consider the voting results when evaluating the compensation program for our named executive officers.
Other Matters. An affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, is generally required for action of any other matters that may properly come before the Annual Meeting.
How do I vote by proxy?
You may vote your shares before the Annual Meeting via the Internet, by telephone, or by mail. You may vote your shares during the Annual Meeting by participating in the live webcast at www.meetingcenter.io/[ ]. If you vote by any of these methods, you do not need to mail in a proxy card.
It is important that your shares be represented and voted at the Annual Meeting of Shareholders. You can vote your shares in one of four ways:
By Internet - Visit www.investorvote.com/TISI before the Annual Meeting. You will need the control number in your notice, proxy card of voting instruction form.
By Telephone - Dial toll-free 1-866-641-4276 or the telephone number on your voting instruction form. You will need the control number in your proxy card or voting instruction form.
Via Live Webcast - Participate in the Annual Meeting and vote your shares electronically by visiting www.meetingcenter.io/[ ]. You will need the control number in your proxy card or voting instruction form.
By Mail - Complete, sign and return the proxy card or voting instruction form using the enclosed postage-paid envelope.
Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing and returning the proxy card or voting instruction form as promptly as possible, or by voting by telephone or via the Internet, prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend. If your shares are held in “street name” with a broker or similar party, you have a right to direct that broker or similar party on how to vote the shares held in your account. You will need to contact your broker to determine whether you will be able to vote using one of these alternative methods.
What if I don’t vote for some of the items listed on my proxy card or voting instruction card?
If you return your signed proxy card or voting instruction card but do not mark selections, it will be voted in accordance with the recommendations of the Board. The Board has designated André C. Bouchard and Matthew Acosta to serve as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in “street name” (that is, in the name of or through a broker, bank or other nominee) and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on each matter voted upon at the Annual Meeting. Under applicable rules, brokers have the discretion to vote on routine matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine” except for Proposal Five, to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022. Thus, your broker, bank or other nominee would not be able to vote on such “non-routine” matters. If your shares are held in street name, your broker, bank or other nominee will include a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your proxy card to your broker, bank or other nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.
How are abstentions and broker non-votes counted?
In tabulating the voting result for Proposals One, Four, Five and Six, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, with respect to Proposals One, Four, Five and Six broker non-votes will not affect the outcome, assuming a quorum is obtained. In tabulating the voting result for Proposals Two and Three, broker non-votes constitute shares of Common Stock outstanding and entitled to vote at the Annual Meeting and have the same effect as vote AGAINST the proposal. Abstentions are considered voting power present at the meeting and thus will have the same effect as votes AGAINST each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors).

Both abstentions and broker non-votes are counted as “present” for purposes of determining the existence of a quorum at the Annual Meeting.
Who pays for the proxy solicitation and how are the votes solicited?
We bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees, as well as Innisfree, our proxy solicitor, may solicit proxies by personal interview, telephone, facsimile, or email. Our directors, officers and other employees will not be paid any additional compensation for any such solicitation. Innisfree will be paid approximately $11,000 for their solicitation services plus expenses. We will request brokers and other nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of these shares. We will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to these beneficial owners.
Can I change or revoke my vote after I submit it?
Yes. You can change or revoke your proxy at any time prior to the voting at the Annual Meeting by the following methods:
•if you voted by Internet or telephone, by subsequent voting via the Internet or by telephone;
•by voting your shares electronically before the live webcast at www.investorvote.com/TISI or during the live webcast of the Annual Meeting by following the instructions at www.meetingcenter.io/[ ] at the Annual Meeting;
•if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions; or
•mailing your request to our Corporate Secretary at: Team, Inc. Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478, specifying such revocation, so that it is received not later than 4:00 p.m. central time, on May 31, 2022.
How can I submit a question?
You may submit questions beginning on April [26], 2022 by going to the virtual meeting site at www.meetingcenter.io/[ ], entering your control number and the password, TISI2022. Once logged in, click on the messages icon at the top of the screen to type in your question, then click the arrow icon on the right to submit. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. The meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of Team, Inc. and the matters properly before the meeting, and therefore questions on such matters will not be answered. Any questions pertinent to the meeting matters that cannot be answered during the meeting due to time constraints will be answered and posted online at www.investorvote.com/TISI. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

PROPOSAL ONE—ELECTION OF DIRECTORS
Nominees for Election

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) provide that our Board will consist of not less than five persons, the exact number to be fixed from time to time by the Board. Our directors are divided into three classes designated as Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board. The Class I directors serve for a term expiring at the 2023 Annual Meeting of Shareholders, the Class II directors serve for a term expiring at the 2024 Annual Meeting of Shareholders and the Class III directors serve for a term expiring at the 2022 Annual Meeting of Shareholders. At each annual meeting, successors to the class of directors whose term expires at that annual meeting are elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his or her term expires and until a successor has been elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

On November 9, 2021, the Company announced that it had entered into a credit agreement (as amended the “Subordinated Term Loan Credit Agreement”) with Corre Credit Fund, LLC, as agent, and the lenders party thereto. Under the Subordinated Term Loan Credit Agreement, we were required to, among other things, (i) amend our Bylaws and all other necessary corporate governance documents to reduce the size of the Board to seven directors, and (ii) reconstitute the Board. In connection with the Subordinated Term Loan Credit Agreement, on November 9, 2021, we also entered into a Commitment Letter Agreement (the “Commitment Letter Agreement”) with Corre Partners Management, LLC (“Corre Partners”) and Atlantic Park Strategic Capital Fund, L.P. (“APSC”). Pursuant to the Commitment Letter Agreement, we were required to, among other things, (i) reduce the size of the Board to seven directors, (ii) appoint two directors to the Board selected by Corre Partners after consultation with APSC, (iii) appoint one director selected by Corre Partners to the Board’s Special Subcommittee and one director selected by APSC, and (iv) provide Corre Partners and APSC with Board observation rights. Consequently, the Board decreased the size of the Board from nine directors to seven directors, appointed five directors and designated the directors as either a Class I, Class II or Class III director in accordance with our Bylaws.

The reconstituted Board currently consists of Jeffery G. Davis elected at the Company’s 2020 annual meeting, and Sylvia Kerrigan, elected at the Company’s 2019 annual meeting, as well as five new directors. Anthony Horton and APSC designee, Evan S. Lederman, were elected to the Board effective as of November 7, 2021, and were joined on the Board by Corre Partner designees, Edward J. Stenger and J. Michael Anderson effective November 22, 2021, and by Michael J. Caliel who was elected to the Board effective February 16, 2022, pursuant to the terms of that certain common stock subscription agreement (the “Common Stock Subscription Agreement”), dated February 11, 2022, by and among the Company, Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP. Amerino Gatti, our former Chairman and CEO, resigned from the Board effective March 21, 2022.

The Board has nominated for election as a director to the Board the six persons named below to serve as set forth below.

Class I Election

Our Board has nominated Anthony R. Horton and Evan S. Lederman for election as Class I directors to serve a one-year term expiring on the date of our 2023 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Class II Election

Our Board has nominated Michael J. Caliel and Edward J. Stenger for election as Class II directors to serve a two-year term expiring on the date of our 2024 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Class III Election

Our Board has nominated J. Michael Anderson and Jeffery G. Davis for election as Class III directors to serve a three-year term expiring on the date of our 2025 Annual Meeting of Shareholders or until their successors are duly elected and qualified.
Biographical information about each of the nominees is provided under “The Board of Directors and its Committees,” below.
Vote Required and Board Recommendation

Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the meeting and the Board accepts his or her resignation following the meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in the Company’s Corporate Governance Principles, which are available on our website at www.teaminc.com.
Shareholders may not cumulate their votes for the election of directors. Unless contrary instructions are set forth in the proxies, the persons with full power of attorney to act as proxies at the Annual Meeting will vote all shares represented by such proxies for the election of the nominees named therein as directors. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in the nominee’s stead, of such other persons as our Board may recommend. We have no reason to believe that any of the nominees will be unable or unwilling to stand for election or to serve if elected.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominees named above.

PROPOSAL TWO—APPROVAL OF AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

We are asking shareholders to approve a proposed amendment to our Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of Common Stock of the Company from 60,000,000 shares to 120,000,000 shares of Common Stock, as further described below (the “Authorized Shares Increase”) (“Proposal Two”). The Board has unanimously approved and declared advisable the Authorized Shares Increase, and recommends that its shareholders approve the Authorized Shares Increase. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment No. 1”) is attached hereto as Appendix B.

If shareholders approve this Proposal Two, then the Board will cause the Certificate of Amendment No. 1 to be filed with the Delaware Secretary of State and the Authorized Shares Increase to be effected only if the Board determines that the Authorized Shares Increase would be in the best interests of the Company and its shareholders. The Board also may determine in its discretion not to effect the Authorized Shares Increase and not to file the Certificate of Amendment No. 1. No further action on the part of shareholders will be required to either implement or abandon the Authorized Shares Increase.

Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 60,500,000 shares of capital stock, consisting of 60,000,000 shares of Common Stock and 500,000 shares of preferred stock, par value $100.00 each (the “Preferred Stock”), of which we have designated 100,000 shares as “Series A preferred stock.” An increase in the number of authorized shares of Common Stock to 120,000,000 shares will increase our total authorized capitalization to 120,500,000 shares of capital stock, which includes our previously authorized 500,000 shares of Preferred Stock.

Of the 60,000,000 shares of Common Stock currently authorized, as of the close of business on April 8, 2022, there were 43,121,579 shares of Common Stock issued and outstanding. In addition to the shares of Common Stock issued and outstanding on April 8, 2022, there were 2,412,502 shares of Common Stock reserved for issuance in connection with future awards available for grant under all Company equity plans (including the 2018 Plan) and 10,000,000 shares of Common Stock reserved for issuance upon exercise of certain warrants (the “Warrants”) we issued in certain private placements in connection with that certain Subordinated Term Loan Agreement and that certain Term Loan Credit Agreement, dated December 18, 2020, as amended, that we entered into with Atlantic Park Strategic Capital Fund, L.P., as agent, and APSC Holdco I, L.P., as lender. As a result, as of April 8, 2022, we had only approximately 4,465,919 (or 7.44%) authorized shares of Common Stock that were not outstanding or reserved for issuance and that we may issue for any future business purposes. The Series A preferred stock have been reserved for issuance in connection with the Rights Agreement, pursuant to which such holders have a preferred share purchase right (each, a “Right” to purchase from the Company one one-thousandth of a share of Series A preferred stock).

Reasons for the Authorized Shares Increase

The Board believes that the Authorized Shares Increase is advisable and in the Company and its shareholders best interests, as it would provide the Company with flexibility to use the Common Stock for business and financial purposes and alternatives in structuring future transactions. These purposes may include raising capital, repurchasing debt, providing equity awards/incentives to employees, officers, directors, consultants and/or advisors (including pursuant to the Team, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”)), and expanding our business through the acquisition of other businesses and other purposes. We anticipate that we may issue additional authorized but unissued shares of Common Stock in the future in connection with one or more of the following:

•financing transactions, such as public or private offerings of Common Stock or convertible securities;
•partnerships, collaborations and other similar transactions;
•our equity incentive plans;
•strategic investments; and
•other corporate purposes that have not yet been identified.

Given that over 92.56% of our authorized shares of Common Stock are either outstanding or reserved for issuance, the Board believes the proposed Authorized Shares Increase will enhance our flexibility in taking possible future actions, such as raising additional equity capital or other transactions that have similar effect, stock-based acquisitions, equity compensation awards or other corporate purposes. We do not have any current plans, arrangements, understandings or commitments for use of the additional shares of Common Stock that would be available for issuance. However, by approving the amount of authorized shares of Common Stock as proposed by the Authorized Shares Increase now, in advance of any specific need, we believe that such additional authorized shares will enable us to act in a timely manner when such a need arises or the Board believes that it is in the best interests of the Company and its shareholders to take action, without the delay and expense that would be required at that time in obtaining shareholder approval of an increase in authorized shares of Common Stock at a future special meeting of shareholders. For example, the Company, may raise capital in the future to address its liquidity needs and to maintain compliance with the NYSE continued listing standards. If this Proposal Two is not approved by our shareholders, it is possible that our financing and business development alternatives may be limited by the lack of unissued and unreserved authorized shares of common stock, and shareholder value may be harmed by this limitation. In short, if our shareholders do not approve this Proposal Two, we may not be able to access the capital markets, complete corporate collaborations or partnerships, and pursue other business opportunities integral to our growth and success. Even if this Proposal Two is approved by our shareholders, there is no assurance that we will be successful in raising additional funds or pursuing other business opportunities.

Certain Risks and Potential Disadvantages Associated with the Authorized Shares Increase

The Board does not intend to issue any shares of Common Stock except for purposes and on terms that the Board believes to be in the best interests of the Company and its shareholders. However, depending on the purpose and terms of issuance at the time, if we issue additional shares of Common Stock or other securities convertible into Common Stock in the future, it could dilute the voting rights of existing shareholders and could also dilute earnings per share and book value per share of existing shareholders. The proposed Authorized Shares Increase could also, under certain circumstances, make more difficult or discourage attempts to obtain control of the Company, thereby having an anti-takeover effect, although this is not the purpose or intent of the Board. A relative increase in the number of authorized shares of Common Stock could have other effects on our shareholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that the Board has determined are not in the best interest of our shareholders, in that additional shares could be issued (within the limits imposed by applicable law and the NYSE) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares without further shareholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Authorized Shares Increase therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Authorized Shares Increase may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the Authorized Shares Increase has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that the effect of the Authorized Shares Increase could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the shareholders might otherwise receive a premium for their shares over then-current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

Principal Effects of the Authorized Shares Increase

The Board proposes and recommends increasing the number of shares of authorized Common Stock from the 60,000,000 shares that will be authorized for issuance pursuant to our Amended and Restated Certificate of Incorporation to a total of 120,000,000 shares of Common Stock. The chart below illustrates the number of shares of Common Stock that will be available for issuance if the Authorized Shares Increase is effected. The number of shares disclosed in the column “Estimated number of shares of Common Stock after the Authorized Shares Increase” gives further effect to the Authorized Shares Increase in the number of authorized shares of Common Stock from 60,000,000 (after giving effect to the Reverse Stock Split without adjustment for fractional shares) to 120,000,000.

	ESTIMATED NUMBER OF SHARES OF COMMON STOCK BEFORE INCREASE	ESTIMATED NUMBER OF SHARES OF COMMON STOCK AFTER THE INCREASE
Authorized	60,000,000	120,000,000
Outstanding	43,121,579	43,121,579
Reserved for issuance(1)	12,412,502	12,412,502
Authorized but unissued(2)	4,465,919	64,465,919

(1)    Shares of Common Stock reserved for issuance in connection with future awards available for grant under all Company equity plans (including the 2018 Plan).
(2)    Shares authorized but unissued represent Common Stock available for future issuance beyond shares currently outstanding, shares issuable under the Warrants and stock options or upon conversion of our Convertible Notes, and shares reserved for issuance under all Company incentive plans.

The additional shares of Common Stock to be authorized by approval of this Proposal Two will have the powers, preferences, and rights identical to the currently outstanding shares of Common Stock. Therefore, approval of the Authorized Shares Increase and any subsequent issuance of additional authorized shares of Common Stock would not affect a current shareholder’s rights as a shareholder, except for any dilutive effects incidental to increasing the number of our outstanding shares of Common Stock to, among other things, earnings per share, book value per share, and the voting power of current holders of Common Stock. The Authorized Shares Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders until additional shares are issued.

As is true for shares presently authorized but unissued, the future issuance of Common Stock authorized by the Authorized Shares Increase may, among other things, decrease existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing shareholders and have a negative effect on the market price of the Common Stock. Further, the additional shares of Common Stock authorized by the approval of this Proposal Two could be issued by the Board without further vote of our shareholders except as may be required in particular cases by our Amended and Restated Certificate of Incorporation, applicable law, regulatory agencies or the NYSE listing standards.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Authorized Shares Increase that is not shared by all of our other shareholders.

Reservation of Right to Delay the Filing of the Certificate of Amendment No. 1, or Abandon the Reverse Stock Split and the Authorized Shares Increase

We reserve the right to delay the filing of the Certificate of Amendment No. 1 or abandon the Authorized Shares Increase at any time before the Effective Time, even if the Authorized Shares Increase has been approved by shareholders at the Annual Meeting. By voting in favor of the amendment to effect the Authorized Shares Increase, you are also expressly authorizing the Board to delay, until the 2023 annual meeting of the Company’s shareholders, or abandon the Authorized Shares Increase if the Board determines that such action is in the best interests of the Company and its shareholders.

Required Vote; Effect of Proposal

The affirmative vote of at least two-thirds of the holders of all of the shares of capital stock then entitled to vote in an election of directors, voting together as a single class, at the Annual Meeting is required for approval of this Proposal Two. Proxies solicited by the Board will be voted for approval of this Proposal Two, unless otherwise specified. If shareholder approval for this Proposal Two is not obtained, then the Authorized Shares Increase will not become effected.

No Appraisal Rights

Under Delaware law, our Amended and Restated Certificate of Incorporation and our Bylaws, shareholders have no rights to exercise dissenters’ rights of appraisal with respect to the amendment to effect the Authorized Shares Increase.

          The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of an increase in the number of authorized shares of the Company’s Common Stock as disclosed in this Proxy Statement.

PROPOSAL THREE—APPROVAL OF A REVERSE STOCK SPLIT OF COMMON STOCK AND A CORRESPONDING REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

We are asking shareholders to approve a proposed amendment to our Amended and Restated Certificate of Incorporation to implement, at the discretion of the Board, a reverse stock split of the issued and outstanding shares of Common Stock, which would combine a whole number of outstanding shares of the Common Stock in a range of not less than one-for-six (1:6) shares and not more than one-for-ten (1:10) shares, into one share of Common Stock (the “Reverse Stock Split”), and reduce the number of outstanding shares of Common Stock and a corresponding reduction in the total number of authorized shares of Common Stock in proportion to the reduction of the issued shares (the “Authorized Shares Reduction” and, together with the Reverse Stock Split, “Proposal Three”). The Board has unanimously approved and declared advisable the Reverse Stock Split and the Authorized Shares Reduction, and recommends that our shareholders approve an amendment to our Amended and Restated Certificate of Incorporation to effect this Proposal Three. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment No. 2”) is attached hereto as Appendix C.

If shareholders approve this Proposal Three, then the Board will cause the Certificate of Amendment No. 2 to be filed with the Delaware Secretary of State and the Reverse Stock Split to be effected only if the Board determines that the Reverse Stock Split would be in the best interests of the Company and its shareholders. The Board also may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment No. 2. No further action on the part of shareholders will be required to either implement or abandon the Reverse Stock Split.

The Certificate of Amendment No. 2 will effect a reverse stock split of the outstanding shares of Common Stock at a reverse stock split ratio ranging from any whole number between one-for-six (1:6) to one-for-ten (1:10), as determined by the Board. We are proposing that the Board have the discretion to select the Reverse Stock Split ratio from within this range, rather than proposing that shareholders approve a specific ratio at this time, in order to give the Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement Reverse Stock Split.” We believe that enabling the Board to set the ratio of the Reverse Stock Split within the stated range (rather than a single exchange ratio) is in the best interests of the Company’s shareholders because it will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its shareholders and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented.

As of April 8, 2022, there were 43,121,579 shares of Common Stock issued and outstanding. Based on such number of shares of Common Stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by the Board, issued and outstanding shares of stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split and the Authorized Shares Reduction—Effect on Shares.”

All holders of Common Stock will be affected proportionately by the Reverse Stock Split.

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, any shareholders who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each holder of Common Stock will hold the same percentage of the outstanding shares of Common Stock immediately following the Reverse Stock Split as that shareholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in shareholders receiving cash in lieu of fractional shares. The par value of the Common Stock will continue to be $0.30 per share (see “—Effects of the Reverse Stock Split and the Authorized Shares Reduction—Reduction in Stated Capital”).

Background and Reasons for the Reverse Stock Split

The Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split would, among other things, help us to:

•increase the per-share price of Common Stock;
•maintain listing on NYSE;
•potentially improve the marketability and liquidity of the Common Stock; and
•provide other potential benefits.

Increase the Per-Share Price of Common Stock

The primary purpose for effecting the Reverse Stock Split, should the Board choose to effect it, would be to increase the per share price of the Common Stock. In determining to seek authorization for this Proposal Three, the Board considered that, by effectively condensing a number of pre-split shares into one share of Common Stock, the market price of a post-split share is generally greater than the market price of a pre-split share.

Maintain Listing on the NYSE

The Common Stock is listed on the NYSE under the symbol “TISI.” On February 2, 2022, we were notified by the NYSE that we were no longer in compliance with the continued listing requirements of the NYSE because the average trading price of the Common Stock over a prior 30-consecutive-day-period had fallen below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual. On April 1, 2022, we were notified by the NYSE that we have regained compliance with the NYSE continued listing standards because our closing share price on March 31, 2022 and average closing share price for the 30 trading-day period ending March 31, 2022 both exceeded the NYSE’s minimum requirement. However, there can be no assurance that our Common Stock will continue to trade at a price sufficient to maintain compliance with NYSE continued listing standards.

If the Common Stock were to be removed from listing on the NYSE (and were not to become listed on other specified stock exchanges), holders of the Convertible Notes would have a right to require us to repurchase their Convertible Notes. As of April 8, 2022, there was $93.1 million aggregate principal amount of Convertible Notes outstanding, and there can be no assurance we would be able to repurchase Convertible Notes put to us if required to do so in connection with a delisting. Failure to repurchase Convertible Notes put to us would result in an event of default under the indenture governing the Convertible Notes, the potential acceleration of our obligation to repay all outstanding Convertible Notes, and could cause a cross-default under our other outstanding indebtedness and the potential foreclosure on the collateral securing our secured debt. As a result, we could be forced into bankruptcy or liquidation.

Potentially Improve the Marketability and Liquidity of the Common Stock

The Board believes that continued listing on the NYSE provides overall credibility to an investment in the Common Stock, given the stringent listing and disclosure requirements of the NYSE. In addition, the Board believes that the increased market price of the Common Stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of the Common Stock and encourage interest and trading in the Common Stock by mitigating the negative effects of certain practices and policies:

•Stock Price Requirements: Many brokerage firms have internal policies and practices that have the effect of discouraging individual brokers from recommending lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of the Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks.

•Stock Price Volatility: A higher stock price may increase the acceptability of the Common Stock to a number of long-term investors who may not find the Common Stock attractive at its current prices due to the trading volatility often associated with stocks below certain prices. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

•Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for lower-priced stocks.

•Access to Capital Markets: If the Common Stock is delisted from the NYSE, investor demand for additional shares of our Common Stock could be limited, thereby preventing us from accessing the public equity markets.

We believe that the Reverse Stock Split, if effected, could increase analyst and broker interest in the Common Stock by avoiding these internal policies and practices. Increasing visibility of the Common Stock among a larger pool of potential investors could result in higher trading volumes. We also believe that the Reverse Stock Split may make the Common Stock a more attractive and cost-effective investment for many investors, which could enhance the liquidity of the Common Stock for our shareholders. These increases in visibility and liquidity could also help facilitate future financings and give management more flexibility to focus on executing our business strategy, which includes the strategic management of authorized capital for business purposes.

Provide Other Potential Benefits

Currently, the fees that we pay to list our shares on the NYSE are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered, as applicable. Reducing the number of shares of Common Stock that are outstanding and that will be issued in the future may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Accordingly, for these and other reasons discussed herein, we believe that being able to effect the Reverse Stock Split is in the best interests of the Company and its shareholders.

Reasons for the Authorized Shares Reduction

As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares of common stock. However, without the Authorized Shares Reduction, the Reverse Stock Split would significantly increase the proportion of unissued, authorized shares of Common Stock to issued and outstanding shares of Common Stock, which could allow the Company to much more substantially dilute shareholders in the future than it is currently able to do. The Board believes that effecting the Authorized Share Reduction in connection with the Reverse Stock Split will maintain alignment with the market expectations regarding the number of shares of authorized Common Stock in comparison to the number of shares issued or reserved for issuance, and ensure that we do not have what some shareholders might view as an unreasonably high number of authorized shares of Common Stock that are unissued or reserved for issuance following the Reverse Stock Split.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether and when to effect the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of shareholder approval of this Proposal Three, the Board may consider, among other things, various factors, such as:

•the historical trading price and trading volume of the Common Stock;

•the then-prevailing trading price and trading volume of the Common Stock and the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short- and long-term;

•the continued listing requirements for the Common Stock on the NYSE or other applicable exchange;

•actual and forecasted results of operations, and the likely effect of such results on the market price of Common Stock;

•the projected impact of the Reverse Stock Split ratio on trading liquidity in the Common Stock;

•the number of shares of Common Stock outstanding and the potential devaluation of our market capitalization as a result of the Reverse Stock Split;

•the anticipated impact of a particular Reverse Stock Split ratio on our ability to reduce administrative and transactional costs; and

•prevailing general market, industry and general economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Shares Reduction

We cannot assure you that the proposed Reverse Stock Split will increase the price of the Common Stock. We expect that the Reverse Stock Split will increase the market price of the Common Stock. However, the effect of the Reverse Stock Split on the market price of the Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per-share price of the Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of outstanding shares of Common Stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per-share price that would attract investors who do not trade in lower priced stocks. In addition, although we believe that the Reverse Stock Split may enhance the marketability of the Common Stock to certain potential investors, we cannot assure you that, if implemented, the Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of the Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the trading price of Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

We may not satisfy the NYSE continued listing requirements following the Reverse Stock Split. While we intend to monitor the average closing price of the Common Stock and consider available options if it does not continue to trade at a level likely to result in us maintaining compliance, no assurances can be made that we will in fact be able to comply and that Common Stock will remain listed on the NYSE. If the Common Stock ultimately were to be delisted from the NYSE for any reason, in addition to the effects noted above under “Background and Reasons for the Reverse Stock Split— Maintain Listing on the NYSE,” it could negatively impact us as it would likely reduce the liquidity and market price of the Common Stock; reduce the number of investors willing to hold or acquire the Common Stock; negatively impact our ability to access equity markets, issue additional securities and obtain additional financing in the future; affect our ability to provide equity incentives to our employees; and might negatively impact our reputation and, as a consequence, our business.

The proposed Reverse Stock Split may decrease the liquidity of the Common Stock and result in higher transaction costs. The liquidity of the Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may increase the number of our shareholders who own “odd lots” of fewer than 100 shares of Common Stock, which may be more difficult to sell. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares or of even multiples of 100 shares of Common Stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of the Common Stock as described above.

Effective Time

The effective time of the Certificate of Amendment No. 2 (the “Effective Time”), if approved by shareholders and implemented by us, will be the date and time set forth in the Certificate of Amendment No. 2 that is filed with the Delaware Secretary of State, which is expected to be shortly after such filing is made with the Delaware Secretary of State.

If, at any time prior to the filing of the Certificate of Amendment No. 2 with the Delaware Secretary of State, the Board, in its discretion, determines that it is in the best interests of the Company and its shareholders to delay the filing of the Certificate of Amendment No. 2 or to abandon the Reverse Stock Split, the Reverse Stock Split and the Authorized Shares Reduction may be delayed or abandoned, without any further action by our shareholders.

Except as to fractional shares, at the Effective Time, the Reverse Stock Split will combine, automatically and without any action on the part of us or our shareholders, the shares of Common Stock issued and outstanding immediately prior thereto into a lesser number of new shares of Common Stock in accordance with the Reverse Stock Split ratio determined by the Board within the limits set forth in this Proposal Three. Also at the Effective Time, the Authorized Shares Reduction will reduce, automatically and without any action on the part of us or our shareholders, the number of authorized shares of Common Stock in proportion to the reduction of the issued shares.

Fractional Shares

Shareholders will not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Common Stock. After the transfer agent’s completion of such sale, shareholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock. After the Reverse Stock Split, a shareholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive payment as described herein.

Shareholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of Common Stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Common Stock after the Reverse Stock Split, you may do so by either:

•purchasing a sufficient number of shares of Common Stock; or

•if you have shares of Common Stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of Common Stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of Common Stock in the Reverse Stock Split. Shares of Common Stock held in registered form and shares of Common Stock held in “street name” (that is, through a broker, bank or other holder of record) for the same shareholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Principal Effects of the Reverse Stock Split and the Authorized Shares Reduction

General

After the Effective Time, the number of our issued and outstanding shares of Common Stock will decrease at the Reverse Stock Split ratio of not less than one-for-six (1:6) and not more than one-for-ten (1:10). The Reverse Stock Split would be effected simultaneously for all of the Common Stock, and the exchange ratio will be the same for all shares of Common Stock and each shareholder will own a reduced number of shares of Common Stock. However, the Reverse Stock Split will affect all of its shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of its shareholders receiving cash in lieu of fractional share as described below. Voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split. The number of shareholders of record will not be affected by the Reverse Stock Split (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split). The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Exchange Act.

The principal effects of the Reverse Stock Split and the Authorized Shares Reduction will be that:

•each six to ten shares of Common Stock owned by a shareholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of Common Stock;

•no fractional shares of Common Stock will be issued in connection with the Reverse Stock Split; instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained above;

•if the Authorized Shares Reduction is implemented, the reduction in the authorized number of shares of Common Stock will be proportionate to the Reverse Stock Split ratio;

•depending on the Reverse Stock Split ratio selected by the Board, the total number of authorized shares of Common Stock will be reduced from 60,000,000 to a range of 6,000,000 and 10,000,000, as shown in the table below;

•based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of the Warrants and all then-outstanding awards under all of the Company’s equity plans (including the 2018 Plan), and to the per-share conversion price and the number of shares issuable upon conversion of the Convertible Notes;

•the number of shareholders owning “odd lots” of less than 100 shares of Common Stock may potentially increase and, although odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares, we believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Stock Split; and

•the number of shares then reserved for issuance under the Company’s equity plans (including the 2018 Plan), the Warrants and the Convertible Notes will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

Effect on Shares

The following table contains approximate information, based on share information as of April 8, 2022, relating to the outstanding shares of Common Stock based on the proposed Reverse Stock Split ratios and information regarding our shares of Common Stock authorized but not outstanding or reserved for issuance that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split and the Authorized Shares Reduction (assuming that this Proposal Three is approved and implemented and that Proposal Two is not implemented):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	60,000,000	43,121,579	12,412,502	4,465,919
Post-Reverse Stock Split [1:6]	10,000,000	7,186,930	2,068,750	744,320
Post-Reverse Stock Split [1:7]	8,571,429	6,160,226	1,773,215	637,989
Post-Reverse Stock Split [1:8]	7,500,000	5,390,197	1,551,563	558,240
Post-Reverse Stock Split [1:9]	6,666,667	4,791,287	1,379,167	496,214
Post-Reverse Stock Split [1:10	6,000,000	4,312,158	1,241,250	446,592

As illustrated in the table above, the Authorized Shares Reduction will result in a reduction of the total number of shares of Common Stock that we are authorized to issue. Further, the Authorized Shares Reduction would not have any effect on the rights of existing shareholders, and the par value of the Common Stock would remain unchanged at $0.30 per share.

The following table contains approximate information, assuming Proposal Two (described above) is approved and effected and 60,000,000 additional shares of Common Stock have been authorized, based on share information as of April 8, 2022, relating to the outstanding shares of Common Stock based on the proposed Reverse Stock Split ratios and information regarding our shares of Common Stock authorized but not outstanding or reserved for issuance that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split and the Authorized Shares Reduction (assuming that this Proposal Three is approved and implemented):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	120,000,000	43,121,579	12,412,502	64,465,919
Post-Reverse Stock Split [1:6]	20,000,000	7,186,930	2,068,750	10,744,320
Post-Reverse Stock Split [1:7]	17,142,857	6,160,226	1,773,215	9,209,417
Post-Reverse Stock Split [1:8]	15,000,000	5,390,197	1,551,563	8,058,240
Post-Reverse Stock Split [1:9]	13,333,333	4,791,287	1,379,167	7,162,880
Post-Reverse Stock Split [1:10	12,000,000	4,312,158	1,241,250	6,446,592

After the Effective Time, the Common Stock would have a new Committee on Uniform Securities Identification Procedures, or CUSIP number, a number used to identify the Common Stock.

The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of Common Stock under the Exchange Act. The Common Stock would continue to be listed on the NYSE under the symbol “TISI” immediately following the Reverse Stock Split.

Effect of Reverse Stock Split on Stated Capital

Pursuant to the Reverse Stock Split, the par value of the Common Stock will remain $0.30 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to Common Stock (subject to a minor adjustment in respect of the treatment of fractional shares) and the additional paid-in capital account will, in total, not change due to the Reverse Stock Split. However, the allocation between the stated capital attributable to Common Stock and the additional paid-in capital on our balance sheet will change because there will be fewer shares of Common Stock outstanding. The stated capital attributable to Common Stock will decrease, and in turn, the stated capital attributable to the additional paid-in capital will increase. The net income or loss per share of Common Stock will increase because there will be fewer shares of Common Stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of outstanding shares of Common Stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our shareholders.

Upon the Reverse Stock Split, we intend to treat shareholders holding shares of Common Stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered shareholders whose shares of Common Stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of Common Stock in “street name;” however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of Common Stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of Common Stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of Common Stock for which you received a cash payment. See “—Fractional Shares.”

If you hold any of your shares of Common Stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of Common Stock for either: (1) a certificate representing the post-Reverse Stock Split shares of Common Stock; or (2) post-Reverse Stock Split shares of Common Stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of Common Stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “—Fractional Shares.”

Shareholders should not destroy any pre-split stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Shares Reduction that is not shared by all of our other shareholders.

Reservation of Right to Delay the Filing of the Certificate of Amendment No. 2, or Abandon the Reverse Stock Split and the Authorized Shares Reduction

We reserve the right to delay the filing of the Certificate of Amendment No. 2 or abandon the Reverse Stock Split and the Authorized Shares Reduction at any time before the Effective Time, even if the Reverse Stock Split has been approved by shareholders at the Annual Meeting. By voting in favor of the amendment to effect the Reverse Stock Split and the Authorized Shares Reduction, you are also expressly authorizing the Board to delay, until the 2023 annual meeting of the Company’s shareholders, or abandon the Reverse Stock Split and the Authorized Shares Reduction if the Board determines that such action is in the best interests of the Company and its shareholders.

Required Vote; Effect of Proposal

The affirmative vote of at least two-thirds of the holders of all of the shares of our capital stock then entitled to vote in an election of directors, voting together as a single class, at the Annual Meeting is required for approval of this Proposal Three. Proxies solicited by the Board will be voted for approval of this Proposal Three, unless otherwise specified. If shareholder approval for this Proposal Three is not obtained, then the Reverse Stock Split and the Authorized Share Reduction will not be effected.

No Appraisal Rights

Under Delaware law, our Amended and Restated Certificate of Incorporation and our Bylaws, shareholders have no rights to exercise dissenters’ rights of appraisal with respect to the amendment to effect the Reverse Stock Split and the Authorized Shares Reduction.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the applicable U.S. Treasury Department regulations promulgated thereunder (the “Treasury Regulations”), published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of Common Stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances, including consequences that may be relevant for U.S. Holders that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnerships and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of Common Stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar and persons who acquired shares of Common Stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income, and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to those beneficial owners that hold shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity classified for U.S. federal income tax purposes as a partnership owns shares of Common Stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of Common Stock, and any members of such an entity, are encouraged to consult their tax advisors.

U.S. HOLDERS OF SHARES OF COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:

•a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of Common Stock;

•the aggregate tax basis of the shares of Common Stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share);

•the holding period of the shares of Common Stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor;

•a U.S. Holder that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having sold such fractional share for cash to a third party and accordingly should recognize taxable gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered that is allocated to such fractional share; and

•such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the Effective Time and long term if held for more than one year.

Treasury Regulations provide detailed rules for allocating the tax basis and holding period among shares of Common Stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired shares of Common Stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

Payments of cash made in lieu of a fractional share of Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder that does not otherwise establish an exemption should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

          The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of a reverse stock split of the Company’s Common Stock and a corresponding reduction in the number of authorized shares of the Company’s Common Stock as disclosed in this Proxy Statement.

PROPOSAL FOUR—RATIFICATION OF THE SECTION 382 RIGHTS AGREEMENT

You are being asked to ratify the adoption by our Board of the Section 382 Rights Agreement (“Rights Agreement”), dated as of February 2, 2022, by and between the Company and Computershare Trust Company, N.A., a federally charted trust company, as rights agent. Shareholder ratification of the Rights Agreement is not required by applicable law or by our Amended and Restated Certificate of Incorporation, as amended, Amended and Restated Bylaws, as amended, or other governing documents. Nonetheless, our Board has determined to request shareholder ratification of the adoption of the Rights Agreement as a matter of good corporate governance. A summary of the Rights Agreement appears below and is qualified by the full text of the Rights Agreement attached as Appendix D to this Proxy Statement.

Background

As of December 31, 2021, the Company had net operating loss carryforwards (“NOLs”) of approximately $175 million and federal interest expense carryforwards of approximately $30 million.

Our Board believes that our Tax Attributes (as defined in the Rights Agreement) have the potential to be a valuable asset. However, because the amount and timing of our future taxable income cannot be accurately predicted, we cannot predict the amount of Tax Attributes that will ultimately be used to reduce the Company’s taxable income for U.S. federal income tax purposes. Although we are unable to quantify an exact value of the benefits that the Tax Attributes may ultimately provide, we believe that the Tax Attributes are potentially a very valuable asset and the Board believes it is in the Company’s best interests to attempt to protect this asset by preventing the imposition of limitations on their use. The benefits of the Tax Attributes would be reduced, and our use of the Tax Attributes would be substantially delayed or potentially lost, if we experience an “ownership change,” as determined under Section 382 of the Code and the Treasury Regulations (together, “Section 382”).

The purpose of the Rights Agreement is to facilitate the Company’s ability to preserve its Tax Attributes in order to be able to offset potential future federal income. The Company’s ability to use its Tax Attributes would be substantially limited if the Company experiences an “ownership change,” as such term is defined in Section 382. A company generally experiences an ownership change if the percentage of the value of its stock owned by certain “5-percent shareholders,” as such term is defined in Section 382, increases by more than 50 percentage points over a rolling three-year period. The Rights Agreement is intended to reduce the likelihood of an ownership change under Section 382 by deterring any Person (as such term is defined in the Rights Agreement) or group of affiliated or associated Persons from acquiring Beneficial Ownership (as defined below) of 4.9% or more of the outstanding shares of Common Stock.

Pursuant to the terms of the Rights Agreement, the Rights (as defined below) issued pursuant to the Rights Agreement will expire if shareholder ratification has not been received following the final adjournment of the Annual Meeting. Thus, the Board is submitting the Rights Agreement for shareholder ratification.

Description of the Tax Benefits Preservation Plan

The Rights. In connection with the Rights Agreement, the Board declared a dividend of one preferred share purchase right, payable on February 14, 2022 for each share of Common Stock outstanding on February 14, 2022 (the “Rights Record Date”) to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, par value $100.00 per share, of the Company (the “Preferred Shares”) at a price of $7.00 per one one-thousandth of a Preferred Share represented by a Right, subject to adjustment.

Distribution Date; Exercisability; Expiration

Initially, the Rights will be attached to all Common Stock certificates (or other evidence of book-entry or other uncertificated ownership) and no separate certificates evidencing the Rights (“Right Certificates”) will be issued. Until the Distribution Date (as defined below), the Rights will be transferred with and only with the shares of Common Stock. As long as the Rights are attached to the shares of Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares of Common Stock will have Rights attached (subject to certain limited exceptions).

The Rights will separate and begin trading separately from the shares of Common Stock, and Right Certificates will evidence the Rights, on the earlier to occur of (i) the Close of Business (as such term is defined in the Rights Agreement) on the tenth day following a public announcement, or the public disclosure of facts indicating, that a Person or group of affiliated or associated Persons has acquired Beneficial Ownership of 4.9% or more of the outstanding shares of Common Stock (an “Acquiring Person”) (or, in the event that the Board determines to effect an exchange in accordance with Section 24 of the Rights Agreement and the Board determines that a later date is advisable, then such later date) and (ii) the Close of Business on the tenth Business Day (as such term is defined in the Rights Agreement) (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership by a Person or group of 4.9% or more of the outstanding shares of Common Stock (the earlier of such dates, the “Distribution Date”). As soon as practicable after the Distribution Date, unless the Rights are recorded in book-entry or other uncertificated form, the Company will prepare and cause the Right Certificates to be sent to each record holder of shares of Common Stock as of the Distribution Date.

An “Acquiring Person” will not include (i) the Company, (ii) any Subsidiary (as such term is defined in the Rights Agreement) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any entity holding shares of Common Stock for or pursuant to the terms of any such employee benefit plan or (v) any Person who or which, together with all Affiliates and Associates (as such terms are defined in the Rights Agreement) of such Person, at the time of the first public announcement of the Rights Agreement, is a Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding (a “Grandfathered Stockholder”). However, if a Grandfathered Stockholder becomes, after such time, the Beneficial Owner of any additional shares of Common Stock (other than (A) pursuant to the vesting or exercise of any equity awards issued to a member of the Board, (B) pursuant to additional grants of any such equity awards to a member of the Board, (C) pursuant to the exercise of warrants or options or the conversion or exchange of any securities in accordance with the terms thereof, in each case, either as held by a Grandfathered Stockholder as of the time of the first public announcement of the Rights Agreement or as directly issued by the Company to a Grandfathered Stockholder following the first public announcement of the Rights Agreement (D) pursuant to the payment of interest or dividends in the form of additional securities on any exchangeable or convertible securities held by a Grandfathered Stockholder as of the time of first public announcement of the Rights Agreement or any exercise or conversion of such additional securities by a Grandfathered Stockholder or (E) pursuant to the Company directly issuing shares of Common Stock or warrants, options or other securities convertible into or exchangeable for shares of Common Stock to a Grandfathered Stockholder), then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional shares of Common Stock, such person is not the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding. In addition, upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 4.9%, such Grandfathered Stockholder will no longer be deemed to be a Grandfathered Stockholder. In the event that after the time of the first public announcement of the Rights Agreement, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of shares of Common Stock expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different shares of Common Stock that confers Beneficial Ownership of shares of Common Stock shall be considered the acquisition of Beneficial Ownership of additional shares of Common Stock by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of the Rights Agreement unless, upon such acquisition of Beneficial Ownership of additional shares of Common Stock, such person is not the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding.

“Beneficial Ownership” is defined in the Rights Agreement to include any securities (i) which a Person or any of such Person’s Affiliates or Associates (a) actually owns (directly or indirectly) or would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations (as such terms are defined in the Rights Agreement) promulgated thereunder, including any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent ownership of such securities would be attributed to such Persons under Section 382 of the Code and the Treasury Regulations promulgated thereunder), (b) beneficially owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 promulgated under the Exchange Act or (c) has the right or ability to vote, or the right to acquire, pursuant to any agreement, arrangement or understanding (except under limited circumstances), (ii) which are directly or indirectly Beneficially Owned by any other Person with which a Person has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting such securities, or obtaining, changing or influencing control of the Company or (iii) which are the subject of, or reference securities for, or that underlie, certain derivative positions of any Person or any of such Person’s Affiliates or Associates; provided, that a Person shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act until such tendered securities are accepted for purchase or exchange.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest to occur of (i) the Close of Business on the day following the certification of the voting results of the Company’s 2022 annual meeting of shareholders, if at such shareholder meeting or any other meeting of shareholders of the Company duly held prior to such meeting, a proposal to ratify the Rights Agreement has not been passed by the requisite vote of the Company’s shareholders, (ii) the date on which the Board determines in its sole discretion that (x) the Rights Agreement is no longer necessary for the preservation of material valuable Tax Attributes or (y) the Tax Attributes have been fully utilized and may no longer be carried forward and (iii) the Close of Business on February 2, 2025 (the “Final Expiration Date”).

Exempt Persons and Transactions

The Board may, in its sole and absolute discretion, determine that a Person is exempt from the Rights Agreement (an “Exempt Person”), so long as such determination is made prior to such time as such Person becomes an Acquiring Person. Any Person will cease to be an Exempt Person if the Board makes a contrary determination with respect to such Person regardless of the reason therefor. In addition, the Board may, in its sole and absolute discretion, exempt any transaction from triggering the Rights Agreement, so long as the determination in respect of such exemption is made prior to such time as any Person becomes an Acquiring Person. Any Person, together with all Affiliates and Associates of such Person, who proposes to acquire 4.9% or more of the outstanding shares of Common Stock may apply to the Board in advance for an exemption in accordance with and pursuant to the terms of the Rights Agreement.

Flip-in Event

If a Person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions), the Rights will become exercisable for shares of Common Stock having a value equal to two times the exercise price of the Right. From and after the announcement that any Person has become an Acquiring Person, if the Rights evidenced by a Right Certificate are or were acquired or Beneficially Owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights. If the Board so elects, the Company may deliver upon payment of the exercise price of a Right an amount of cash, securities or other property equivalent in value to the shares of Common Stock issuable upon exercise of a Right.

Exchange

At any time after any Person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights owned by any Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). The Company may issue, transfer or deposit such share of Common Stock (or other property as permitted under the Rights Agreement) to or into a trust or other entity created upon such terms as the Board may determine and may direct that all holders of Rights receive such share of Common Stock or other property only from the trust or other entity. In the event that the Board determines, before the Distribution Date, to effect an exchange, the Board may delay the occurrence of the Distribution Date to such time as it deems advisable.

Flip-over Event

If, at any time after a Person becomes an Acquiring Person, (i) the Company consolidates with, or merges with, any other Person (or any Person consolidates with, or merges with, the Company) and, in connection with such consolidation or merger, all or part of the shares of Common Stock are or will be changed into or exchanged for stock or other securities of any other Person or cash or any other property or (ii) 50% or more of the Company’s consolidated assets or Earning Power (as defined in the Rights Agreement) is sold, then proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Redemption

At any time prior to the earlier to occur of (i) the Close of Business on the tenth day following the Stock Acquisition Date (as defined in the Rights Agreement) (or, if the tenth day following the Stock Acquisition Date occurs before the Rights Record Date, the Close of Business on the Rights Record Date) and (ii) the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that at any time after the Close of Business on the tenth day following the Stock Acquisition Date (or, if the tenth day following the Stock Acquisition Date occurs before the Rights Record Date, the Close of Business on the Rights Record Date), no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

Preferred Stock Rights

Each one-thousandth of a Preferred Share will entitle the holder thereof to the same dividends and liquidation rights as if the holder held one share of Common Stock and will be treated the same as a share of Common Stock in the event of a merger, consolidation or other share exchange.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholders of the Company, including, without limitation, the right to vote or to receive dividends.

The Board has determined that the Rights Agreement is advisable and in the Company’s and the shareholders’ best interests because the entry into and maintenance of the Rights Agreement:

•discourages acquisitions of stock that could result in an “ownership change” for federal income tax purposes, as discussed below;

•encourages potential acquirers of shares of Common Stock to negotiate with the Board before acquiring significant equity ownership positions in the Company;

•does not restrict a later sale of the Company on terms that the Board determines are in the best interest of the shareholders; and

•has no significant up-front financial, accounting or tax consequences to the Company or the shareholders.

Certain Considerations Related to the Rights Agreement

The Board believes that the Rights Agreement may help preserve the Company’s ability to use its Tax Attributes to reduce future tax liabilities and that the Rights Agreement is in the Company’s and the shareholders’ best interests. However, the possibility of an ownership change cannot be eliminated and the Board cannot guarantee that an ownership change will not occur - even if the Rights Agreement is in place.

Please also consider the items discussed below when voting on this Proposal Four

The IRS could challenge the amount of the Company’s NOLs or claim that the Company experienced an ownership change, which could reduce the amount of NOLs that the Company could use or eliminate the Company’s ability to use NOLs altogether.

The IRS has not audited or otherwise validated the amount of the Company’s NOLs. The IRS could challenge the amount of the Company’s NOLs, which could limit the Company’s ability to use NOLs to reduce future tax liabilities. In addition, the complex provisions of Sections 382 and the limited knowledge that any public company has about the ownership of its publicly traded stock can make it difficult for the Company and its advisors to determine whether an ownership change has occurred. Therefore, the Board cannot assure you that the IRS will not claim that the Company has experienced an ownership change and attempt to reduce or eliminate the benefits associated with the Company’s NOLs, even if the Rights Agreement is in place.

Congress or the IRS could change Section 382 and/or the regulations promulgated thereunder

The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) will affect the Company’s ability to use NOLs generated in taxable years beginning after December 31, 2020, to offset the Company’s taxable income for U.S. federal income tax purposes. Other potential future legislation, or the modification or promulgation of Treasury Regulations by the IRS, could change the provisions of Section 382 and/or other applicable provisions of the Code and Treasury Regulations in a manner that would limit the Company’s ability to utilize its NOLs. Therefore, the Board cannot assure you that tax laws and applicable Treasury Regulations will not change in a manner that could reduce or eliminate the benefits associated with the Company’s NOLs, even if the Rights Agreement is in place.

The Company still faces a continued risk of an ownership change

Although the Rights Agreement is intended to reduce the likelihood of an ownership change, the Rights Agreement cannot prevent transfers of the Company’s stock that could result in an ownership change. Accordingly, the Board cannot guarantee you that the Rights Agreement will prevent or even reduce the risk of an ownership change.

The Rights Agreement could impact on the value of the shares of Common Stock

If investors object to holding the shares of Common Stock subject to the terms of the Rights Agreement, the Rights Agreement could depress the value of the shares of Common Stock by an amount that could more than offset any value preserved by protecting the Company’s Tax Attributes.

Potential Anti-Takeover Effects

While intended to reduce the risk of an ownership change under Section 382, the Rights Agreement could have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that becomes an Acquiring Person. Accordingly, the Rights may render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a holder of the shares of Common Stock or other Company securities. However, because the Board can unilaterally redeem the Rights Agreement prior to any person becoming an Acquiring Person, the Rights Agreement will not interfere with any merger, change in control or other business combination approved by the Board.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the Section 382 Rights Agreement as disclosed in this Proxy Statement.

PROPOSAL FIVE—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed KPMG LLP as the independent registered public accounting firm of the Company to audit its consolidated financial statements and the effectiveness of its internal controls over financial reporting for the fiscal year ending December 31, 2022, and the Board has determined that it would be desirable to request that our shareholders ratify such appointment.
KPMG LLP has served as the independent registered public accounting firm of the Company and its subsidiaries since May 2002. KPMG LLP is considered by the Audit Committee and by the management of the Company to be well-qualified. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if such representative desires to do so and to respond to appropriate questions from shareholders.
Shareholder ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm is not legally required. Nevertheless, at the recommendation of the Audit Committee, our Board has directed that the appointment of KPMG LLP be submitted for shareholder ratification as a matter of good corporate practice. If our shareholders do not ratify the appointment of KPMG LLP at the Annual Meeting, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Vote Required and Board Recommendation
The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

PROPOSAL SIX—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are asking you to vote, on an advisory basis, to approve the executive compensation philosophy, policies and procedures described in the “Compensation Discussion and Analysis” section of our 2022 Proxy Statement, and the compensation of our Named Executive Officers, as disclosed in our 2022 Proxy Statement.
In the section entitled “Compensation Discussion and Analysis,” you will find a description of our executive compensation practices and objectives. Please also refer to the compensation tables and narrative discussion appearing under “Executive Compensation and Other Matters,” which provide detailed information about the compensation of our Named Executive Officers. Our Compensation Committee and Board believe that our compensation practices are effective in achieving our executive compensation objectives and that the compensation of our Named Executive Officers as disclosed in this Proxy Statement reflects and supports the appropriateness of our executive compensation philosophy and practices.
This Proposal Three, commonly known as the “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers described in this Proxy Statement.
Accordingly, we invite you to carefully review the sections in this proxy entitled “Compensation Discussion and Analysis” and “Executive Compensation and Other Matters” and cast a vote to approve the following non-binding resolution:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
Vote Required and Board Recommendation
To be approved, Proposal Six requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy.
A vote on this proposal is not binding on the Board or the Company. Although the vote is non-binding, our Compensation Committee will review and consider the voting results when evaluating the compensation program for our Named Executive Officers.

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of the Company’s compensation of its Named Executive Officers as disclosed in this Proxy Statement.

CORPORATE GOVERNANCE

Corporate Governance Principles and Materials

We are committed to the enhancement of long-term shareholder value with the highest standards of integrity and ethics. Our Board has adopted a set of Corporate Governance Principles and a Code of Business Conduct and Ethics that, along with our Amended and Restated Certificate of Incorporation, Bylaws and our Committee charters, provide an effective corporate governance framework for Team that reflects our core values and provides the foundation for our governance. Our Code of Business Conduct and Ethics has been adopted by our Board and is applicable to our directors, officers (including the Company’s Chairman, Chief Executive Officer and Chief Financial Officer), and employees, and is available on our website. We will post any amendments to the Code of Business Conduct and Ethics on our website. Directors, officers, and employees regularly certify that they will comply with Code of Business Conduct and Ethics. We believe that we have established procedures and have practices in place which are designed to enhance and protect the interests of our shareholders.

The following corporate governance materials are available and can be viewed and downloaded from our website at www.teaminc.com on the “Investors” page under “Corporate Governance”:

•the Company’s Corporate Governance Principles;

•charters for the Audit Committee, the Compensation Committee, the Executive Committee, the Corporate Governance and Nominating Committee;

•the Company’s Code of Business Conduct and Ethics;

•the Company’s Environmental, Social and Governance Policy; and

•the Company’s ESG Report.

A copy of these materials is available to shareholders free of charge upon written request to the Company’s Secretary at: Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478. We intend to disclose future amendments to, or waivers of, our Code of Business Conduct and Ethics at the same location on our website identified above.

Director Independence

Our Corporate Governance Principles require that the Board be comprised of at least a majority of independent directors and that the Audit, Compensation, and Corporate Governance and Nominating Committees be comprised entirely of independent directors. The Company uses the NYSE listing standards to determine independence. A director will be considered “independent” only if the Board affirmatively determines that the director does not have any direct or indirect material relationship with Team that may impair, or appear to impair, the director’s ability to make independent judgments.

On an annual basis each member of our Board and each executive officer is required to complete a directors’ and officers’ questionnaire that includes disclosure of any transactions with the Company and its subsidiaries in which the member of the Board or executive officer, or any member of his immediate family, has a direct or indirect material interest. In addition, each member of the Board conducts an annual self-evaluation with respect to the Board and any committees on which the member serves.

The Board has evaluated all relationships between each of our directors and director nominees and has determined that all of our directors are “independent” as that term is defined in the applicable rules of the NYSE and consistent with our Corporate Governance Principles. In making this determination, the Board considered any transactions and relationships between each director or his immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Transactions with Related Persons,” below. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.

No director or nominee is currently, or was within the past three years, employed by the Company, its subsidiaries or affiliates. Mr. Caliel was appointed as a director of Team on February 16, 2022, pursuant to the terms of the Common Stock Subscription Agreement. Messrs. Stenger and Anderson were appointed as directors of Team effective November 22, 2021, pursuant to the terms of the Subordinated Term Loan Credit Agreement and the Commitment Letter Agreement. Mr. Lederman was appointed as a director of Team effective November 7, 2021, pursuant to the terms of Amendment No. 1 to the Term Loan Credit Agreement, dated December 18, 2020, among the Company, the financial institutions party thereto from time to time (the “Lenders”) and Atlantic Park Strategic

Capital Fund, L.P., as agent for the Lenders entered into in October 2021. There are no family relationships between any nominees, directors and senior executive officers of the Company.

Our Audit, Compensation, and Corporate Governance and Nominating Committees are each composed entirely of independent directors. In addition, our Board provides for regularly scheduled meetings of the independent directors. During 2021, the independent directors met as a group 20 times. These meetings were conducted, without any member of management or other employees of Team present, to discuss matters related to the oversight and governance of Team, compliance with NYSE, and SEC rules and the performance of our senior executives.

Our Board will continue to monitor the standards for director independence established under applicable law and the NYSE listing requirements and will ensure that our Corporate Governance Principles remain consistent with those standards.

Leadership Structure

Our Bylaws provide that the Board should have the flexibility to determine the appropriate leadership of the Board, and whether the roles of Chairman and CEO should be combined or separate. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. It understands that there is no single approach to providing Board leadership and that the right Board leadership structure may vary as circumstances warrant. The Board believes that whether one person should simultaneously occupy the offices of Chairman of the Board and Chief Executive Officer should be determined by the Board in its business judgment, on a periodic basis, including at any time there is a vacancy in either position, after considering relevant factors at the time, such as the specific needs of the business and the best interests of the Company and its stockholders. The Board currently has a separate Non-Executive Chairman, an Interim Chief Executive Officer and a Lead Independent Director. This also allows our Interim Chief Executive Officer to focus on Company strategy and business operations and combines a strong Non-Executive Chairman and Lead Independent Director to pursue sound governance practices that benefit the long-term interests of our shareholders. Effective March 21, 2022, our Board appointed Michael J. Caliel as Non-Executive Chairman and Keith D. Tucker as Interim CEO, replacing Amerino Gatti, who had previously served as our Chairman and CEO. Ms. Sylvia J. Kerrigan was appointed as our Lead Independent Director effective November 7, 2021. The Board regularly evaluates the effectiveness of its leadership structure, including whether it will continue to elect both a Non-Executive Chairman and a Lead Independent Director.

The Non-Executive Chairman’s duties include, but are not limited to, the following:

•presiding at all (i) shareholder meetings and (ii) Board meetings, including executive sessions of the independent directors, and setting agendas for executive sessions of the independent directors;

•reviewing and coordinating meeting agendas, information, number of Board meetings and schedules for the Board with the CEO;

•serving as chair of the Executive Committee;

•providing input, as appropriate, with respect to the CEO performance evaluation process, the Board performance self-evaluation process and Board succession planning.

•providing oversight, direction and leadership to the Board, and facilitates communication among directors and the regular flow of information between management and directors;

•monitoring and responding directly to shareholder and other stakeholder questions and comments that are directed to the Non-Executive Chairman or to the independent directors as a group, with consultation with the CEO, the Lead Independent Director, or other directors or management as the Non-Executive Chairman deems appropriate;

•assisting the committee Chairs in the establishment of committee agendas and schedules;

•providing input, as needed, into the assessment of the Board committees’ effectiveness, structure, organization and charters, and the evaluation of the need for changes;

•providing guidance on director orientation; and

•calling special meetings of the independent directors in accordance with our Bylaws, as the Non-Executive Chairman deems appropriate.

The Lead Independent Director’s duties include, but are not limited to, presiding at Board meetings in the absence of the Non-Executive Chairman, including executive sessions of the independent directors; serving as an independent member of the Executive Committee of the Board; presiding over Board agenda items when the Non-Executive Chairman has a conflict; providing guidance on the orientation process for new directors, and consulting with the Non-Executive Chairman on key issues related to the Company.

Our Executive Vice President, Administration, Chief Legal Officer and Secretary supports the Lead Independent Director and Non-Executive Chairman in fulfilling their respective roles. The Board believes it is important to maintain flexibility as to the Board’s leadership structure. The Board will continue to regularly review its leadership structure and exercise its discretion in recommending an appropriate and effective framework to assure effective governance and accountability, taking into consideration the needs and interests of the Board, the Company and our shareholders.

Communications with the Board of Directors

Our management has an investor communications program and regularly engages with shareholders and other stakeholders on a wide variety of topics, including financial and operational, long-term strategy, governance and compensation and ESG. During 2021, we engaged with TEAM stakeholders and addressed several important topics that have been evaluated and considered in our governance and compensation practices, including board leadership and refreshment, executive leadership, executive compensation and strategic matters. Our Board has established a process for our shareholders and other interested parties to communicate with the Non-Executive Chairman and the Chief Executive Officer, the Board as a whole, the independent directors as a group, any Board Committee, or any individual member of the Board. Such communication should be in writing, addressed to the Board or an individual director to: Team, Inc., 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478, c/o André C. Bouchard, Corporate Secretary. All such correspondence is reviewed by our Secretary’s office, which forwards appropriate material to the applicable director (excluding routine advertisements and business solicitations).

Director Education

In addition to maintaining an orientation and onboarding program to familiarize new directors with the Company’s plans, its significant financial, accounting and risk management issues, its policies and compliance processes, including its Code of Business Conduct and Ethics and its strategic priorities, each member of the Board is provided with a membership in the National Association of Corporate Directors and is encouraged to participate in continuing director education programs paid for by the Company. The Company also brings outside experts to our Board meetings to provide specific training and increase awareness of best practices and current trends.

Succession Planning

Our Board has the responsibility to ensure that the leadership of our Company is meeting the current and future needs of Team. The Compensation Committee and Corporate Governance and Nominating Committee annually report to the Board on succession planning and collaborate with the Board to evaluate potential successors to our CEO and other senior executives. As part of this process, the Compensation Committee and Corporate Governance and Nominating Committee solicit views from the non-management members of the Board and from senior management of the Company.

Share Ownership Guidelines; Restrictions on Trading in Company Securities

Our Board has established share ownership guidelines for our non-management directors and senior executives. Under these guidelines, our non-management directors are expected to own Common Stock valued at a minimum of $325,000, our CEO is expected to own Common Stock valued at three times his or her base salary, and the rest of our senior executives are expected to own Common Stock valued at one times their base salary. Newly appointed non-management directors and senior executives are expected to meet or exceed these guidelines within five years of entering their respective positions or following a material change in director compensation. However, in view of the ongoing stock price deterioration beginning in 2021, and the changes in our executive and Board leadership and in our director compensation, the Compensation Committee elected to suspend the share ownership guidelines and to work with its outside consultant to review, and, if appropriate institute, new guidelines in 2023. While none of our officers and directors currently meet the shareholder ownership guidelines, all of our officers and directors, with the exception of Mr. Bouchard, were not out of compliance with the guidelines, because they were either newly appointed or, in the case of our directors, were subject to a recent material change in their compensation plan which provides additional time to meet the guidelines.

Because short-range speculation in our securities based on fluctuations in the market may cause conflicts of interests with our shareholders, our Insider Trading Policy and our Corporate Governance Principles, applicable to our directors, executive officers

(including the Named Executive Officers (as defined herein)) and all other employees prohibit trading in options, warrants, and puts and calls related to our securities and prohibit selling our securities short. In addition, our Insider Trading Policy and our Corporate Governance Principles prohibit our directors and executive officers from holding our securities in margin accounts or pledging our securities as collateral for a loan. Further, our Insider Trading Policy contains an anti-hedging policy that prohibits our directors, executive officers (including the Named Executive Officers) and all other employees from entering into hedging transactions, such as zero-cost collars and forward sale contracts, that are designed to hedge or offset any decrease in the market value of the Company’s securities.

Policy Regarding Clawback of Incentive Compensation

We have a Clawback Policy pursuant to which Named Executive Officers and other current and former key executive officers may be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated to correct material misstatements in Company financial statements that resulted from material noncompliance with financial reporting requirements under applicable law. The Clawback Policy permits the Board to determine in its discretion if it will seek to recover applicable compensation, taking into account the following considerations as it deems appropriate:

•the practicability of obtaining such recovery and the costs to the Company and/or its shareholders of pursuing such recovery;

•the likelihood of success of enforcement under governing law versus the cost and effort involved;

•whether the assertion of a claim may prejudice the interests of the Company, including, without limitation, in any related proceeding or investigation;

•any applicable fraud, intentional misconduct, or gross negligence by a covered executive;

•any pending legal proceeding relating to any applicable fraud, intentional misconduct, or gross negligence, and

•any other factors deemed relevant by the Board.

Under the Clawback Policy, we can require reimbursement of all or a portion of any bonus, incentive payment, equity based award (including performance shares, restricted stock or restricted stock units and outstanding stock options), or other compensation during the three completed fiscal years immediately preceding the date that the Company’s restatement to correct a material error occurs. Recoupment or reimbursement may include compensation paid or awarded during the period covered by the restatement and applies to compensation awarded in periods occurring subsequent to the adoption of the Clawback Policy. We believe our Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded. In addition, appropriate language regarding the policy has been included in applicable documents and award agreements and our executive officers are required to acknowledge in writing that compensation we have awarded to them may be subject to reimbursement, clawback or forfeiture pursuant to the terms of the policy and/or applicable law.

Board’s Role in Risk Oversight and Strategy

Our Board provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including strategic, operational, compliance, data security, financial and compensatory risks. This oversight is conducted primarily through the Board with respect to significant matters, including the strategic direction of the Company, and by the various committees of the Board in accordance with their charters. The Board and management discuss, among other things, the Company’s commitment to workforce safety, planned strategic operating initiatives for each operating segment, growth opportunities, capital allocation initiatives and considerations, and expected investment and acquisition activity. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent auditors, the Company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls, and the steps management has taken to monitor and control financial risk exposures. The Compensation Committee considers risks presented by the Company’s compensation and human capital management policies and procedures, as well as those related to succession and management development. The Corporate Governance and Nominating Committee evaluates risks of the Company’s governance framework and standards, through oversight of the Company’s corporate governance principles and environmental, social and governance matters applicable to the Board and the Company.

Our Board recognizes the importance of ensuring that the Company’s overall business strategy is designed to create long-term, sustainable value for our shareholders. While management is primarily responsible for the formulation and implementation of our strategy, the Board plays an active oversight role. The Board participates in regular strategy sessions to discuss progress, updates and changes to the Company’s long-term strategic plan and consider related risks and mitigations including in 2021 and 2022. The Board satisfies its risk oversight responsibilities through receipt of reports from each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from executives responsible for oversight and management of particular risks within Team. The Board continually works, with the input of the Company’s senior executives, to assess and analyze the most likely areas of future risk for Team. On an annual basis our senior management updates and reviews our enterprise risk management process with the Board. Directors also have complete and open access to all of our employees and are free to, and do, communicate directly with our management. In addition to our formal compliance programs, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Overview of Risk of Company Compensation Policies and Practices

The Compensation Committee’s annual review and approval of our compensation philosophy and strategy includes the review of compensation-related risk management. In this regard, the Compensation Committee reviews the Company’s compensation programs for employees and executives, including the variable cash incentive plans and long-term, equity-based incentive awards. All of our executive compensation programs and plans were deemed to have substantial risk mitigations which, in the most material compensation programs and incentive plans, include the use of an appropriate, objectively selected peer group to support decision-making, a balanced mix of fixed and variable pay and short- and long-term incentives; use of multiple performance measures including corporate, business unit and individual performance weightings in incentive plans; a portfolio of long-term equity incentives including time-based and performance-based measures; caps, discretion in payment, oversight by non-plan participants, significant stock ownership guidelines, pre-approval requirements for executive stock transactions; and the existence of policies prohibiting Company stock hedging and pledging by our directors and executive officers (as described above under “Share Ownership Guidelines; Restrictions on Trading in Company Securities”) and retention of discretion to reduce certain incentive amounts and requiring executive incentive compensation recoupment in specified circumstances. Board and management processes are in place to oversee risk associated with our executive incentive compensation programs and practices, including, but not limited to, regular business reviews; alignment of compensation plan goals with our annual and long-term strategic business goals, objectives and performance expectations; review of actual pay from performance-based incentives to validate goal setting processes and the alignment with performance; review of enterprise risk management by the Board as part of the annual strategy and budget reviews; and other appropriate internal controls. The Compensation Committee concluded that the Company’s compensation philosophy, plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the Company. This determination, which was conducted by our Compensation Committee with the assistance of our other independent directors, senior management and the Compensation Committee’s outside compensation consultant, covered a wide range of practices and policies. The Compensation Committee continues to monitor its compensation policies and practices to determine whether its risk management objectives are being satisfied.

Environmental, Social and Governance Principles

As a Company, we recognize that our commitment to operating in an environmentally sustainable way is strategic to TEAM’s future success, crucial to our continued growth, and in the best interests of our stakeholders. Accordingly, we strive to promote and support business practices that are environmentally sustainable, socially conscious, and aligned with strong corporate governance practices.

In 2020, we published our Environmental, Social and Governance (“ESG”) Policy Statement highlighting our commitment to ESG principles and our inaugural ESG report to provide greater insight into the priorities and key activities that comprise our commitment to environmental, social and governance matters for TEAM, our clients, our employees and our communities. We also published an ESG Tear Sheet which contains disclosure of relevant metrics to our business, as well as those included in the Sustainability Accounting Standards Board standards for the Engineering and Construction Services industry. In addition, we identify where our practices and efforts align with and help advance the United Nations Sustainable Development Goals.

Our Company management is responsible for the day-to-day operation of ESG matters. Our Executive Vice President, Administration, Chief Legal Officer & Secretary, who reports directly to our Interim CEO, has general oversight responsibility with respect to matters of sustainability and social responsibility. At the Board level, our Corporate Governance and Nominating Committee has the authority to consider the matters set forth in the committee’s charter, including matters regarding sustainability and social responsibility.

Social consciousness at the Company is evidenced by our commitment towards good corporate citizenship by focusing on improving the quality of people's lives, from employees, to clients, and the communities in which we operate. Recent initiatives have focused on:

•Safety and Quality - Safety and quality are our primary core values and we strive to achieve zero recordable injuries. During the year, we received the Voluntary Protection Program (“VPP”) Star Amongst Stars award from the Occupational Safety and Health Administration at four client sites. We added a new VPP site in 2021 which received VPP Star status. We continue to assess and adopt new technologies to improve the safety of our employees, including, upgrading our Short Service Employee Program, improving our procedure compliance by developing a new operating discipline that includes Standard Work Instructions and Point of Work Risk Assessment, and a Slip, Trip and Fall prevention campaign that required participants to commit to walking safely and perform hazard hunts to improve safety in the home and at work. Our safety engagement improved as measured by a 23% increase year on year in the number of safety observations performed at client and Company locations.

•Health - We expanded our TEAM Stress and Anxiety Management Program to be a more comprehensive mental health and wellness program. Each month our quality, health, safety & environment and human resources departments and our third-party partners presented a specific mental health topic. We covered training on a number of topics, including, mindfulness methods, promoted suicide prevention day, and presented creating work and family balance to decrease stress.

•Environment - Many of our services, including our inspection, emissions monitoring and leak repair services, are crucial in assisting our clients to identify, assess and reduce their carbon emissions and fluid leaks. We provide inspection, maintenance and repair services and support our clients’ energy transition efforts into lower carbon and renewable energy sources, such as liquefied natural gas, hydropower and wind. We work closely with our clients across the world to assist them in meeting their environmental sustainability goals. One of these services is our industry-leading use of Optical Gas Imaging technology for pipeline leak detection, which has reduced greenhouse gas emissions by over 1.1 million metric tons of CO2 equivalent since 2015. We are also working to increase our use of sustainable materials and energy sources and to reduce our carbon footprint. Our goal is to work with our clients and establish appropriate Company-wide standards, while providing our operating segments with the flexibility to pursue environmental sustainability in ways that best fit the needs of their local stakeholders. Within our own facilities, we are doing more to protect the environment by reducing the amount of hazardous waste that is disposed. We installed on-site Silver Recovery Equipment in 15 additional locations bringing the overall percentage of IHT locations with silver recovery from 31% in 2020 to 68% in 2021 with a goal to be at 100% by the end of 2022.

•Human Capital Management - Human capital management, including our diversity and inclusion initiative, is a key driver of our success. As part of our university recruiting efforts, we have developed diversity focused strategies through collaboration with the career centers at the universities where we recruit. We recruit diverse candidate populations through collaborations with the Society of Women Engineers, Society of Hispanic Engineering and National Society of Black Engineers programs, as well as recruiting at Historically Black Colleges and Universities such as Prairie View A&M University. We seek to retain our employees through competitive compensation and benefits package and our unique values-driven culture. A diverse and engaged workforce is critical to our success, and we work hard to create an environment where our employees feel valued, engaged and inspired to do their best work. We are proud that a diverse group of people from all backgrounds, religions, nationalities, gender identity, sexual orientations and races make up our team. It continues to be our goal to knock down barriers and eliminate bias wherever it exists through strategic employee-engaged initiatives. While we continue to focus on maintaining or improving the gender diversity among our executive leadership and corporate populations, we are also committed to improving our gender diversity amongst our technician population, which comprises more than 75% of our overall global workforce as of December 31, 2021.

	Executive Leadership	General & Administrative	Global Workforce[1]
Female	15%	51%	12%
Male	85%	49%	88%

We recognize the importance of providing training to continually support career growth and development. Our talent management and professional development programs including our CREW Engineering and Business rotational and Technician Apprentice programs empower and inspire our team members to personalize their career journeys by building critical job skills, gaining hands-on experience, providing ongoing access to world class training, assigning relevant career mentors and paving the way toward career paths that provide long-term advancement within our organization.

•Board of Directors - Our commitment to diversity includes our efforts to increase the diversity of our Board of Directors. Currently we have one female member of our Board of Directors, but we have committed in our Corporate Governance Principles to actively seek women and minority candidates as part of our director recruitment and nomination process as further discussed in the Corporate Governance and Nominating Committee section below. With the exception of Ms. Kerrigan and Mr. Davis, all of our directors have been appointed since November 2021.

1 Global workforce includes technicians, which makes up the majority of our workforce.

•Social and Community Involvement - With approximately 5,200 global employees, we believe our greatest asset for driving positive social change is the commitment of our employees to driving positive impact in their communities. We sponsor and support numerous charitable organizations and our employees donate their time to serving the needs of their communities. These contributions help to support the work of nonprofit organizations of all sizes, working in areas such as disability services and support, disaster response and humanitarian assistance, hunger prevention, and sustainable development around the globe.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names and ages of the nominees for election as directors and the current members of the Board who will continue serving following the Annual Meeting, as well as background information relating directly to such individuals’ experience, qualifications, attributes and skills to serve as a director of our Company. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Director Nominees

The Board unanimously recommends a vote FOR the election of the nominees listed below.

Set forth below is certain information as of April 8, 2022 concerning the nominees for election at the Annual Meeting as Class I, Class II, or Class III directors, including the business experience of each nominee for at least the past five years:

Name	Age	Present Position With the Company	Class	Director Since
J. Michael Anderson	59	Director	Class III	2021
Michael Caliel	62	Chairman	Class II	2022
Jeffery G. Davis	67	Director	Class III	2016
Anthony R. Horton	61	Director	Class I	2021
Evan S. Lederman	42	Director	Class I	2021
Edward J. Stenger	64	Director	Class II	2021

Mr. Anderson was appointed to the Board effective November 22, 2021, pursuant to the terms of the Subordinated Term Loan Credit Agreement and the Commitment Letter Agreement. Mr. Anderson is Chief Executive Officer and a member of the board of directors of Layne Water Midstream (LWM), a company he founded in 2016. Mr. Anderson has served in a variety of executive management roles including Chief Financial Officer of Layne Christensen, a 140-year old water infrastructure and services company, Chief Financial Officer of Southcross Energy Partners, a Master Limited Partnership engaged in natural gas gathering and processing, Chief Financial Officer of Exterran Holdings and Exterran Partners, a global market leader in natural gas compression and services, and as Chief Financial Officer and Chief Executive Officer of Azurix Corp., a global owner and operator of water and wastewater assets. Mr. Anderson began his career with JPMorgan Chase as an investment banker specializing in mergers and acquisitions after earning his undergraduate degree in business from Texas Tech University and his M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Anderson brings to the Board extensive financial and business expertise, including a diversified background of both senior leadership and director roles of public companies.

Mr. Caliel was appointed to the Board effective February 16, 2022, pursuant to the terms of the Common Stock Subscription Agreement, and as our Non-Executive Chairman of the Board on March 21, 2022. From 2015 through 2018, Mr. Caliel served as President, Chief Executive Officer and Director of Layne Christensen Company (NASDAQ: LAYN). From 2011 through 2014, he served as President and Chief Executive Officer of Invensys Operations Management, a division of Invensys PLC. From 2006 to 2011, Mr. Caliel served as President, Chief Executive Officer and Director for Integrated Electrical Services, Inc. (NASDAQ: IESC). Additionally, Mr. Caliel has served on the board of Orion Group Holdings (NYSE: ORN) since 2019. Mr. Caliel has served on the board of Orion (NYSE: ORN), since 2019 and serves on the board of a private equity backed construction and specialty contractor and an asset management infrastructure services company. Mr. Caliel holds a BS in Industrial Distribution from Clarkson University. Mr. Caliel has been designated by the National Association of Corporate Directors as a Governance Fellow. Mr. Caliel’s general management experience in diverse industries including automation and information technologies; his extensive sales, marketing and product management experience in industrial markets; and his experience as a president and chief executive office of a public corporation strengthen the strategic and oversight functions of the Board. His experience on the board of another public company provide valuable perspective on best practices relating to corporate governance, management and strategic transactions.

Mr. Davis is the former chairman and CEO of The Brock Group, a leading provider of industrial specialty services. He served as CEO of the Brock Group from 2008 through 2014 and was Chairman from 2014 to August 2015. Mr. Davis was the Interim President and CEO of Furmanite from November 2, 2015 through the date of Team’s acquisition of Furmanite on February 29, 2016. Mr. Davis also served as Furmanite’s Interim Executive Chairman of the Board from August 4, 2015 through the date of Team’s acquisition of Furmanite on February 29, 2016. Mr. Davis joined the Furmanite Board in May 2015. Mr. Davis’ significant leadership and management experience in a major industrial specialty services company as well as his association with various industry organizations provide him with valuable insights into the strategic issues affecting companies in our industry that are helpful to our Company and Board.

Mr. Horton was appointed to the Board effective November 7, 2021. He currently serves as the Chief Executive Officer of AR Horton Advisors. He also serves on the board of directors of Just Energy (NYSE: JE), Travelport GDS, Boardriders, and Nordic

Aviation Capital. Mr. Horton has previously served on the board of numerous other private and public companies including, Neiman Marcus and EXCO Resources. Mr. Horton has more than 25 years of energy and technology experience and was Executive Vice President and Chief Financial Officer at Energy Future Holdings and Senior Director of Corporate and Public Policy at TXU Energy from April 2000 through March 2018. Mr. Horton holds a Masters of Professional Accounting and Finance from the University of Texas at Dallas/Arlington and a BBA in Economics and Management from the University of Texas at Arlington. He is a Certified Public Accountant, Chartered Financial Analyst, Certified Management Accountant and Certified Financial Manager. Mr. Horton brings to the Board extensive financial and business expertise, including a diversified background of both senior leadership and director roles of public and private companies.

Mr. Lederman was appointed to the Board effective November 7, 2022, pursuant to Amendment No. 1 to the Term Loan Credit Agreement, dated December 18, 2020, among the Company, the Lenders and Atlantic Park Strategic Capital Fund, L.P., as agent for the Lenders, entered into in October 2021. From 2011 until 2022, Mr. Lederman was a Partner and member of the Global Risk Committee at Fir Tree Capital Management, a multi-billion dollar investment firm that manages capital for many of the world’s largest pension funds, endowments, sovereign wealth funds and family offices. At Fir Tree, Mr. Lederman was co-head of the firm’s credit, restructuring, legal assets, activist, and private equity-oriented strategies, including co-managing Fir Tree’s energy and infrastructure investments. Prior to joining Fir Tree, Mr. Lederman was an attorney in the Business Restructuring and Litigation departments at Weil, Gotshal & Manges LLP and Cravath, Swaine & Moore LLP. As an attorney, investor and board member, Mr. Lederman has over twenty years of experience working with both stressed and healthy companies on their most complex issues, including liability management and restructuring, stakeholder activism and communication, capital structure optimization, operational turnarounds, cost cutting, crises management, bet the company legal and regulatory issues, and best practices for corporate governance. Mr. Lederman regularly serves on public and private boards of directors and is currently a member of the board of directors of Riviera Resources (FKA LINN Energy), Inland Pipe Rehabilitation and GemAgain LLC, and was previously a member of the board of directors of Amplify Energy (FKA Memorial Production Partners), Roan Resources, Ultra Petroleum, New Emerald Energy, Midstates Petroleum and Deer Finance Litigation Funding.

Mr. Stenger was appointed to the Board effective November 22, 2021, pursuant to the terms of the Subordinated Term Loan Credit Agreement and the Commitment Letter Agreement. Mr. Stenger is currently the Managing Member of Brown Street 1885, LLC a firm focused on assisting management, boards and investors in driving value creation in periods of transition. He has been in that role since June 2021. Prior to joining Brown Street 1885, Mr. Stenger served as a Managing Director at AlixPartners, LLC, a global consulting firm for over 30 years. Mr. Stenger held various management roles, including co-leading AlixPartners’ Turnaround and Restructuring practice, business unit lead of the Automotive and Industrials practice and leadership of various training and development programs. He advised management, board of directors and investors in developing and implementing turnaround strategies. Mr. Stenger has also served as an interim executive for companies undertaking turnarounds and restructurings. He was Executive Vice President of General Motors upon its emerging from bankruptcy, Chief Restructuring Officer of Dana Corporation, Treasurer of Kmart Corporation, Chief Restructuring Officer of Fleming Companies, Chief Financial Officer of Vari-Form Group and held a number of other interim C-Suite roles. Prior to AlixPartners, he was Director at Ernst & Young. He is actively involved with several non-profit organization. Mr. Stenger has an undergraduate degree in accounting from the University of Notre Dame and was a licensed CPA. Mr. Stenger’s extensive experience managing complex businesses in transition and restructuring, merger and acquisition experience, and his diversified background of senior leadership of public companies make him a valuable addition to the Board.

Directors Continuing in Office

Set forth below is certain information as of April 8, 2022 concerning the director continuing in office until the expiration of her term, including the business experience of such director for at least the past five years:

Name	Age	Present Position With the Company	Director Since	Class	Expiration of Present Term
Sylvia J. Kerrigan	56	Lead Independent Director	2015	Class I	2023

Ms. Kerrigan has been a member of the Board of Directors since 2015 and was appointed Lead Independent Director effective November 7, 2021. Ms. Kerrigan is the Executive Director of the Kay Bailey Hutchison Energy Center for Business Law and Policy at the University of Texas in Austin. She previously held various positions at Marathon Oil Corporation for 22 years, ultimately as the Executive Vice President, General Counsel and Secretary, serving in that position from 2012 to 2017. Ms. Kerrigan also served as Marathon Oil Corporation’s Chief Public Policy Officer and Chief Compliance Officer. Ms. Kerrigan worked at the United Nations Security Council’s Commission d’Indemnisation in Geneva, Switzerland, serving as the senior legal officer responsible for arbitrating losses sustained by international oil companies following the 1990 Iraq invasion of Kuwait. Ms. Kerrigan is a past chairman of the State Bar of Texas International Law Section and a Life Fellow of the Texas Bar Foundation. She serves on the board of directors of Diversified Energy, LLC and on the Board of Trustees for Southwestern University. Ms. Kerrigan previously served on the boards of directors of Nine Point Energy and Alta Mesa Resources. Ms. Kerrigan’s experience as chief legal, public policy, compliance and information governance officer of a public corporation, as well as her extensive merger and acquisitions, risk management and corporate governance expertise are extremely valuable to the Board and qualify her as a director.

Meetings and Committees of the Board

Board of Directors

Currently, our Board is comprised of seven directors, divided into three classes designated as Class I, Class II and Class III. At each annual meeting, successors to the class of directors whose term expires at that annual meeting are elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his or her term expires and until a successor has been elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. We have added five new directors to our Board since November 2021. The average age of our directors is 59 years and approximately 14% of our directors are women or ethnic minorities.

Our Board held 23 meetings during 2021. No director attended fewer than 75% of the meetings held during the period for which he or she served as a member of the Board and the committees on which he or she served. We do not have a formal policy regarding director attendance at our annual meetings of shareholders; however, we do encourage all directors to attend all meetings of shareholders. All of our directors were in attendance at our 2021 Annual Meeting of Shareholders.

The non-employee Directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. During 2021, there were 20 executive sessions of the Board led by the prior Lead Independent Director. The Board Committees regularly met in executive session in connection with each of the Committee meetings.

Our Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each such committee maintains its own written charter, which can be viewed and downloaded from our website at www.teaminc.com on the “Investors” page under “Corporate Governance.” In addition, the Board established a Special Subcommittee in November 2021.

Special Subcommittee

Our Special Subcommittee is composed of Messrs. Horton (Chairman), Davis, Lederman, Stenger, Anderson, Caliel and Ms. Kerrigan. The Special Subcommittee is charged with reviewing, negotiating, evaluating, and recommending transactions to the Board and approving any matters pertaining to a transaction in which a conflict of interests exists or is reasonably likely to exist between the Company, on the one hand, and any of its equity holders, affiliates, subsidiaries, directors, managers, and officers, or other stakeholders. The Special Subcommittee had six meetings during 2021.

Executive Committee

Our Executive Committee is composed of Messrs. Caliel (Chairman) and Davis and Ms. Kerrigan. The Executive Committee is responsible for assisting with the general management of the business and affairs of Team as needed during intervals between meetings of the Board. The Executive Committee did not meet in 2021.

Audit Committee

The Audit Committee is composed of Messrs. Stenger (Chairman), Horton and Lederman. The Audit Committee is charged with the duties of the appointment of the independent auditor; reviewing its fees and approving the services to be performed; ensuring that proper guidelines are established for the dissemination of financial information to the shareholders; meeting periodically with the independent auditors, the Board and certain officers of Team and its subsidiaries, including the Chief Financial Officer, Chief Legal Officer and Vice President of Audit Services in executive sessions without other members of management present, to ensure the scope and adequacy of internal and financial controls and reporting; reviewing consolidated financial statements; providing oversight to our internal audit function; reviewing and approving all related-party transactions in accordance with the Company’s policies and procedures with respect to related party transactions; and performing any other duties or functions deemed appropriate by the Board. The Board has determined that both Messrs. Stenger and Horton are “audit committee financial experts” within the meaning of applicable SEC regulations. In addition, the Board has determined that each member of the Audit Committee is independent and meets the financial literacy requirements as defined by the applicable listing requirements of the NYSE. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee met 11 times during 2021. Further information regarding the Audit Committee is set out in the “Audit Committee Report” below.

Compensation Committee

Our Compensation Committee is currently composed of Messrs. Davis (Chairman) and Anderson, and Ms. Kerrigan. The Compensation Committee has responsibility for reviewing, approving and overseeing the administration of our incentive compensation plans, including the issuance of awards pursuant to equity-based plans, reviewing management performance, including evaluating our CEO’s performance annually against the Company’s goals and objectives, reviewing and approving the amounts and types of compensation to be paid to the CEO and our other senior executives. The Compensation Committee considers the results of the most recent shareholder advisory vote on the compensation of our senior executives. The Compensation Committee met 13 times during 2021. Further information regarding the Compensation Committee is set out in the “Compensation Discussion and Analysis” section below.

Compensation Committee Interlocks and Insider Participation

Until November 22, 2021, the members of our Compensation Committee were Michael Lucas (Chairman), Craig Martin and Gary Yesavage. Effective November 22, 2021, our Compensation Committee is composed of Messrs. Davis (Chairman) and Anderson, and Ms. Kerrigan. No member of the Compensation Committee was, during 2021, an officer or employee of Team or any of its subsidiaries, or was formerly an officer of Team or any of its subsidiaries or had any relationship requiring disclosure by Team. Mr. Yesavage did not serve on the Compensation Committee during the time he served as the Company’s Interim CEO. During 2021, no executive officer of Team served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Team.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee is composed of Ms. Kerrigan (Chairman), and Messrs. Davis and Anderson. The Corporate Governance and Nominating Committee, which met seven times during 2021, is charged with recommending director nominees to the Board; evaluating the contribution and performance of members and committees of the Board; administering the annual self-evaluation of Board performance; maintaining oversight over the development of appropriate environmental, social and corporate governance principles, policies and practices for Team, including our public reporting on corporate responsibility and sustainability; and ensuring the processes of the Board are sufficient and consistent with its oversight role of Team. Each member of the Corporate Governance and Nominating Committee is independent, as defined by the applicable listing requirements of the NYSE.

In considering whether to recommend directors who are eligible to stand for re-election, the Corporate Governance and Nominating Committee may consider a variety of factors, including a director’s contribution to the Board and the ability to continue to contribute productively, attendance at Board and committee meetings and compliance with our Corporate Governance Principles, as well as whether the director continues to possess the attributes, capabilities and qualifications considered necessary or desirable for board service, the results of the annual board self-evaluation, the independence of the director and the nature and extent of the director’s non-Company activities. The Corporate Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance and Nominating Committee will consider candidates for Board membership suggested by incumbent directors, management, third-party search firms and others. In selecting the nominees, the Corporate Governance and Nominating Committee will assess the candidates’ independence (as defined in the applicable director independence regulations and our Corporate Governance Principles), character and acumen and will endeavor to collectively establish a number of areas of core competency of the Board, including business judgment, management, economics, accounting and finance, legal, marketing, industry and technology knowledge, international business, leadership and strategic vision. Further criteria include a candidate’s personal and professional ethics, integrity and values, professional relationships, as well as the willingness and ability to devote the substantial time necessary to effectively serve on the Board. As provided in our Corporate Governance Principles, the Corporate Governance and Nominating Committee, acting on behalf of the Board, is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen. The Corporate Governance and Nominating Committee will seek Board endorsement of the final candidates recommended by the Committee. The same identifying and evaluating procedures apply to all candidates for director, whether submitted by shareholders or otherwise. The Corporate Governance and Nominating Committee will also consider director nominations by shareholders that are made in compliance with the notice provisions and procedures set forth in our Bylaws. For a discussion of these requirements, see “Shareholder Proposals for Next Year’s Annual Meeting.” All applications, recommendations or proposed nominations for Board membership received by the Company are referred to the Corporate Governance and Nominating Committee. The manner in which the Corporate Governance and Nominating Committee evaluates the qualifications of a nominee for director does not differ if the nominee is recommended by a shareholder.

The Corporate Governance and Nominating Committee has the authority to retain, at Company expense, a third-party search firm to help identify and facilitate the screening and interview process of potential director nominees, and the third-party firm may, among other things, conduct reference checks, prepare a biography of each candidate for the Corporate Governance and Nominating Committee to review and help coordinate interviews.

Once the Corporate Governance and Nominating Committee has identified a potential director nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the candidate, as well as the committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The committee also may engage a third party to conduct a background check of the candidate. If the committee determines to further pursue the candidate, the committee then will evaluate the extent to which the candidate meets the Board membership qualifications described in this section.

In addition, the Corporate Governance and Nominating Committee considers other relevant factors it deems appropriate, including the current composition of the Board (including its diversity in experience, background, gender and ethnicity), the balance of management and independent directors, the need for a certain Board committee expertise, and the nature and extent of a candidate’s activities unrelated to the Company, including service as a director on the boards of other public companies. In connection with this evaluation, the committee determines whether to interview the candidate, and, if warranted, the committee interviews the candidate in person or by telephone. The committee may also ask the candidate to meet with members of Team management or other Board members. After completing this evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

Board and Committee Evaluation Process

The self-evaluation process is an important practice for our Board to ensure effective corporate governance practices, which are central to the success of the Company’s business and to advance shareholder interests. As provided in our Corporate Governance Principles, Committee charters and the NYSE listing standards, the Board and each of its Committees endeavor to conduct an annual self-evaluation of its performance with a particular focus on overall effectiveness. Our Board and Committee self-evaluations generally have been conducted at the last regular meeting of the year. In 2021, in light of the significant change in the overall makeup and structure of our Board and Committees, we elected to postpone the self-evaluation process until 2022. The self-evaluation process provides valuable insight regarding areas of effectiveness and opportunities for improvement.

Periodic Performance Evaluations of Directors

The Corporate Governance and Nominating Committee conducts periodic individual director performance reviews.

COMPENSATION OF DIRECTORS
In setting non-employee director compensation, our Compensation Committee considers factors it deems appropriate, including market data, and recommends the form and amount of compensation to the Board for approval.

January 2021 to November 7, 2021 - Director Compensation

Our Board, upon recommendation of our Compensation Committee, revised our director compensation program in 2020 and 2021. In making this recommendation, our Compensation Committee considered relevant trends in director compensation and reviewed market studies provided by Mercer, the Compensation Committee’s independent compensation consultant. Mercer reviewed market benchmarking data for the Team Peer Group (identified below under “Peer Analysis”) with the Board and advised the Board on the overall compensation program structure.

Our Compensation Committee reviews and considers changes to our non-employee director compensation on an annual basis. In response to the COVID-19 pandemic, in April 2020 our Board unanimously elected to reduce the cash portion of their compensation by 20% until March 31, 2021. Additionally, the Board unanimously elected to defer their annual stock award from May to November 2020 and to reduce the annual stock award value by approximately 35% until May 2021. The following is a summary of our non-employee director compensation program, that was in effect at the beginning of 2021 through November 7, 2021:
•annual cash retainer in the amount of $65,000, paid quarterly;
•annual stock award in the amount of approximately $87,500;
•annual retainer for the Lead Independent Director in the amount of $50,000;
•annual retainers (in addition to committee member retainers) for the Chairman of our Audit Committee in the amount of $15,000, for the Chairman of our Compensation Committee in the amount of $12,500 and for the Chairman of our Corporate Governance and Nominating Committee in the amount of $7,500; and
•annual retainer for Audit Committee members in the amount of $7,500, for Compensation Committee members in the amount of $5,000, for Corporate Governance and Nominating Committee members in the amount of $5,000.

The annual retainer fees are prorated in the event the non-employee director serves on the Board or in a particular role for less than the full year. Amerino Gatti, who served as the Company’s CEO and Chairman in 2021, did not receive any compensation for service on the Board as he was an employee of the Company.

Current Director Compensation

In November and December 2021, the Board had a significant change in members as part of an agreement with its lenders to address the Company’s financial situation. Consequently, upon recommendation of our Compensation Committee, in December 2021, our Board established our current director compensation program. In making this recommendation, our Compensation Committee reviewed the proposed compensation structures provided by Mercer, the Compensation Committee’s independent compensation consultant while considering the Company’s financial condition and the significant time commitment required of Board members and relevant trends in director compensation for Companies in similar financial circumstances. Mercer also advised the Compensation Committee on the overall compensation program structure.

Upon the recommendation of the Compensation Committee, the Board approved a new compensation program for its directors, all in cash, paid on monthly basis, as follows:

•annual retainer in the amount of $165,000;

•annual retainer for the Lead Independent Director in the amount of $50,000;

•annual retainers (in addition to committee member retainers) for the Chairman of our Special Subcommittee in the amount of $15,000, for the Chairman of our Audit Committee in the amount of $15,000, for the Chairman of our Compensation Committee in the amount of $12,500 and for the Chairman of our Corporate Governance and Nominating Committee in the amount of $7,500;

•annual retainer for Audit Committee members in the amount of $7,500, for Compensation Committee members in the amount of $5,000, and for Corporate Governance and Nominating Committee members in the amount of $5,000; and

•annual retainer for Special Subcommittee members in the amount of $48,000 (on a pro rata basis from the time of appointment), payable in equal monthly installments beginning December 2021; provided that if the Special Subcommittee is dissolved prior to November 2022, the Special Subcommittee retainer will be accelerated (including acceleration of the annual retainer for the Chairman of the Special Subcommittee) such that members will receive the full annual retainer (on a pro rata basis from time of appointment).
The following table sets forth information regarding the compensation earned by or awarded to each of the non-employee directors who served on our Board during 2021:

Director Compensation
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Total ($)	Total Options Outstanding at December 31, 2021 (#)
Louis A. Waters(3)	$103,327	$87,501	$—	$190,828	—
Jeffery G. Davis(1,8)	$91,931	$87,501	$—	$179,432	—
Brian Ferraioli(3)	$72,882	$87,501	$—	$160,383	—
Sylvia J. Kerrigan(4)	$99,678	$87,501	$—	$187,179	—
Candice Koederitz(5)	$18,700	$—	$—	$18,700	—
Michael A. Lucas(3)	$74,964	$87,501	$—	$162,465	—
Craig Martin(3)	$58,305	$87,501	$—	$145,806	—
Robert Skaggs, Jr.(3)	$75,805	$87,501	$—	$163,306	—
Gary G. Yesavage(3)	$60,220	$87,501	$—	$147,721	—
J. Michael Anderson(6)	$24,158	$—	$—	$24,158	—
Anthony Horton(7)	$34,671	$—	$—	$34,671	—
Evan Lederman(7)	$32,463	$—	$—	$32,463	—
Edward J. Stenger(6)	$25,513	$—	$—	$25,513	—

(1)All non-employee director cash compensation reductions were effective as of April 1, 2020 through March 31, 2021. Fees earned from April 1, 2021 through September 30, 2021 were paid under the 2019 non-employee director compensation plan. Fees earned from October 1, 2021 through November 22, 2021 were subject to non-employee director cash compensation reduction.
(2)All non-employee directors serving at the time received a stock award valued at approximately $87,501 on May 13, 2021.
(3)Messrs. Waters, Martin, Lucas, Yesavage, Ferraioli, and Skaggs resigned from the Board effective November 22, 2021.
(4)Ms. Kerrigan was appointed as Lead Independent Director on November 7, 2021.
(5)Ms. Koederitz was appointed to the Board on August 2, 2021 and as a member of the Audit Committee effective August 9, 2021. She resigned from the Board effective November 22, 2021.
(6)Messrs. Anderson and Stenger were appointed to the Board on November 22, 2021.
(7)Messrs. Horton and Lederman were appointed to the Board on November 7, 2021.
(8)Non-employee director cash compensation based on revised program effective November 22, 2021.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 8, 2022. Each person holds the offices indicated until his or her successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or until such officer’s earlier death, retirement, disqualification or removal.

Name of Director or Officer	Age	Officer Since	Position with Company
Keith D. Tucker	52	2018	Interim Chief Executive Officer
Matthew E. Kvarda	51	2021	Interim Chief Financial Officer
André C. Bouchard	56	2008	Executive Vice President, Administration, Chief Legal Officer and Secretary
Robert Young	50	2018	President, Asset Integrity & Digital Group
James P. McCloskey	60	2018	Senior Vice President, Enterprise Accounts and Industry Affairs
Michael R. Wood	55	2018	Senior Vice President, Quality, Health, Safety and Environment

Mr. Tucker, appointed Interim Chief Executive Officer on March 21, 2022, joined the Company in 2005 and has 33 years of industry experience, including prior positions at Citgo Petroleum Corporation and BP Amoco supporting process, safety and inspection functions. Mr. Tucker began his career as an inspector and has served as President of the Company’s Inspection & Heat Treating group since January 18, 2021, after having served as the Company’s Executive Vice President - North Division since June 2018, Executive Vice President – Mid Continent Division from April 2016 to May 2018, and Vice President of the Great Lakes Region, Inspection & Heat Treating segment from January 2008 to March 2016.

Mr. Kvarda is a Managing Director with Alvarez & Marsal North America, LLC (“Alvarez & Marsal”) in Los Angeles, California where he has worked since 2004. Prior to joining Alvarez & Marsal, Mr. Kvarda was a Senior Director at KPMG LLP, from 2002 to 2003. Mr. Kvarda was also a Senior Director with Arthur Andersen & Co. from 1996 to 2002. He also served as an Assistant Vice President at of Bank America from 1992 to 1996. Mr. Kvarda earned a bachelor’s degree in economics from the University of California, San Diego, and an MBA from the University of California, Los Angeles.

Mr. Bouchard is Executive Vice President, Administration, Chief Legal Officer and Secretary and has served in that position since April 1, 2022 and also served in that position from November 2014 to May 2018. From May 2018 until his recent reappointment, Mr. Bouchard served as Executive Vice President, Chief Legal Officer and Secretary. From September 2008 through October 2014, Mr. Bouchard served as Senior Vice President, Administration, General Counsel and Secretary. Mr. Bouchard joined Team in January 2008 as Senior Vice President, General Counsel and Secretary. Mr. Bouchard holds a BBA in Accounting from the University of Texas and a Doctor of Jurisprudence from the University of Texas School of Law.

Mr. Young was appointed as TEAM’s President, Asset Integrity & Digital Group in January 2021. Mr. Young joined TEAM in January 2018 as Executive Vice President - Product and Service Lines. Mr. Young has over 26 years of industry experience, including positions at Applus+RTD, where he served as President – US Operations, and TD Williamson, where he served as Director, Global Integrity Operations. Mr. Young holds a Bachelor of Science in Marine Science from Texas A&M University.

Mr. McCloskey was appointed Senior Vice President, Enterprise Accounts and Industry Affairs in January 2021 and served as Senior Vice President, Commercial from June 2018 to January 2021. Prior to joining the Company, Mr. McCloskey served as Vice President Petrochemical & Manufacturing at the American Fuel & Petrochemical Manufacturers Association. Mr. McCloskey has more than 30-years of sales and marketing experience from his work at Blue Ridge Partners and the Carnite Group, The Brock Group, and S&B Engineers & Constructors. Mr. McCloskey holds a B.S. in Industrial Distribution from Texas A&M University.

Mr. Wood was appointed Senior Vice President, Quality, Health, Safety and Environment in July 2018. Mr. Wood joined Team from Siemens where he most recently served as a Regional Head of Quality Management & Environment, Health & Safety for Power & Gas since 2017. From 2014 to 2017, he served as Vice President and Chief Safety Officer, Environmental, Health and Safety for Dresser Rand. Mr. Wood has more than 30 years of experience serving in leadership roles at companies with a focus on health, safety and the environment, including Dresser-Rand, Baker Hughes and The Dow Chemical Company.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this Proxy Statement, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates such report by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with our senior management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The Board has adopted a written charter for the Compensation Committee, a copy of which is posted on the Company’s website at www.teaminc.com on the “Investors” page under “Corporate Governance.”

Jeffery G. Davis, Chairman
J. Michael Anderson
Michael J. Caliel
Sylvia J. Kerrigan

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material compensation arrangements we had in 2021 with our “named executive officers” as determined under the rules of the SEC and identified in the following table (the “Named Executive Officers” or “NEO”)

Name	Title
Amerino Gatti(1)	Former Chief Executive Officer
Susan M. Ball(2)	Former Executive Vice President and Chief Financial Officer
Matthew E. Kvarda(3)	Interim Chief Financial Officer
André C. Bouchard	Executive Vice President, Administration, Chief Legal Officer and Secretary
Robert Young	President, Asset Integrity & Digital Group
Chad Murray(4)	Former President, Mechanical & Onstream Services Group
Jeff Ott(5)	Former President, Product and Service Lines and Quest Integrity
Grant Roscoe(6)	Former President – Operations
(1)Mr. Gatti resigned as Chief Executive Officer effective March 21, 2022. Mr. Gatti is referenced in this Compensation Discussion and Analysis as our “Former CEO”.
(2)Ms. Ball resigned as Executive Vice President and Chief Financial Officer effective as of November 12, 2021.
(3)Mr. Kvarda was appointed as Interim Chief Financial Officer effective November 12, 2021. Mr. Kvarda is an employee of Alvarez & Marsal North America, LLC, and as described below under “Agreement with Alvarez & Marsal to Employ Mr. Kvarda,” we pay Alvarez & Marsal for Mr. Kvarda’s services.
(4)Mr. Murray resigned as President Mechanical and Onstream Services effective as of February 25, 2022.
(5)Mr. Ott resigned as President of Quest Integrity effective January 18, 2021 and served as a special advisor to the Company until June 30, 2021.
(6)Mr. Roscoe resigned as President of Operations effective January 18, 2021 and served as a special advisor to the Company until March 15, 2021.

Overview

Our executive compensation policies are designed to provide aggregate compensation opportunities for our senior executive officers, including the Named Executive Officers that are competitive in the business marketplace and that are based upon Company and individual performance. Our foremost objectives are to:

•attract, motivate, reward and retain the broad-based management talent required to achieve our corporate objectives,

•align executive pay and benefits with the performance of Team, and

•align our compensation programs with our shareholder interests.

Impact of the COVID-19 Global Pandemic on Compensation

During portions of 2020 and 2021, COVID-19 caused a significant reduction in business opportunities for the Company, due to the health challenges created for our employees, clients and the communities in which we operate, the variation in regulation and control by governmental authorities and our inability to travel internationally.

As a result of the business and market volatility and the uncertainty caused by the COVID-19 pandemic, our Former CEO recommended, and our Board unanimously approved, the following temporary actions related to 2020 executive and Board compensation, which were taken beginning in April 2020 and continued into 2021:

•a reduction of the Board’s cash compensation of 20% until March 31, 2021, deferral of the annual stock award from May to November 2020 and a reduction of the annual stock award value by approximately 35% until May 2021;

•a reduction in the base pay rate of 20% for our Former CEO, 15% for our Named Executive Officers and 10% for our other executive officers until the pay rates were restored on March 29, 2021; however, effective in September 2021 a reduction in the base pay rate of 7.7% was enacted for all of our executive officers and the pay rates were restored in January 2022;

•a reduction in the grant value and the delay of the 2020 grant of annual long-term performance-based stock units (“LTPSUs”) to our Named Executive Officers and other executive officers until November 2020 and a reduction in the grant value of the 2021 LTPSUs granted in March 2021;

•a reduction in the grant value of the 2020 and 2021 grant of time-based restricted stock units to our Named Executive Officers and other management employees; and

•the suspension of the employer match in our Executive Deferred Compensation Retirement Plan (the “Deferred Compensation Plan”), which has not been restored, and the Team, Inc. 401(k) Plan (the “401(k) Plan”), a portion of the employer match, 50% of the first 3% was restored on October 1, 2021.

Human Capital Management

The Compensation Committee maintains oversight over our human capital management strategies. During 2021, the Compensation Committee and our Chief Human Resources Officer reviewed our human capital management strategies and objectives designed to attract, develop and recognize our diverse and talented workforce. While the ongoing impacts of the COVID-19 pandemic on the Company lead to further furloughs and reductions in force, we continued to prioritize the health and safety of our furloughed employees and maintained the health and welfare benefits for those employees. Additionally, the Company took the following actions in support of our human capital management strategies and objectives:

•enhanced our employee benefits with the introduction of health programs for employees and their qualified dependents, including personalized care for acute and chronic pain and conditions and a supplemental benefit for non-emergency surgeries;

•reinstated 50% of our 401(k) match for our US-based employees;

•implemented flexible work options, where appropriate, to accommodate the needs of our employees;

•introduced new attraction, development and retention tools to position us as an employer of choice in our industry, including developing a new, flexible compensation structure for our technicians, an enhanced employee referral bonus program, sign-on bonus programs for critical field technicians, technician incentive programs and other targeted incentive and retention programs to reward our key talent;

•enhanced career development initiatives, including the creation of apprenticeship program in the US and continuing our UK apprenticeship program, individual career development plans for critical field leadership, new manager training and implementing manager assimilation workshops;

•utilized the UK government apprenticeship levy to fund training for employees in England;

•continued our efforts to support and broaden gender diversity throughout the organization, including making promotions of females to key field leadership positions in the U.S. and abroad, highlighting high-potential female employees and leaders during Women’s History Month, and creating a Women’s Business Resource Group;

•encouraged community involvement from all of our employees through sponsorships of numerous charitable organizations and service days throughout our vast service network and supporting multiple client charitable initiatives. Company employees are encouraged to support their community through donation of their time, talent and resources. Our senior executives serve on the boards of multiple non-profit organizations, including Easter Seals, Junior Achievement and the American Cancer Society;

•launched our employee assistance program in non-U.S. locations; and

•sponsored employees’ professional development in the UK and Europe by funding postgraduate studies in Business and Engineering disciplines.

Role of the Compensation Committee - Executive Compensation

The Compensation Committee, composed entirely of independent directors, reviews and approves our executive compensation program for all senior executive officers, including the Named Executive Officers, to ensure that our compensation program is adequate to attract, motivate and retain well-qualified senior executives and that it is directly and materially related to the short-term and long-term objectives of Team and our shareholders and to Team’s operating performance. The Compensation Committee annually reviews and evaluates our executive compensation program to ensure that the program is aligned with our compensation philosophy. To carry out its role, among other things, the Compensation Committee:

•reviews the major compensation and benefit practices, policies and programs with respect to our senior executives;

•reviews appropriate criteria for establishing performance targets for executive compensation;

•determines appropriate levels of executive compensation;

•administers and makes recommendations to the Board with respect to severance and change in control arrangements pertaining to our senior executives (described below under “Senior Management Compensation and Benefit Continuation Policy”);

•administers and determines equity awards to be granted under our stock incentive plan;

•reviews our compensation programs, policies and practices for material risks; and

•reviews and recommends to the Board any changes to director compensation.

While the Compensation Committee is authorized to act on behalf of the Board on all issues pertaining to the compensation of our senior executive officers, including individual components of total compensation, goals and performance criteria for incentive compensation plans, the grant of equity awards, and short and long-term incentive plan design, under the terms of the Subordinated Term Loan Credit Agreement and the Commitment Letter Agreement, the Company must seek approval of its lenders for certain executive compensation matters for its executive officers or other insiders. Consequently, the Compensation Committee is responsible for obtaining such approval. Furthermore, it is the practice of the Compensation Committee to fully review its activities and recommendations with the full Board.

Compensation Philosophy and Process

Our compensation philosophy, as implemented through the Compensation Committee, is to align executive compensation with the performance of Team and the individual by using several compensation components for our senior executives. A significant portion of compensation should be performance based. The Compensation Committee endeavors to support our commitment to generating increases in long-term shareholder value. In addition, the Compensation Committee reviews each senior executive’s ownership interest in Team in compliance with our share ownership guidelines for senior executives (described above under “Corporate Governance—Share Ownership Guidelines; Restrictions on Trading in Company Securities”). Our compensation and related programs are designed to reward and motivate our senior executives for the accomplishment of specific operating, financial and strategic goals established by our Compensation Committee, for demonstrated commitment to our shareholders by increasing financial performance and long-term shareholder value and to recruit and retain key executives. The components of the compensation program in 2021 for our senior executives consisted of:

•annual base salaries;

•annual performance-based incentives paid in cash;

•long-term time-based restricted stock units and performance-based incentives issued as equity awards in accordance with Team’s stock incentive program; and

•benefits.

We offer limited executive perquisites for our senior executives. Except as described in “Retirement Benefits” and in “Perquisites and Personal Benefits” below, our senior executive officers participate in the same benefit plans as our other employees.

Our overall compensation philosophy is to consider such factors as competitive industry salaries, a subjective assessment of the nature of the positions, and the contribution, experience, level of responsibility and length of service of our senior executive officers in establishing base compensation, and to provide opportunities to exceed the targeted incentive compensation levels through annual performance-based incentives paid in cash and through long-term performance-based incentives. In certain circumstances, we may target base and incentive compensation above or below our peer groups to help attract or retain senior executives, as necessary, or to recognize differences in the business units they manage, their qualifications, experience, responsibilities, role criticality and/or potential. In evaluating senior executive performance for establishing the components of our compensation program, on at least an annual basis we consider a variety of factors including: the economic environment, market conditions, Company and business unit operating and financial performance, subjective evaluations of the performance of the senior executive officers, retention, past contributions and future potential. In evaluating the subjective performance, past contributions and future potential of our senior executives, we consider a variety of criteria, including, job knowledge and technical skills, leadership and key decision-making abilities, management of the Company and business unit’s risk profile, achievement of strategic goals of the Company and their business unit, advancement in role and responsibility, management of personnel and departments, achievement and contribution to special projects and transactions, communication effectiveness, and planning and organizational ability. We believe these targeted levels are appropriate in order to motivate, reward and retain our senior executives, each of whom has leadership talents and expertise that make him or her attractive to other companies.

Additionally, we believe our compensation program is designed to encourage executives not to take unreasonable risks that may harm shareholder value. This is achieved by, among other things, striking an appropriate balance between short-term and long-term incentives, by placing caps on our executive incentive award payout opportunities, and by maintaining Company stock ownership requirements.

Advisory Vote on Executive Compensation

In making executive compensation determinations, the Compensation Committee considered the results of the non-binding, advisory proposal on our executive compensation program set forth in our 2020 Proxy Statement. At our 2021 Annual Meeting of Shareholders, 85% of our shareholders who voted (excluding broker non-votes) approved our executive compensation program by voting for approval of the say-on-pay advisory vote. Although non-binding, the Compensation Committee will continue to consider the results from this year’s and future advisory shareholder votes regarding our executive compensation program along with the other factors listed in this “Compensation Discussion and Analysis” section.
Role of Management

Our CEO provides the Compensation Committee with performance-based incentive recommendations for each senior executive, other than himself, as well as a proposed total performance-based incentive pool for all of our employees. The Compensation Committee assesses the performance recommendations provided for the senior executives other than the CEO and determines the appropriate performance-based incentive recommendations. The performance-based incentives for our CEO are decided solely by the Compensation Committee in executive session without management present. The Compensation Committee makes its determinations on performance-based incentives in view of Team’s expected overall performance, the individual performance of each senior executive and the resulting size of the overall performance-based incentive pool relative to Team’s earnings.

Role of the External Compensation Advisor

The Compensation Committee Charter grants to the Compensation Committee the authority to retain, at Company expense, independent compensation consultants, outside legal counsel and other advisors, and to approve their fees. These advisors report directly to the Compensation Committee. Throughout 2021, the Compensation Committee engaged Mercer as its independent consultant to advise it on executive compensation matters. Mercer performed its services solely on behalf of the Compensation Committee and did not provide any other services to the Company. Management of the Company had no role in selecting the Compensation Committee’s compensation consultant and had no separate relationship with Mercer. The Compensation Committee assessed the independence of Mercer pursuant to SEC rules and concluded that no conflict of interest existed that would prevent Mercer from independently representing the Compensation Committee. Mercer performed the following services for the Compensation Committee from 2019 through 2021: reviewed market benchmarking data and prepared market data for the Former CEO and other senior executive positions; reviewed and updated tally sheets; assessed incentive risk; reviewed regulatory and governance guidance; advised on executive officer annual bonus program structures, performance goals and targets, and bonus amounts; advised on executive officer equity grant award structure, sizes, performance goals and targets and other retention programs; advised on both the amendment of the Equity Incentive Plan and the 2021 amendment and restatement of the Equity Incentive Plan, which were approved by our shareholders in May 2019 and May 2021, respectively, advised on peer group companies, advised on the adoption of a deferred compensation plan and advised on actions related to the COVID-19 Pandemic to modify executive compensation as described in “Impact of the COVID-19 Global Pandemic on Compensation” herein. Mercer assisted the Compensation Committee in determining appropriate levels of total compensation packages for each of the Former CEO and other executive officers. The firm attended key regular Compensation Committee meetings upon invitation and participated in executive sessions without management present. In addition to advising the Compensation Committee on executive compensation, Mercer advised the Compensation Committee on Board compensation. In March 2022, the Compensation Committee elected to retain Willis Towers Watson as its independent compensation consultant.

Compensation studies assist the Compensation Committee in establishing the overall compensation practices that are consistent with our philosophy and guiding principles on executive compensation described above. Although compensation studies provide important data for establishing our competitive compensation practices and compensation design, the Compensation Committee uses such studies only as a point of reference and not as a determinative factor for structuring and determining the amount of our Named Executive Officers’ compensation. The Compensation Committee also exercises discretion in its use of compensation studies and the studies do not supplant the significance of individual and Company performance that the Compensation Committee considers when making compensation decisions.

Peer Analysis

In reviewing the appropriate range of overall compensation and the appropriate ranges of the components of compensation, the Compensation Committee also considers the competitiveness of our compensation program against our peer companies in order to attract and retain highly qualified executives. To facilitate this objective, the Compensation Committee retains an independent compensation consultant and considers various compensation surveys and proxy statement compensation information for companies of comparable size and complexity to us and with whom we compete for talent.

In general, and consistent with a performance-based compensation philosophy, the Compensation Committee seeks to establish executive base pay within a competitive range of the appropriate peer group median, with an opportunity to earn greater overall compensation in the event such is warranted by our performance. The exact level of targeted compensation for each NEO varies based on the individual’s role in the Company, his or her experience, and his or her contribution to our success. For benchmarking purposes, the Compensation Committee compares the total compensation for each NEO position to the compensation paid for similar positions by companies in our Peer Group, as set forth in those companies’ proxy statements for the prior year. Our independent compensation consultant proposes companies to be included in the Team Peer Group (defined below) and the methodology for selecting that peer group, and may consult with management to confirm that the most appropriate companies are selected. The Compensation Committee then reviews and, as it may deem appropriate, approves the Team Peer Group for the applicable compensation year. The companies identified were at their time of selection in the view of the Compensation Committee the best and most appropriate companies for benchmarking compensation within our industry. The Compensation Committee will continue to review and monitor the Team Peer Group on an annual basis and select peers based on appropriate screening criteria, metrics and competition for executive talent. It is important to note that the Committee also uses industry-specific survey data as an additional reference point to assist in compensation decisions making process.

In 2021, Aegion was acquired and SEACOR Holdings completed a going private transaction and were removed from our peer group. No other changes were made to our peer group in 2021. The peer group is primarily made up of companies that are generally in the range of 50% to 200% of our size with respect to revenues and/or market capitalization or that are in similar or adjacent industries to the Company. The 2021 compensation peer group consists of the following companies (“Team Peer Group”):

Barnes Group Inc.
CIRCOR International
Clean Harbors
DXP Enterprises
Emcor Group
Enerpac Tool Group (formerly Actuant Corporation)
EnPro Industries
ESCO Technologies
MasTec, Inc.
Matrix Service Company
Mistras Group
MYR Group
Primoris Services Corporation
Quanta Services
Tetra Tech, Inc.
TETRA Technologies, Inc.
Annual Base Salaries

The Compensation Committee considers adjustments to base salary for our senior executives on an annual basis and may do so more frequently upon a change in circumstances. The annual base salary of our CEO is decided solely by the Compensation Committee in executive session, with input or recommendation from the independent compensation consultant, without management present. The annual base salaries of other Named Executive Officers are determined by the Compensation Committee with input or recommendations from our CEO and the independent compensation consultant. None of the Named Executive Officers have employment agreements, except for the arrangements under “Interim CEO Compensation” and “Former CEO Compensation Arrangement” discussed below.
2021 and 2022 Annual Base Salaries

The adjustments made to the annual base salaries of our Named Executive Officers in 2021 were the restoration in March 2021 of the temporary compensation reductions made as a result of the COVID-19 pandemic and the subsequent August 2021 pay reductions. The temporary compensation reductions enacted beginning in April 2020 were lifted effective March 29, 2021, an additional 7.7% reduction was implemented in August 2021 and lifted effective January 2022. Prior to the restoration of the pay of our Named Executive Officers, non-executive employee pay was reinstated for our employees in front line operations in January 2021, followed by additional employee groups in February and March 2021. For additional detail regarding the compensation arrangements for certain of our current and former executive officers, please refer to “Interim CEO Compensation” and “Former CEO Compensation Arrangement”, and “Former CEO Compensation Arrangement” discussed below.

Please see “Impact of the COVID-19 Global Pandemic on Compensation” above, for a discussion of additional changes made to the 2020 and 2021 compensation of our Named Executive Officers.
Annual Performance Based Incentives Paid in Cash
We use annual performance-based incentives paid in cash to focus our senior executives on financial and operational objectives that the Compensation Committee believes are primary drivers of our financial performance and our Common Stock price over time and to reward the achievement of short-term financial and operational performance, the execution of strategic objectives, individual contributions to Team results and to provide timely recognition of performance and accomplishments. The Compensation Committee believes that overall levels of annual performance-based incentives paid in cash should be consistent with the overall strategic, financial and operational performance of Team while considering the cyclical nature of our business.
Our Executive Bonus Plan is an annual performance-based incentive plan for our senior executives based upon our annual operating plan and budget approved by our Board (the “Executive Bonus Plan”). The performance goals established by the Compensation Committee under the Executive Bonus Plan for 2021 were based upon financial and safety measures which made up 80% and 20% of the goal, respectively. The 2021 performance goals are set forth below under “2021 Performance-Based Incentives Paid in Cash.” For the Executive Bonus Plan performance measures, the Compensation Committee annually establishes and approves the performance metrics, levels and relevant weighting of each metric based upon their assessment of the probability of achieving the metrics at different thresholds. For the financial portion of the Executive Bonus Plan, the Compensation Committee established performance metrics based upon the level of achievement of the Company as measured against financial targets established by the Compensation Committee. In establishing operational measures, the Compensation Committee may give consideration to a broad range of operational metrics such as: achievement of defined operational goals; achievement of strategic aims and targets; achievement and contribution to special projects and transactions; management of the Company’s risk profile; and key decision-making. For each performance metric, the Compensation Committee sets target, threshold and maximum performance levels. A participating senior executive is eligible to receive 50%–200% of their target annual cash incentive compensation, respectively, based on overall performance at the corresponding performance levels. Performance between the threshold and maximum performance levels is subject to interpolation.
In addition to the quantitative measures, the Compensation Committee has discretion to approve payouts for performance above or below (as part of, or separately from, the Executive Bonus Plan) any of the performance metrics in order to take into account extraordinary, special or unexpected market, business or individual performance events and the impact of such performance to the Company. In assessing any discretionary amounts to award, the Compensation Committee may give consideration to a broad range of performance and contribution criteria, along with assessments of fairness, external benchmarking, overall role and responsibilities and internal equity as more fully described above under “Compensation Philosophy and Process.”
2021 Performance-Based Incentives Paid in Cash

For 2021, the performance goals established by the Compensation Committee were based on financial and safety measures accounting for 80% and 20% of the goal, respectively. The performance measures were based 60% on Adjusted EBITDA, 20% on free cash flow and 20% on safety performance. The Compensation Committee believes these metrics are an appropriate measure of the overall performance of the Company that is closely aligned with the interests of our shareholders.

In February 2021, the Compensation Committee established the following performance goals for the Executive Bonus Plan:

•annual Adjusted EBITDA target of $55 million with threshold performance of $45 million and maximum performance of $70 million;

•free cash flow target of $10 million with threshold performance of $5 million and maximum performance of $20 million; and

•safety performance target TRIR of 0.14 with threshold performance at 0.16 and maximum performance at 0.10 as not achieved by the Company.

In evaluating the achievement of the 2021 performance goals, the Compensation Committee determined the following:

•adjusted EBITDA performance of $6.4 million, did not meet the threshold target level,;

•free cash flow performance of negative $53.1 million, did not meet the threshold level of performance; and

•safety performance of a 0.39 TRIR, did not meet the threshold level of performance.

The Compensation Committee confirmed that none of the financial goals, free cash flow and adjusted EBITDA, nor the TRIR safety performance goal met the terms of the Executive Bonus Plan and thus the Named Executive Officers were not eligible for a payout.

The actual annual bonus amounts earned by each of the Named Executive Officers in fiscal 2019, 2020 and 2021 can be found in the “Summary Compensation Table” below.

Long-Term Incentive Compensation

Our Compensation Committee believes that long-term incentive awards should strengthen alignment with our shareholders, provide incentives tied to our performance and serve as a retention vehicle. A meaningful equity stake helps ensure that executive and shareholder interests are aligned. The Compensation Committee has historically designed its long-term incentive award programs with a targeted mix for our Named Executive Officers of approximately 60% in LTPSUs and 40% in time-based RSUs to directly align rewards with our shareholder returns and share performance, to create a significant retention mechanism for our key employees, to provide a unifying reward structure across our Company and to support entrepreneurial and long-term strategic perspectives. The Compensation Committee administers, determines and approves all long-term incentive awards, subject to our shareholder-approved stock incentive plans as described below.

The Compensation Committee believes that restricted stock units with time-based vesting are an important retention tool, because the stock retains some value regardless of our stock price and creates alignment with shareholder interests because the restricted stock value is linked to changes in our stock price. Additionally, the Compensation Committee believes that providing LTPSUs with a performance-based component and a long-term cliff vesting component to our Named Executive Officers creates strong incentives for our Named Executive Officers to achieve our long-term financial performance targets and strategic initiatives.

In general, the Compensation Committee plans to make both time-based RSU and LTPSU awards to our Named Executive Officers on an annual basis as part of the Company’s long-term equity award program for senior executives; however, from time to time, the Compensation Committee may elect to modify the mix of equity or delay grants made to our Named Executive Officers. These equity grants are determined by taking into consideration each Named Executive Officer’s position, experience, level of responsibility and length of service, and market data, individual and Company performance, internal equity considerations, retention concerns and expenses related to the grants. In the event of a change of control (as such term is defined in the stock unit agreement, the LTPSU and the 2018 Plan, as amended) of the Company or in the event of a participant’s death, the vesting of any outstanding LTPSUs and RSUs will be accelerated and paid out in Common Stock. Additional information regarding the grant date fair value of the equity awards is reported in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table. The eligible employee population, exact timing of grants and the specific form of awards may vary from year to year. The Compensation Committee will continue to monitor and consider the types of awards, vesting requirements, eligible employee pool and applicable accounting, tax and regulatory impacts of long-term incentive awards on an annual basis.

Equity grants are made under the 2018 Plan, approved by our shareholders in May 2018 and amended and approved by our shareholders in May 2019 and May 2021. All equity grants require the approval of the Compensation Committee, with the exception of the delegation of limited authority to our CEO to make off-cycle equity awards.

Our CEO has the authority to award time-based restricted stock units (“RSUs”) to employees (other than to officers or members of the Board of Directors of the Company or to persons reasonably expected to be hired or promoted into those roles) that may not exceed $500,000 in aggregate grant date value per calendar year. This limited delegation of authority is further limited to RSU grants valued at $75,000 or less per individual in any calendar year. Our CEO did not exercise this delegation of authority to award RSU’s in 2021.

Our CEO makes recommendations to the Compensation Committee regarding the annual long-term incentive awards for our other executives, as well as other Company employees. The Compensation Committee independently reviews the data, considers the CEO’s proposals, consults with outside experts as needed and makes its own determinations for the granting of any equity-based awards. In awarding long term incentives, the Compensation Committee considers the level of responsibility, prior experience and achievement of individual performance criteria, as well as peer company comparisons and other factors which are described more fully in the discussion of our “Compensation Philosophy and Process” presented above. In addition, the Compensation Committee also considers past grants of long-term incentive awards, as well as current equity holdings of our executives.

Restricted Stock Units

Consistent with the Company’s annual long-term incentive program for senior executives, in November 2021, the Compensation Committee awarded RSUs to our Named Executive Officers as set forth in the “Grants of Plan-Based Awards” table under “Executive Compensation and Other Matters” below. As described above and below, the value of the RSUs was reduced to 12% of their targeted annual grant value as result of the distressed financial position of the Company’s business and our stock price. Our RSU awards permit each of our Named Executive Officers to receive, upon expiration of the time-based restrictions, shares in an amount equal to a specified number of shares of Common Stock. The restrictions on the awards expire in equal annual installments on the first, second, and third anniversaries of the date of grant, unless earlier terminated in accordance with the 2018 Plan. For 2021, RSU grants were made in the number of shares equal to the approved award dollar value set at 12% of their regular annual value divided by the closing price of our Common Stock on the NYSE on the date of grant, rounded up to the nearest whole share.

2021 Long-Term Performance Stock Unit Awards

In March 2021, the Compensation Committee, in consultation with Mercer, continued the long-term equity award program for our Named Executive Officers, consisting of (i) LTPSU awards with a two-year performance period, and (ii) RSU awards with annual vesting over three years. These long-term incentive awards are set forth in the “Grants of Plan-Based Awards” table below. Mr. Gatti, who stepped down as Chairman and Chief Executive Officer on March 21, 2022, received an LTPSU grant in March 2021 and a special performance equity award in May 2021, which were forfeited on April 1, 2022 in connection with his termination of employment. Messrs. Ott and Roscoe, who stepped down from their officer roles in January 2021, each received an LTPSU grant in 2020; however, each of Messrs. Roscoe and Ott forfeited their LTPSU awards upon termination of their employment on March 15, 2021 and June 30, 2021, respectively. As part of the separation agreements entered into with each of Messrs. Gatti, Ott and Roscoe certain of their respective previously granted time-based awards were permitted to continue vesting or had their vesting accelerated, as discussed under “Separation Agreement with Mr. Gatti”, “Separation Agreement with Mr. Ott, and “Separation Agreement with Mr. Roscoe.”

The 2021 LTPSUs are subject to a concurrent two-year performance period. Each LTPSU represents the right to receive, if and to the extent designated performance goals covering the two-fiscal-year performance cycle are satisfied, a “target award” equal to a specified number of shares of our Common Stock following completion of the identified two-year performance cycle. The performance goal is separated into two independent performance goals, weighted at 50% each, based on (i) RTSR as measured against a designated peer group from January 1, 2021 until December 31, 2022, and (ii) performance against an internal adjusted EBITDA metric for the two-year period ending December 31, 2022 with possible payouts ranging from 0% to 200% of the “target awards” for the two independent performance factors. LTPSU awards cliff vest with achievement of the performance goals and completion of the two-year service period. Settlement occurs with Common Stock within 20 business days of vesting. All LTPSU grants are made in the number of shares equal to the approved award dollar value divided by the closing price of our Common Stock on the NYSE on the date of grant. In determining whether performance goals for the LTPSU awards have been met, the Committee has the discretion to make equitable adjustments to account for events that significantly impact, positively or negatively, Team’s ability to achieve the established performance target, such as acquisitions or divestitures. The Compensation Committee may utilize the Company’s quarterly and annual reports filed with the SEC and earnings releases issued by the Company to take into account charges for restructuring, extraordinary, unusual or items not indicative of our core operating activities and discontinued operations, or the effect of significant acquisitions, which may be identified in earnings releases, on the face of the income statements or in the footnotes thereto, or in the Management’s Discussion and Analysis section of the Company’s Annual Report. The LTPSU peer group consists of the Team Peer Group.

2020 Long-Term Performance Stock Unit Awards

In consultation with Mercer, our Compensation Committee granted LTPSU awards to our Named Executive Officers on a delayed basis on November 15, 2020 at 65% of their regular annual target value. The Compensation Committee elected to delay the LTPSU grants until November 2020 to allow time for the business volatility to stabilize in light of the COVID-19 Pandemic and to provide more clarity in the determination of an appropriate adjusted EBITDA goal. Additionally, the Committee chose to lower the LTPSU award values due to the impact of the COVID-19 Pandemic on the Company’s financial performance. The Committee believes the delay in the 2020 LTPSU awards and the reduced award values were consistent with the Committee’s desire to properly and fairly incent its Named Executive Officers and provide appropriate alignment of pay with performance. Please see “Impact of the COVID-19 Global Pandemic on Compensation” above, for additional discussions of the impact to the 2020 annual LTPSU awards.

Due to the continuing market uncertainty and volatility, the Committee elected to continue the two-year performance period for the 2020 LTPSUs. Each LTPSU represents the right to receive, if and to the extent designated performance goals covering the two-fiscal-year performance cycle are satisfied, a “target award” equal to a specified number of shares of our Common Stock following completion of the identified two-year performance cycle. The performance goal was separated into two independent performance goals, weighted at 50% each, based on (i) RTSR as measured against a designated peer group from January 1, 2020 until December 31, 2021, and (ii) performance against an internal adjusted EBITDA metric for the two-year period ending December 31, 2021 with possible payouts ranging from 0% to 200% of the “target awards” for the two independent performance factors. LTPSU awards cliff vest with achievement of the performance goals and completion of the two-year service period. Settlement occurs with Common Stock within 20 business days of vesting. All LTPSU grants are made in the number of shares equal to the approved award dollar value divided by the closing price of our Common Stock on the NYSE on the date of grant. The LTPSU peer group consists of the Team Peer Group.

For the 2020 LTPSUs, the Company did not meet the independent performance goal for RTSR and did not meet the performance goal for the two-year adjusted EBITDA performance metric of $102 million. As a result, no LTPSU payouts were made in 2022.

Interim CEO Compensation Arrangement

On March 21, 2022, the Company entered into an offer letter with Mr. Tucker to serve as Interim CEO of the Company effective March 21, 2022.

Under the terms of the offer letter, Mr. Tucker’s base salary was set at $590,000. Following his tenure as Interim CEO, Mr. Tucker may become the permanent CEO, return to his prior role as a President, or transition to a role of Chief Operating Officer or an equivalent role. In such non-Chief Executive Officer roles, his annual base salary shall be no less than $480,000. Mr. Tucker is eligible for an annual incentive bonus of 100% of his annual base salary with a maximum payout of 200% of annual base salary, depending on the achievement of performance criteria established by the Compensation Committee. The offer letter further provides that Mr. Tucker be granted a long-term incentive opportunity valued at approximately $680,000 that will vest on March 21, 2023, subject to applicable terms and conditions including Mr. Tucker’s continued employment with the Company, and consists of (i) a one-time restricted stock unit award with respect to 216,668 shares of the Company’s common stock, but which will only vest at 50% of the award in the event that Mr. Tucker no longer serves as the Company’s Interim or Permanent CEO prior to the date of vesting, and (ii) a one-time cash-incentive award valued at $325,000. The Company elected to issue a portion of the incentive award in cash to promote retention and to preserve available shares in the 2018 Plan, given the historically low stock price at the time of the award. The offer letter further provides that Mr. Tucker is eligible to participate in the Company’s executive severance policy (which includes customary non-compete and release requirements), as in effect from time to time (see “Executive Compensation and Other Matters - Corporate Executive Officer Compensation and Benefits Continuation Policy”, for a description of the executive severance plan). Mr. Tucker has agreed that while serving as the Interim CEO, he will be eligible for benefits associated with the Chief Executive Officer position, but that a return to a President, Chief Operating Officer or similar position would not result in eligibility for Chief Executive Officer-level severance benefits.
Former CEO Compensation Arrangement

On January 16, 2018, the Company entered into an offer letter with Mr. Gatti to serve as CEO of the Company effective January 24, 2018. The Compensation Committee engaged Mercer to provide market and peer compensation data and recommendations on the structure and amount of all elements of the compensation package for the CEO.

Under the terms of the offer letter, Mr. Gatti’s base salary was set at $850,000, and he is eligible for an annual incentive bonus of 100% of his annual base salary with a maximum payout of 200% of annual base salary, depending on the achievement of performance criteria established by the Compensation Committee. The offer letter provided that Mr. Gatti be granted a 2018 long-term incentive opportunity valued at $1,050,000, consisting of (i) performance stock units with a grant date fair value of $650,000, with performance metrics measured over a two-year performance period, and (ii) time-based restricted stock units with a grant date fair value of $400,000, which vest ratably over a four-year period. Mr. Gatti’s offer letter provided that he would be eligible to receive additional equity grants as determined by the Compensation Committee in its sole discretion. Mr. Gatti was also eligible to participate in the Company’s severance policy (which includes customary non-compete and release requirements), as was in effect from time to time. Upon termination of Mr. Gatti’s employment without cause or for good reason, any then unvested service-based equity awards granted in 2018 or 2019 would vest, subject to Mr. Gatti’s execution and non-revocation of a release of claims and agreement of non-competition.

In addition, Mr. Gatti was awarded a one-time special restricted stock unit award consisting of 350,000 shares of Company common stock (the “Initial Award”). On January 24, 2018, Mr. Gatti and the Company entered into a Performance Unit Award Agreement (the “2018 Award Agreement”) pursuant to which the Initial Award was granted and which provided that such Initial Award would vest in five equal installments based on the date on which each Company common stock price milestone specified in the Performance Unit Award Agreement was achieved during the performance period beginning January 24, 2018 and ending January 24, 2023 (or, if later, January 24, 2019, subject to continued employment through the applicable vesting date). The common stock price milestone for the vesting of the first twenty percent (20%) installment was met on May 31, 2018 and vested as to 70,000 shares of Company common stock on January 24, 2019.

On May 12, 2021 the Compensation Committee determined that changed market conditions had caused the unvested portion of the Initial Award to no longer provide a material level of incentive compensation to Mr. Gatti and, as a result, the unvested portion of the Initial Award was of negligible value and such Initial Award should be forfeited for no consideration. Consequently, the Compensation Committee and Mr. Gatti agreed to terminate the 2018 Award Agreement. In connection with the termination of the 2018 Award Agreement, the Compensation Committee, based on consultation with its independent compensation consultant, approved a one-time award of 465,909 performance-based restricted stock units (the “2021 Award”) to Mr. Gatti and the entrance into a new Performance Unit Award Agreement (the “2021 Agreement”) designed to align with shareholder interests for share price performance. Under the terms of the 2021 Award Agreement, the 2021 Award would vest in one-third increments (a “Tranche”) upon achievement of the following (i) stock price milestones (the “Performance Milestones”) beginning on the grant date and ending on May 12, 2024 (the “Performance Period”):

1/3rd upon achievement of a Company stock price of $14;

1/3rd upon achievement of a Company stock price of $19; and

1/3rd upon achievement of a Company stock price of $24.

and (ii) time milestones (the “Time Milestones”), which would be satisfied with respect to each Tranche (x) 1/2 if Mr. Gatti remained continuously employed by the Company until the later of (A) the first anniversary of the grant date, and (B) the attainment of the applicable Performance Milestone; and (y) 1/2 if Mr. Gatti remained continuously employed by the Company until the third anniversary of the grant date. None of the Performance Milestones have been met and Mr. Gatti is no longer employed with the Company resulting in the forfeiture of the 2021 Award.

Separation Agreement with Mr. Gatti

As disclosed on March 18, 2022, Mr. Gatti resigned from the role of Chairman and CEO, effective March 21, 2022, and we entered into a separation agreement with Mr. Gatti. The separation agreement provides for Mr. Gatti’s continued employment as a strategic advisor until April 1, 2022, the payment of 18 months of base salary, paid in part in equal installments over a 12 month period and with the remainder paid in a single lump sum on or before March 15, 2023, a single lump sum payment of $44,000 in accordance with the terms of the Company’s executive severance policy and the immediate vesting of the outstanding time-based restricted stock units previously awarded to Mr. Gatti, in exchange for Mr. Gatti’s release of claims against the Company and agreement to certain restrictive covenants, including non-compete and employee and customer non-solicit covenants that apply for 12 months following Mr. Gatti’s termination of employment. Following his termination of employment, Mr. Gatti has agreed to serve as a consultant for a 12-month period in exchange for a consulting fee of $39,583 per month. The incremental fair value of certain of Mr. Gatti’s stock awards is reported in both the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table. As result of Mr. Gatti’s separation from employment with the Company on April 1, 2022, his 2021 Award and 2021 LTPSUs were forfeited.

Separation Agreement with Mr. Ott

As previously disclosed, on January 14, 2021, Mr. Ott ceased to serve in the position of President, Product & Service Lines and Quest Integrity. We entered into a severance agreement with Mr. Ott providing for Mr. Ott’s continued employment as a special advisor through June 30, 2021, the payment to Mr. Ott of severance in the amount of $580,000 plus an additional lump-sum amount of $20,500 in accordance with the terms of the Company’s executive severance policy and the continued post-employment vesting of unvested time-based restricted stock units previously awarded to Mr. Ott. The separation agreement further provides that if Mr. Ott met all terms and conditions of the Company’s annual incentive compensation program applicable to him including continued employment through the date the annual incentive payments are made, and he achieved his requisite performance goals as established and determined by the Compensation Committee, in its sole discretion, Mr. Ott would receive the amount of the 2020 calendar year incentive payment achieved, if any, at or around the same time as such payments are made to similarly situated executives of the Company under the same incentive compensation program. The aforementioned payments are in exchange for Mr. Ott’s release of claims against the Company and agreement to certain restrictive covenants, including non-compete and employee and customer non-solicit covenants that apply for twenty-four months following Mr. Ott’s termination of employment. The incremental fair value of certain of Mr. Ott’s stock awards is reported in both the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table.
Separation Agreement with Mr. Roscoe

As previously disclosed, on January 14, 2021, Mr. Roscoe ceased to serve in the position of President, Operations. The Company entered into a separation agreement with Mr. Roscoe providing for Mr. Roscoe’s continued employment as a special advisor through March 15, 2021, the payment to Mr. Roscoe of severance in the amount of $531,250 plus an additional lump-sum amount of $20,500 in accordance with the terms of the Company’s executive severance policy and the continued post-employment vesting of the unvested time-based restricted stock units previously awarded to Mr. Roscoe. In addition, the separation agreement provides that if Mr. Roscoe met all terms and conditions of the Company’s annual incentive compensation program applicable to him including continued employment through March 15, 2021, and he achieved his requisite performance goals as established and determined by the Compensation Committee, in its sole discretion, Mr. Roscoe would receive the amount of the 2020 calendar year incentive payment achieved, if any, at or around the same time as such payments are made to similarly situated executives of the Company under the same incentive compensation program. Further, provided Mr. Roscoe remained employed by the Company through March 15, 2021, he continued to vest in the unvested performance restricted stock units issued pursuant to the Performance Award Agreements dated March 15, 2019 and remain eligible to receive any award earned thereunder and approved by the Committee, in its sole discretion. The aforementioned payments are in exchange for Mr. Roscoe’s release of claims against the Company and agreement to certain restrictive covenants, including non-compete and employee and customer non-solicit covenants that apply for twenty-four months following Mr. Roscoe’s termination of employment. The incremental fair value of certain of Mr. Roscoe’s stock awards is reported in both the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table.

Agreement with Alvarez & Marsal to Employ Mr. Kvarda

The Board appointed Mr. Kvarda as Interim Chief Financial Officer of the Company, effective as of November 12, 2021. In connection with his appointment, the Company entered into an engagement letter with Alvarez & Marsal North America, LLC (“A&M”), providing for Mr. Kvarda’s services and the services of additional A&M employees as needed to assist Mr. Kvarda in the execution of his duties. Under the terms of the engagement letter, during his service at the Company, Mr. Kvarda continued to be employed by A&M and was not entitled to receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans. The Company instead paid A&M monthly fixed fee of $225,000 for Mr. Kvarda’s services, including a retainer of approximately $252,900. In 2021, the Company paid A&M $813,500 for Mr. Kvarda’s services and an additional $1,416,621 for the services of additional A&M employees needed to assist Mr. Kvarda in the execution of his duties.

Compensation Practices—Tax Considerations

In establishing total compensation for our senior executive officers, the Compensation Committee considers the accounting treatment and tax treatment of its compensation decisions, including Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount the Company is allowed to deduct each year for the compensation paid to any person who is, or at any time on or after January 1, 2017, was, the Company’s chief executive officer, chief financial officer, or one of its three other most highly compensated officers. The Compensation Committee believes that the potential deductibility of the compensation payable under the Company’s incentive compensation plans and arrangements is only one of several relevant considerations in setting compensation and that the tax deduction limitation should not compromise its ability to structure compensation arrangements to provide benefits to the Company that outweigh the potential benefit of the tax deduction. Accordingly, the Compensation Committee may approve compensatory arrangements (including amendments to existing compensatory arrangements) that provide for non-deductible payments or benefits when it determines that such arrangements are consistent with the Company’s business needs and in the best interests of the Company and its shareholders.

Employment Agreements

None of the Named Executive Officers have employment agreements, except for the arrangement under “CEO Compensation Arrangement” discussed above. Please see “Executive Compensation and Other Matters—Senior Management Compensation and Benefit Continuation Policy” and “—Potential Payments Upon Termination or Change in Control,” for a discussion of severance and change of control benefits in accordance with our policies.

Retirement Plans

During 2019, we established a non-qualified, deferred compensation plan for certain key executives of the Company, including our Named Executive Officers. Under our Deferred Compensation Plan, certain key executives may defer from 10% to 100% of the compensation they receive in salary or under our annual cash bonus plan, consisting of up to 50% of their base annual pay and up to 100% of their annual cash bonus. In April 2022, the Board elected to terminate the Deferred Compensation Plan. The Deferred Compensation Plan provided an opportunity for individual retirement savings on a tax- and cost-effective basis on compensation above the Code limits provided under the 401(k) Plan. We matched deferrals in the Deferred Compensation Plan at the same percentage as provided under the 401(k) Plan for amounts contributed over the Code limit, subject to a deferral cap of the base annual salary of the plan participant. Those matching contributions are described in footnote 2 to the “Nonqualified Deferred Compensation” table below. In April 2020, as part of our response to the COVID-19 pandemic, we suspended and did not restore the employer match in our Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are paid following a participant’s retirement or termination of employment. Distributions can occur earlier in the case of severe financial hardship or if the participant elected to receive his or her deferral on a fixed date prior to his or her termination or retirement. All of the investment options available under the Deferred Compensation Plan are also available under the 401(k) Plan. All investment gains and losses in a participant’s account under the Deferred Compensation Plan are entirely based upon the investment selections made by the participant. Team does not sponsor a supplemental executive retirement plan or a defined benefit pension plan for our Named Executive Officers.

We provided a defined benefit pension plan for certain employees in the United Kingdom, which was not available to our Board members or senior executives. We offer a defined contribution, or 401(k), plan to all of our employees based in the United States, including the Named Executive Officers, which provides an employer match of 50% of up to 6% of the employee’s contribution. In April 2020, as part of our response to the COVID-19 pandemic, we suspended the employer match in our 401(k) plan and on October 1, 2021 we restored, a portion of the employer match, 50% of the first 3% in our 401(k) Plan. Please see “Impact of the COVID-19 Global Pandemic on Compensation” above, for a discussion of the temporary changes made to our Deferred Compensation Plan and our 401(k) Plan.
Perquisites and Personal Benefits

We offer limited executive perquisites and personal benefits to our senior executive officers. We have provided a modest level of perquisites and personal benefits to our CEO in 2019, 2020 and 2021 that consisted of reimbursements of club dues and for legal fees and employer contributions to the Deferred Compensation Plan. We offer medical benefits, life and disability insurance and a 401(k) plan to all of our employees based in the United States, including the Named Executive Officers, on the same basis. Personal benefit and perquisite amounts are not considered annual salary for calculation of bonuses, deferred compensation purposes, or 401(k) contribution purposes.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The table below summarizes the total compensation paid or earned by the Named Executive Officers for the years ended December 31, 2021, 2020 and 2019. When setting total compensation for each of the Named Executive Officers, the Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Amerino Gatti(5)	2021	$784,092	$—	$3,716,615	(12)	$—	$15,121	$4,515,828
Former Chief Executive Officer	2020	$722,268	$—	$1,322,887		$144,454	$27,854	$2,217,462
	2019	$850,000	$113,900	$2,277,723		$455,600	$26,751	$3,723,974

Susan M. Ball(6)	2021	$404,093	$—	$410,357		$—	$4,494	$818,944
Former Executive Vice President, Chief Financial Officer and Treasurer	2020	$421,465	$—	$387,195		$62,377	$12,350	$883,387
	2019	$475,000	$47,101	$666,658		$188,404	$22,819	$1,399,982

Matthew E. Kvarda(7)	2021	$—	$—	$—		$—	$—	$—
Interim Chief Financial Officer

André C. Bouchard	2021	$385,600	$—	$308,969		$—	$14,246	$708,815
Executive Vice President, Administration, Chief Legal Officer and Secretary	2020	$365,566	$—	$290,832		$43,868	$14,401	$714,667
	2019	$409,041	$33,125	$496,311		$132,499	$20,304	$1,091,280

Robert Young(8)	2021	$369,456	$—	$292,774		$—	$43,545	$705,775
President, Asset Integrity & Digital Group	2020	$317,192	$—	$144,877		$121,567	$51,089	$634,725
	2019	$292,308	$—	$252,800		$100,000	$24,707	$669,815

Chad Murray(9)	2021	$371,536	$—	$292,774		$—	$14,246	$678,556
Former President, Mechanical & Onstream	2020	$339,777	$—	$144,877		$80,814	$70,378	$635,846
	2019	$365,050	$12,777	$252,800		$105,000	$13,382	$749,009

Jeffrey L. Ott(10)	2021	$285,521	$—	$—		$—	$640,123	$925,644
Former President, Product and Service Lines and Quest Integrity	2020	$434,775	$—	$391,139		$64,347	$15,186	$905,447
	2019	$486,301	$48,588	$666,122		$194,354	$19,143	$1,414,508

Grant D. Roscoe(11)	2021	$84,755	$—	$—		$—	$555,311	$640,066
Former President - Operations	2020	$377,100	$—	$322,658		$45,252	$15,018	$760,028
	2019	$413,904	$34,170	$555,558		$136,680	$21,223	$1,161,535

(1)In 2019, Ms. Ball and Messrs. Gatti, Bouchard, Murray, Ott and Roscoe were each awarded discretionary amounts of $47,101, $113,900, $33,125, $12,777, $48,588, and $34,170, respectively.

(2)This column shows the aggregate grant date fair value of LTPSUs for fiscal year 2019, fiscal year 2020 and fiscal year 2021 and RSUs granted in the years shown. Generally, the aggregate grant date fair value is the amount that Team expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value, if any, that the Named Executive Officers will realize from the award. In particular, the actual value of LTPSUs received is different from the amount shown because it depends on actual performance and the actual value of the shares at the time of vesting. With respect to outstanding contingent performance unit awards as of December 31, 2021, the grant date fair value, assuming the highest level of company performance conditions were to be achieved, would be as follows: $2.8 million for Mr. Gatti, $547,000 for Mr. Young, $547,000 for Mr. Murray and $570,000 for Mr. Bouchard. With respect to outstanding restricted stock unit awards as of December 31, 2021, the grant date fair value, are as follows: $968,000 for Mr. Gatti, $108,000 for Mr. Young, $108,000 for Mr. Murray and $262,000 for Mr. Bouchard. In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), the aggregate grant date fair value of the LTPSUs is calculated based on the probable outcome of the performance conditions as of the grant date. However, for awards with market-based conditions granted in 2019, 2020 and 2021, specifically the RTSR goals described under “2019 Long-Term Performance Stock Unit Awards”, “2020 Long-Term Performance Stock Unit Awards” and “2021 Long-Term Performance Stock Unit Awards” in the Compensation Discussion & Analysis, a

Monte Carlo simulation is used to forecast possible outcomes and determine the fair value at the grant date. Such simulation assumed a two-year term for 2019 and 2021 and a 1.13 year term for 2020. The assumptions for 2019 were a risk-free interest rate of 2.26%, Team stock price volatility of 52.9% and volatilities for the Team Peer Group ranging from 23.3% to 71.9%. The assumptions for 2020 were a risk-free interest rate of 0.13%, Team stock price volatility of 93.74% and volatilities for the Team Peer Group ranging from 41.62% to 139.23%. The assumptions for 2021 were a risk-free interest rate of 0.13%, Team stock price volatility of 88.3% and volatilities for the peer group companies ranging from 38.1% to 102.0%.

See footnote 12 below for the assumptions used to value Mr. Gatti’s one-time special performance stock unit award. For a description of other assumptions made in calculating the grant date fair value of the stock awards in accordance with ASC 718, see Note 12 to the Company’s audited financial statements as filed in our 2021 Annual Report on Form 10-K. See the Grants of Plan-Based Awards Table for additional information on awards granted in 2021.

(3)Represents the bonuses earned for fiscal 2021, 2020 and 2019 under our Executive Bonus Plan. The bonuses are paid subsequent to year end based on the final results for the fiscal year. This column excludes any discretionary portions, which are shown in the Bonus column.

(4)Represents employer contributions for insurance, the 401(k) Plan and the Deferred Compensation Plan. For Mr. Gatti, the 2020 and 2021 amount includes payment of club dues. For Mr. Ott, the 2021 amount includes severance pay of $633,000. For Mr. Roscoe, the 2021 amount includes severance pay of $551,750. For Mr. Murray the 2020 amount includes retention pay of $60,000. For Mr. Young the 2021 and 2020 amounts include retention pay of $30,000 each year and a car allowance of approximately $12,000 for each of 2021, 2020 and 2019.

(5)Effective March 21, 2022, Mr. Gatti resigned as Chairman and CEO. 571,128 performance stock unit awards (at target) were cancelled following his last day of employment with the Company. This includes a one-time special performance stock unit award of 465,909. Total value of performance stock unit was $3,618,215. 135,232 outstanding unvested time-based restricted stock units awarded to Mr. Gatti are being vested following his last day of employment with the Company.

(6)Effective November 12, 2021, Ms. Ball resigned as Executive Vice President, CFO and Treasurer.

(7)Effective November 12, 2021, Mr. Kvarda was appointed Interim CFO. The Company paid his employer, A&M, $813,500 for Mr. Kvarda’s services in 2021. An additional $1,416,621 was paid for the services of additional A&M employees needed to assist Mr. Kvarda in the execution of his duties, and a retainer of $252,900.

(8)Mr. Young was not a Named Executive Officer in 2020 or 2019

(9)Mr. Murray was not a Named Executive Officer in 2020 or 2019 and resigned from the Company effective February 25, 2022.

(10)Mr. Ott resigned as President of Quest Integrity effective January 18, 2021 and served as a special advisor to the Company until June 30, 2021. All other compensation for 2021 includes severance expense of $633,000.

(11)Mr. Roscoe resigned as President of Operations effective January 18, 2021 and served as a special advisor to the Company until March 15, 2021. All other compensation for 2021 includes severance expense of $551,750.

(12)Includes $2,216,174 associated with a one-time special performance stock unit award in 2021 consisting of 465,909 shares of Common Stock that vest upon the achievement of the following Common Stock price milestones prior to the third anniversary of the date of grant (i) 33.33% upon achievement of a Common Stock price of $14; (ii) 33.34% upon achievement of a Common Stock price of $19; (iii) 33.33% upon achievement of a Common Stock price of $24. The fair value of this award was determined based on a Monte Carlo simulation over a three-year term with assumptions of a risk free interest rate of 0.35% and Team stock price volatility of 70.8%. Effective March 21, 2022, Mr. Gatti resigned as Chairman and CEO. 571,128 performance stock unit awards (at target) were cancelled on the effective date of Mr. Gatti’s resignation. This includes the 2021 one-time special performance stock unit award of 465,909 shares. For additional information on this award, see “Former CEO Compensation Arrangement” in the Compensation Discussion and Analysis.

Grants of Plan-Based Awards

The following table sets forth additional information relating to equity and non-equity incentive plan awards granted to the Named Executive Officers during 2021. We did not include Mr. Kvarda in the table below as he is not employed by the Company or otherwise entitled to participate in the Company’s incentive plans. We did not include Jeffrey Ott and Grant Roscoe as neither Messer. Ott nor Roscoe received any grants of plan-based awards during 2021 due to their resignations as President of Quest Integrity and President of Operations, respectively, effective January 18, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh.)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Amerino Gatti	—	$425,000	$850,000	$1,700,000	—	—	—	—	—	—	$—
	3/15/2021	$—	$—	$—	39,458	105,219	210,438	—	—	—	$1,402,042
	5/12/2021	$—	$—	$—	—	465,909	—	—	—	—	$2,216,174
	11/17/2021	$—	$—	$—	—	—	—	63,077	—	—	$98,400
Susan M. Ball	—	$175,750	$351,500	$703,000	—	—	—	—	—	—	$—
	3/15/2021	$—	$—	$—	11,549	30,796	61,592	—	—	—	$410,357
	11/17/2021	$—	$—	$—	—	—	—	—	—	—	$—
Chad Murray	—	$115,500	$231,000	$462,000	—	—	—	—	—	—	$—
	3/15/2021	$—	$—	$—	7,700	20,531	41,062	—	—	—	$273,574
	11/17/2021	$—	$—	$—	—	—	—	12,308	—	—	$19,200
Robert Young	—	$115,500	$231,000	$462,000	—	—	—	—	—	—	$—
	3/15/2021	$—	$—	$—	7,700	20,531	41,062	—	—	—	$273,574
	11/17/2021	$—	$—	$—	—	—	—	12,308	—	—	$19,200
André C. Bouchard	—	$123,600	$247,200	$494,400	—	—	—	—	—	—	$—
	3/15/2021	$—	$—	$—	8,021	21,386	42,772	—	—	—	$284,968
	11/15/2020	$—	$—	$—	—	—	—	15,385	—	—	$24,001

(1)The Executive Bonus Plan objectives were as follows: for 2021, the performance goals established by the Compensation Committee under the Executive Bonus Plan were based on financial measures accounting for 80% of the goal and operational goals accounting for 20% of the goal. The performance measures adopted for Messrs. Gatti, Bouchard, Roscoe and Ott and Ms. Ball were based 60% on Adjusted EBITDA, 20% on free cash flow and 20% on safety performance. For the financial performance, achievement of the Adjusted EBITDA goal in a range of $45 million to $70 million, the threshold and maximum performance targets, respectively, with a target of $55 million, the free cash flow in a range of $5 million to $20 million, the threshold to maximum performance targets, respectively, with a target of $10 million. For the operational performance of safety, achievement of the safety goal is in a range of 0.16 to 0.10 TRIR, the threshold to maximum performance targets, respectively, with target of 0.14 TRIR. The Compensation Committee reviews financial and individual objectives in determining the actual bonus as reported in the “Summary Compensation Table.” Threshold represents the minimum level of performance for which payouts are authorized under the quantitative portion of our Executive Bonus Plan, although the minimum payout is zero. For Named Executive Officers, the Compensation Committee may use its discretion to award more or less than the threshold or target award regardless of whether the threshold financial or other targets are met. The actual amount of incentive bonus paid to each Named Executive Officer with respect to 2020 performance is reported under the Non-Equity Incentive Plan Compensation column in the “Summary Compensation Table,” except that any discretionary portion is reported in the Bonus column. Estimated future payouts under non-equity incentive plan awards reflect the salaries upon which the officers’ bonus were to be calculated under the modification of the 2021 Executive Bonus Plan.

The Presidents’ Bonus Plan objectives were as follows: for 2021 the performance goals established by the Compensation Committee under the Presidents’ Bonus Plan were based on financial measures accounting for 80% of the goal and operational goals accounting for 20% of the goal. The performance measures adopted for Messrs. Murray and Young were based 40% on Adjusted EBITDA, 20% on revenue, 20% on free cash flow and 20% on safety performance. For the financial performance, achievement of the Adjusted EBITDA goal in a range of $45 million to $70 million, the threshold and maximum performance targets, respectively, with a target of $55 million, the revenue in a range of $900 million to $1,025 million, the threshold and maximum performance targets, respectively, with a target of $950 million, the free cash flow in a range of $5 million to $20 million, the threshold to maximum performance targets, respectively, with a target of $10 million. For the operational performance of safety, achievement of the safety goal is in a range of 0.16 to 0.10 TRIR, the threshold to maximum performance targets, respectively, with target of 0.14 TRIR.

(2)The Named Executive Officers were granted LTPSUs on March 15, 2021 that may convert into shares of Common Stock at the end of the two-year performance period based on achievement of specified performance goals. The performance goals are separated into two independent performance goals, weighted at 50% each, based on (i) RTSR as measured against the Team Peer Group, and (ii) performance against an internal adjusted EBITDA metric for the two-year period ending December 31, 2022, with possible payouts ranging from 0% to 200% of the “target awards” for the two independent performance factors. The number of LTPSUs shown in the threshold, target and maximum columns are calculated as follows: (i) threshold assumes that Team achieves the threshold performance level for the RTSR goal and the adjusted EBITDA performance goal, (ii) target assumes that Team achieves the target performance level for the RTSR goal and the adjusted EBITDA performance goal, and (iii) maximum assumes that Team achieves at or in excess of the maximum target performance level for the RTSR goal and the adjusted EBITDA performance goal. See the description under “2021 Long-Term Performance Stock Unit Awards” in the Compensation Discussion and Analysis for additional information.

(3)These amounts represent the number of RSUs that were granted under the 2021 long-term incentive plan. The RSUs awarded vest over three years in equal annual installments, assuming the Named Executive Officers continue to meet the requirements for vesting. See “Long-Term Incentive Awards” in the Compensation Discussion and Analysis for additional information.

(4)These amounts reflect our accounting value for these awards and do not correspond to the actual value, if any, that may be received by the Named Executive Officers for these awards. For awards with market-based conditions granted in 2021, specifically the RTSR goal described under “2021 Long-Term Performance Stock Unit Awards” in the Compensation Discussion and Analysis, a Monte Carlo simulation is used to forecast possible outcomes and determine the fair value at the grant date. Such simulation assumed a 1.79-year term, a risk-free interest rate of 0.13%, Team stock price volatility of 88.31% and volatilities for the Team Peer Group ranging from 38.05% to 101.99%. For a description of the other assumptions made in calculating the grant date fair value of the stock awards granted during 2021 in accordance with ASC 718, see Note 12 to the Company’s audited financial statements as filed in our 2021 Annual Report on Form 10-K.

Outstanding Equity Awards at 2021 Year-End

The following table summarizes the equity awards we have made to our Named Executive Officers which are outstanding as of December 31, 2021. None of the Named Executive Officers have options outstanding. We did not include Mr. Kvarda in the table below as he is not employed by the Company or otherwise entitled to participate in the Company’s incentive plans. We did not include Ms. Ball or Messrs. Ott and Roscoe in the table below as there were no equity awards outstanding as of December 31, 2021 for those individuals.

	STOCK AWARDS
	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($) (7)
Name
Amerino Gatti	11/15/2018	5,553	(1)	$6,053	—		$—
	11/15/2019	24,551	(2)	$26,761	—		$—
	11/15/2020	42,051	(3)	$45,836	94,616	(5)	$103,131
	3/15/2021	—		$—	105,219	(6)	$114,689
	5/12/2021	—		$—	465,909	(4)	$507,841
	11/17/2021	63,077		$68,754	—		$—
Jeffrey Ott	11/15/2018	3,818	(1)	$4,162	—		$—
	11/15/2019	8,234	(2)	$8,975	—		$—
	11/15/2020	14,102	(3)	$15,371	—		$—
Grant Roscoe	11/15/2018	2,777	(1)	$3,027	—		$—
	11/15/2019	5,989	(2)	$6,528	—		$—
	11/15/2020	10,256	(3)	$11,179	—		$—
Chad Murray(8)	11/15/2018	1,042	(1)	$1,136	—		$—
	11/15/2019	2,246	(2)	$2,448	—		$—
	11/15/2020	3,846	(3)	$4,192	11,539	(5)	$12,578
	3/15/2021	—		$—	20,531	(6)	$22,379
	11/17/2021	12,308		$13,416	—		$—
Robert Young	11/15/2018	1,042	(1)	$1,136	—		$—
	11/15/2019	2,246	(2)	$2,448	—		$—
	11/15/2020	3,846	(3)	$4,192	11,539	(5)	$12,578
	3/15/2021	—		$—	20,531	(6)	$22,379
	11/17/2021	12,308		$13,416	—		$—
André C. Bouchard	11/15/2018	2,777	(1)	$3,027	—		$—
	11/15/2019	5,989	(2)	$6,528	—		$—
	11/15/2020	10,256	(3)	$11,179	19,231	(5)	$20,962
	3/15/2021	—		$—	21,386	(6)	$23,311
	11/17/2021	15,385		$16,770	—		$—

(1)Restricted stock unit award on November 15, 2018 that vests at the rate of 25% per year, beginning November 15, 2019. See “Long-Term Incentive Awards” for a full description of the awards.

(2)Restricted stock unit award on November 15, 2019 that vests at the rate of 25% per year, beginning November 15, 2020. See “Long-Term Incentive Awards” for a full description of the awards.

(3)Restricted stock unit award on November 15, 2020 that vests at the rate of 33% per year, beginning November 15, 2021. See “Long-Term Incentive Awards” for a full description of the awards.

(4)One-time special performance stock unit award of Common Stock that vest upon the achievement of the following stock price milestones prior to the third anniversary of the date of grant (i) 33.3% upon achievement of a Common Stock price of $14; (ii) 33.3% upon achievement of a Common Stock price of $19; and (iii) 33.3% upon achievement of a Common Stock price of $24. For additional information see “CEO Compensation Arrangement” within the Compensation Discussion and Analysis.

(5)LTPSUs awarded on November 15, 2020 shown at target level, cliff vest with achievement of two-year performance goals and completion of the two-year identified service period.

(6)LTPSUs awarded on March 15, 2021 shown at target level, cliff vest with achievement of two-year performance goals and completion of the two-year identified service period.

(7)Market value of Team Common Stock calculated based on the December 31, 2021 close price of $1.09, the last trading day of 2021.

(8)Mr. Murray had 4,921 vested outstanding options as of December 31, 2021. The weighted average exercise price of these options is $40.34 per share.

Option Exercises and Stock Vested in 2021

The following table sets forth information, for the Named Executive Officers, of (1) stock options exercised during 2021, including the number of shares acquired on exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax. We did not include Mr. Kvarda in the table below as he is not employed by the Company or otherwise entitled to participate in the Company’s incentive plans.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Amerino Gatti	—	$—	47,201	$155,469
Susan M. Ball	—	$—	12,190	$43,082
André C. Bouchard	—	$—	16,428	$41,787
Robert Young	—	$—	5,106	$17,992
Chad Murray	—	$—	6,543	$20,133
Jeffrey L. Ott	—	$—	21,178	$54,403
Grant D. Roscoe	—	$—	12,935	$40,040

(1) These amounts include RSUs for which restrictions lapsed during 2021 and for 2019 LTPSUs that became earned and vested during 2021 following completion of the two-year performance period as determined by the compensation committee.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2021, with respect to our equity compensation plans previously approved by our shareholders and equity compensation plans not previously approved by our shareholders.

	Equity Compensation Plans
Plan Category	Number of securities to be issued upon exercise of outstanding options and vesting of outstanding stock awards(a) (1)	Weighted-average exercise price of outstanding options and vesting of outstanding stock awards(b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by shareholders	2,161,719	$0.30	(2)	2,639,298	(3)
Equity compensation plans not approved by shareholders	N/A	N/A		N/A
Total	2,161,719	$0.30		2,639,298

(1)For purposes of the table above, includes long term performance-based stock units outstanding at December 31, 2021 at the maximum performance level of 0.87 million as well as the special one-time special performance stock unit award of 0.47 million. Assuming the target performance level of 0.55 million for the long-term performance-based stock units, the total number of securities issuable upon exercise or vesting of outstanding stock awards is 1.7 million. The actual number of shares to be issued for performance-based stock units, if any, is dependent upon the level of performance achieved.
(2)The weighted-average exercise price shown above includes RSUs and PSUs, which have no exercise price. Excluding the impact of RSUs and PSUs, the outstanding stock options had a weighted-average exercise price of $37.27 per share.
(3)Represents amounts available to grant as of December 31, 2021 under the 2018 Plan, approved by shareholders in May 2018 and amended and approved by our shareholders in May 2021, which replaced our previous equity compensation plans. On February 16, 2022 0.5 million performance units outstanding at December 31, 2021 were cancelled under the 2020 Long-Term Performance Stock Unit Awards, and became available for future grants of awards under the 2018 Plan.

Nonqualified Deferred Compensation for Fiscal Year 2021
Under our Deferred Compensation Plan, certain key executives, including the Named Executive Officers may defer any whole dollar amount of the compensation they receive in salary or under our annual cash bonus plan, consisting of up to 50% of their base annual pay and up to 100% of their annual cash bonus. Under the terms of the Deferred Compensation Plan, we match deferrals in the deferred compensation plan at the same percentage as provided under the 401(k) Plan for amounts contributed over the Code limit, subject to a deferral cap of the base annual salary of the plan participant. Amounts deferred under the Deferred Compensation Plan are generally paid upon a participant’s retirement or termination of employment. Distributions can occur earlier in the case of severe financial hardship or if the participant elected to receive his or her deferral on a fixed date prior to his or her termination or retirement. In April 2020, as part of our response to the COVID-19 Pandemic, we suspended and have not yet restored the employer match in our Deferred Compensation Plan.
All of the investment options available under the Deferred Compensation Plan are also available under the Company’s 401(k) plan. All investment gains and losses in a participant’s account under the Deferred Compensation Plan are entirely based upon the investment selections made by the participant.
The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Deferred Compensation Plan. We did not include Mr. Kvarda in the table below as he is not employed by the Company or otherwise entitled to participate in the Company’s Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Amerino Gatti(5)	$267,245	$—	$122,136	$—	$1,178,630

Susan M. Ball(6)	$—	$—	$13,221	$—	$283,349

André C. Bouchard:	$23,609	$—	$8,611	$—	$92,429

Robert Young(8)	$—	$—	$—	$—	$—

Chad Murray(8)	$—	$—	$—	$—	$—

Jeffrey L. Ott(7)	$36,881	$—	$(1,091)	$—	$135,221

Grant D. Roscoe(7)	$43,353	$—	$(31,075)	$(284,473)	$—

(1)The amounts reported in the “Executive Contributions in Last FY” column represent contributions made or deferrals elected by the NEO during the fiscal year.
(2)The amounts reported in the “Company Contributions in Last FY” column represent the Company’s contributions to each NEO’s Deferred Compensation Plan account which are also reported as part of 2021 “All Other Compensation” in the Summary Compensation Table.
(3)The amounts reported in the “Aggregate Earnings in Last FY” column represent the aggregate earnings to each NEO’s Deferred Compensation Plan account which are also reported as part of 2021 “All Other Compensation” in the Summary Compensation Table.
(4)The amounts reporting in the “Aggregate Balance at Last FYE” column represent balances from the Deferred Compensation Plan for each NEO as of December 31, 2021.
(5)Mr. Gatti had employer contributions to the plan of $3,678. These contributions will be subject to the forfeiture of any unvested contributions when distributed in accordance with plan provisions.
(6)Ms. Ball had employer contributions to the plan of $4,111. These contributions will be subject to the forfeiture of any unvested contributions when distributed in accordance with plan provisions.
(7)Mr. Ott and Mr. Roscoe had forfeited employer contributions to the plan of $0 and $1,064, respectively.
(8)Did not participate in the Deferred Compensation Plan.

Corporate Executive Officer Compensation and Benefit Continuation Policy

Our Board adopted a Corporate Executive Officer Compensation and Benefits Continuation Policy (the “Executive Severance Policy”) that recognizes the leadership roles that are critical to our success and provides our executive management with reasonable assurances of continued compensation in the event of certain separations from the Company for reasons other than “for cause.”

In connection with the Company’s financing, on February 9, 2022, the Board approved an amendment to the Executive Severance Policy, as amended, to provide that the Company’s Financing would not constitute a change in control for purposes of the Severance Policy and to amend the definition of change in control, consistent with the 2018 Plan, as amended (the “2018 Plan”). As a condition of the Company’s Financing, the participants in the Executive Severance Policy, which include our eligible named executive officers, executed a consent waiving any change in control entitlement in connection with the Company’s Financing for purposes of the Executive Severance Policy and agreeing to the modification in the change in control definition in exchange for the Company’s agreement to refrain from further modifications to the Executive Severance Policy with respect to those participants.

The Executive Severance Policy provides generally that upon (i) involuntary termination by the Company without cause and (ii) employee voluntary termination for good reason, the terminated executive would receive:

•a continued salary for a stated period (18 months for the CEO and 15 months for Presidents and Executive Vice Presidents), a portion of which may be paid in a single lump sum if necessary to satisfy exception requirements of Section 409A of the Code;

•a single lump sum payment ($19,000 for the CEO, $15,500 for Presidents and Executive Vice Presidents) to compensate the executives for health and welfare benefits; and

•access to outplacement assistance paid by the Company for six months.

In exchange for such benefits, the executive must enter into a general release agreement and one-year non-competition agreement with the Company. If the employee breaches the non-competition agreement prior to its expiration, the Company has the right to suspend all subsequent severance payments and to seek restitution for payments already made.

Severance benefits are also triggered when an involuntary termination without cause or voluntary termination for good reason occurs within 90 days before or within 360 days after a change of control. In such event, the terminated executive would generally receive:

•a supplemental single lump sum salary payment equivalent to 36 months for the CEO, 30 months for Presidents and Executive Vice Presidents, payable on the 91st day following termination;

•a supplemental single sum compensation payment representing annual bonus opportunities, calculated as the higher of the most recent year’s paid bonus or the average bonus paid for the last three years (three times annual bonus opportunity for the CEO, two and one-half times annual bonus opportunity for Presidents and Executive Vice Presidents), payable on the 91st day following termination;

•a single lump sum payment ($66,000 for the CEO, $55,000 for Presidents and Executive Vice Presidents) to compensate the executives for health and welfare benefits payable on the 91st day following termination; and

•access to outplacement assistance paid by the Company for six months.

These enhanced severance benefits are generally payable 91 days after termination from employment and are only available where both a change in control and an involuntary separation without cause or a voluntary separation for good reason occur. In exchange for such benefits, the executive must enter into a general release and six-month non-competition agreement with the Company. For purposes of the Executive Severance Policy, the following definitions apply:

A “change in control” has the same meaning as set forth in the 2018 Plan and generally means the first to occur of any of the following events:

•any person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company or 90% or more of the Company’s operating assets, other than in certain limited transactions;

•except for certain transactions, the consummation of a merger, consolidation, or other reorganization of the Company.

A “voluntary separation for good reason” means the termination of employment by the executive upon the occurrence of any of the following events without the consent of the executive:

•a material diminution in the base compensation of the executive;

•a material change in geographic work location for an executive to a location more than 50 miles from the executive’s current work location; or

•a material diminution in the executive’s authorities, duties or responsibilities, and position within the leadership team; provided, however, that a “voluntary separation for good reason” shall not be considered to occur solely because an executive’s authorities, duties or responsibilities, and position are reallocated to other senior executives based on a good faith determination by the Board that such reallocation is necessary in order for the Company to adequately address material growth and/or expansion of the business.

An “involuntary termination of employment without cause” means a termination from employment that is not the result of:

•a good faith determination by the Board that the executive knowingly committed material acts involving fraud, dishonesty or violations of criminal or other statutes; or

•a good faith determination by the Board that the executive knowingly violated the Company’s Code of Business Conduct and Ethics.

The Board administers this policy consistent with Section 409A of the Code and makes the final good faith determination on whether or not an involuntary termination is for cause or without cause; whether or not a voluntary termination is for good reason; and whether or not a change of control event has occurred and is objectively determinable.
Potential Payments Upon Termination or Change of Control

As discussed above under “Corporate Executive Officer Compensation and Benefit Continuation Policy,” the Board adopted a policy that recognizes the leadership roles that are critical to our success and provides our executive management with reasonable assurances of compensation in the event of a separation from the Company for any reason other than “for cause.” Based on the terms of the Executive Severance Policy, the amount of compensation payable to each Named Executive Officer in each situation is listed below. The following information assumes the involuntary termination by the Company without cause, the voluntary termination by the employee for good reason or the change of control termination of the Named Executive Officer occurred on December 31, 2021.We did not include Mr. Kvarda in the table below as he is not employed by the Company or otherwise entitled to participate in the Executive Severance Policy. On March 18, 2022, Mr. Gatti resigned from the role of Chairman and CEO, effective March 21, 2022, and we entered into a separation agreement with Mr. Gatti. Mr. Gatti’s actual severance benefits are described under “Separation Agreement with Mr. Gatti” above.

Amerino Gatti: Benefits Payable Upon Termination as of 12/31/21	Salary	Incentive Bonus	Outstanding Unvested Equity Awards (1)	Healthcare/ Life Insurance/ Long-Term Disability	Other	Total
Involuntary Termination by Company Without Cause	$1,275,000	$—	$147,403	$19,000	$25,000	$1,466,403
Change of Control and Involuntary Termination by Company Without Cause or Voluntary Termination by Employee for Good Reason	$2,550,000	$713,954	$873,064	$66,000	$25,000	$4,228,018

Susan M. Ball: (2) Benefits Payable Upon Termination as of 12/31/21	Salary	Incentive Bonus	Outstanding Unvested Equity Awards (1)	Healthcare/ Life Insurance/ Long-Term Disability	Other	Total
Involuntary Termination by Company Without Cause/Voluntary Termination by Employee for Good Reason	$—	$—	$—	$—	$—	$—
Change of Control and Involuntary Termination by Company Without Cause or Voluntary Termination by Employee for Good Reason	$—	$—	$—	$—	$—	$—

André C. Bouchard: Benefits Payable Upon Termination as of 12/31/21	Salary	Incentive Bonus	Outstanding Unvested Equity Awards (1)	Healthcare/ Life Insurance/ Long-Term Disability	Other	Total
Involuntary Termination by Company Without Cause/Voluntary Termination by Employee for Good Reason	$515,000	$—	$—	$15,500	$5,000	$535,500
Change of Control and Involuntary Termination by Company Without Cause or Voluntary Termination by Employee for Good Reason	$1,030,000	$174,577	$81,776	$55,000	$5,000	$1,346,353

Robert Young: Benefits Payable Upon Termination as of 12/31/21	Salary	Incentive Bonus	Outstanding Unvested Equity Awards (1)	Healthcare/ Life Insurance/ Long-Term Disability	Other	Total
Involuntary Termination by Company Without Cause/Voluntary Termination by Employee for Good Reason	$481,250	$—	$—	$15,500	$5,000	$501,750
Change of Control and Involuntary Termination by Company Without Cause or Voluntary Termination by Employee for Good Reason	$962,500	$344,896	$56,148	$55,000	$5,000	$1,423,544

Chad Murray: Benefits Payable Upon Termination as of 12/31/21	Salary	Incentive Bonus	Outstanding Unvested Equity Awards (1)	Healthcare/ Life Insurance/ Long-Term Disability	Other	Total
Involuntary Termination by Company Without Cause/Voluntary Termination by Employee for Good Reason	$481,250	$—	$—	$15,500	$5,000	$501,750
Change of Control and Involuntary Termination by Company Without Cause or Voluntary Termination by Employee for Good Reason	$962,500	$165,492	$56,148	$55,000	$5,000	$1,244,140

Jeffrey L. Ott:(3) Benefits Payable Upon Termination as of 12/31/21	Salary	Incentive Bonus	Outstanding Unvested Equity Awards (1)	Healthcare/ Life Insurance/ Long-Term Disability	Other	Total
Involuntary Termination by Company Without Cause/Voluntary Termination by Employee for Good Reason	$612,500	$—	$—	$15,500	$5,000	$633,000
Change of Control and Involuntary Termination by Company Without Cause or Voluntary Termination by Employee for Good Reason	$—	$—	$—	$—	$—	$—

Grant D. Roscoe:(3) Benefits Payable Upon Termination as of 12/31/21	Salary	Incentive Bonus	Outstanding Unvested Equity Awards (1)	Healthcare/ Life Insurance/ Long-Term Disability	Other	Total
Involuntary Termination by Company Without Cause/Voluntary Termination by Employee for Good Reason	$531,250	$—	$—	$15,500	$5,000	$551,750
Change of Control and Involuntary Termination by Company Without Cause or Voluntary Termination by Employee for Good Reason	$—	$—	$—	$—	$—	$—
_____________________

(1)All options and restricted stock units vest upon a change in control. These amounts represent the net realizable value of the unvested restricted stock units at December 31, 2021. These amounts are calculated assuming the restricted stock units vest at the December 31, 2021 close price of $1.09, the last trading day of 2021.
(2)Ms. Ball employment actually terminated effective November 12, 2021 when she voluntarily resigned from her employment with the Company. She did not receive any severance compensation.
(3)Messrs. Ott and Roscoe resigned from their officer positions with the Company effective January 18, 2021. The total amounts disclosed in the table above represent their severance expense.

CEO PAY RATIO

2021 CEO Pay Ratio Information

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of employees (other than the CEO) and the annual total compensation of the CEO for our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For our 2021 fiscal year:

•The median employee’s compensation was $81,244 calculated using the same methodology that we used to determine the annual total compensation of our Named Executive Officers as reported in the Summary Compensation Table;

•The annual total compensation of our CEO for purposes of the CEO pay ratio calculation was $4,515,828 which represents the amount of Mr. Gatti’s total compensation reported in the Summary Compensation Table for 2021; and

•The ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 56 to 1.

As set forth in the “Summary Compensation Table”, the annual total compensation of our former CEO includes $2,216,174 associated with a one-time special performance stock unit award from May 2021. As described in “Separation Agreement with Mr. Gatti”, our former CEO, Mr. Gatti separated from employment with the Company on April 1, 2022 and this 2021 Award, along with other performance-based awards were forfeited.

Identification of the Median Employee

Per Item 402(u) of Regulation S-K, a registrant is required to identify its median employee only once every three years provided that there has been no change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. We identified our median employee for the 2021 fiscal year by using the following methodology, assumptions, adjustments and estimates, as permitted by Item 402(u) of Regulation S-K:

•We selected December 31, 2021 as the date upon which we would identify our median employee. From our tax and payroll records, we compiled a list of all full-time, part-time, temporary and seasonal employees who were employed on that date, including employees working both within and outside of the United States, but excluding the CEO. For purposes of this calculation, as of December 31, 2021 we had approximately 5,200 employees, including approximately 1,100 employees outside the United States. These totals include certain seasonal pay groups that we typically do not include when publicly reporting our total number of employees.

•Item 402(u) of Regulation S-K permits us to exclude up to 5% of our total employees who are non-United States employees, provided that if any non-United States employees in a particular jurisdiction are excluded, we must exclude all non-United States employees in that jurisdiction. As permitted, we excluded approximately 36 employees in France, 13 in Germany, 10 in the United Arab Emirates, 9 employees in Qatar, 6 employees in Azerbaijan, 4 employees in Colombia and 1 employee in Saudi Arabia.

•We used total cash compensation plus share-based compensation during the 2021 fiscal year as reported in our payroll records as a consistently applied compensation measure to identify our median employee from the remaining employees on the list. For this purpose, we define total cash compensation as the sum of base wages plus bonuses paid in cash during the fiscal year. We define share-based compensation as the value realized from the vesting or exercise of share-based awards, calculated using the most recent closing price of our common stock as of the vesting or exercise date. We elected to annualize the total compensation of any permanent employees who were employed for less than the full 2021 fiscal year.

Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of our Named Executive Officers, as reported in the Summary Compensation Table.
Other Computational Notes Regarding The CEO Pay Ratio
The pay ratio presented above is a reasonable estimate. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio may not be comparable to the pay ratio reported by other companies.

HOLDINGS OF MAJOR SHAREHOLDERS, OFFICERS AND DIRECTORS
The following table sets forth certain information regarding the beneficial ownership of our Common Stock (our only class of voting securities) as of April 1, 2022 of (a) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director or nominee for director, (c) the Named Executive Officers and (d) all senior executive officers and directors as a group. The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options owned by such person that are exercisable within 60 days of April 8, 2022. Unless otherwise indicated, the address of each person named below is the address of the Company at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Outstanding Common Stock
Amerino Gatti	138,436		*
André C. Bouchard	81,066		*
Robert Young	10,554		*
Keith Tucker	35,961		*
Sherri Sides	15,492		*
Michael Wood	9,325		*
James McCloskey	11,236		*
Michael J. Caliel	20,000		*
Jeffery G. Davis	98,940		*
Sylvia J. Kerrigan	32,571		*
Anthony R. Horton	—
Evan S. Lederman	34,300		*
J. Michael Anderson	—
Edward J. Stenger	—
All directors, nominees and executive officers as a group (14 persons)	487,431	(2)	1.1%
Corre Partners Management, LLC.	14,545,472	(3)	33.7%
APSC Holdco II	3,404,019	(4)	7.9%
______________
 * Less than 1% of outstanding Common Stock.

(1)The information as to beneficial ownership of Common Stock has been furnished, respectively, by the persons and entities listed, except as indicated below. Each individual or entity has sole power to vote and dispose of all shares listed opposite his, her or its name except as indicated below.
(2)Includes 22,932 shares held in an employee benefit plan.
(3)As reported on Amendment No. 3 to Schedule 13D filed with the SEC on February 15, 2022 by Corre Partners Management, LLC (the “Investment Advisor”), 12 East 49th Street, 40th Floor, New York, NY 10017. According to such Schedule 13D, Corre Opportunities Qualified Master Fund, LP (“Corre Qualified Fund”), Corre Qualified Fund has shared voting power and shared dispositive power with respect to 9,536,514 shares; Corre Horizon Fund, LP (“Corre Horizon”) has shared voting power and shared dispositive power with respect to 2,499,430 shares; Corre Horizon II Fund, LP (“Corre Horizon II” and together with Corre Qualified Fund and Corre Horizon, the “Funds”) has shared voting power and shared dispositive power with respect to 2,509,528 shares; Corre Partners Advisors, LLC (the “General Partner”) has shared voting power and shared dispositive power with respect to 14,545,472 shares; the Investment Advisor has shared voting power and shared dispositive power with respect to 14,545,472 shares; John Barrett has shared voting power and shared dispositive power with respect to 14,545,472 shares; and Eric Soderlund has shared voting power and shared dispositive power with respect to 14,545,472 shares. The General Partner serves as the general partner to the Funds, the Investment Advisor has been delegated investment authority over the assets of the Funds by the General Partner. According to such Schedule 13D: (i) Corre Opportunities Fund may be deemed to be the beneficial owner of 9,536,514 shares of Common Stock, (ii) Corre Horizon may be deemed to be the beneficial owner of 2,499,430 shares of Common Stock, (iii) Corre Horizon II may be deemed to be the beneficial owner of 2,509,528 shares of Common Stock, and (iv) each of the General Partner, the Investment Adviser, Mr. Barrett and Mr. Soderlund may be deemed to be the beneficial owner of 14,545,472 shares of Common Stock.
(4)As reported on Amendment No. 1 to Schedule 13D filed with the SEC on February 14, 2022 by GASC APF, L.P. (“GASC APF”), 527 Madison Avenue, 25th Floor, New York, NY 10002 and an Amendment No. 1 to Schedule 13D filed with the SEC on February 16, 2021 by Iron Park Capital Partners, LP (“Iron Park”), 527 Madison Avenue, 25th Floor, New York, NY 10002. According to each Schedule 13D, APSC Holdco II, L.P. (“APSC Holdco II”), has shared voting power and shared dispositive power with respect to 3,404,019 shares; Atlantic Park Strategic Capital Parallel Master Fund, L.P. (“Atlantic Park”), has shared voting power and shared dispositive power with respect to 3,404,019 shares; GASC APF has shared voting power and shared dispositive power with respect to 3,404,019 shares, and Iron Park has shared voting power and shared dispositive power with respect to 3,404,019 shares. According to each Schedule 13D, APSC Holdco II directly holds Warrants to purchase 5,000,000 shares of Common Stock at $1.50 per share, provided that, pursuant to a notice dated February 10, 2022 from APSC Holdco II to the Company, such Warrants are subject to a conversion cap effective February 10, 2022. Pursuant to such conversion cap, the portion of such Warrants that may be exercised at any time is limited to the amount which would result APSC Holdco II, Atlantic Park and GASC APF beneficially ownership being no more than a maximum of 9.9% of the outstanding Common Stock (inclusive of shares issued in respect of such exercise). Atlantic Park is the sole beneficial owner of APSC Holdco II. Pursuant to an Investment Management Agreement, dated July 6, 2020, Atlantic Park and certain of its affiliates have delegated their voting and dispositive power over their direct and indirect investments (including the Common Stock) to Iron Park and GASC APF and appointed each of them to jointly act as investment advisers.
We do not know of any arrangement that may at a subsequent date result in a change of control of the Company.
DELINQUENT SECTION 16(A) REPORTS

Each of our directors and certain officers are required to report to the U.S. Securities and Exchange Commission (the “SEC”), by a specified date, his or her transactions related to our Common Stock. Based solely on a review of the copies of reports furnished to us or written representations that no other reports were required, we believe that all filing requirements applicable to our executive officers, directors and greater-than 10% beneficial owners were met during 2021, with the exception of one late Form 3 filing for Mr. Stenger and one late Form 4 filing reporting one transaction for each of Matthew E. Acosta, Chad Murray, Sherri A. Sides, André C. Bouchard, Robert Young, and Amerino Gatti.
TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a written Related Party Transaction Policy in order to ensure that any related party transactions are properly reviewed, approved by the Audit Committee, and fully disclosed in accordance with the rules and regulations of the SEC and the NYSE. All related party transactions, including transactions between us and any executive officer, director, director nominee or more than 5% shareholder of the Company, or any of their immediate family members, where the amount exceeds $120,000 and in which such related person has a direct or indirect material interest, must be approved by our Audit Committee.

Under the policy, any related party (or if the related party is an immediate family member of an executive officer or director, such executive officer or director) must notify the Company’s Chief Legal Officer in writing of facts and circumstances of any proposed transaction with a related person. Any member of the Audit Committee who has an interest in a transaction under review must abstain from voting on the approval of the transaction. The Audit Committee may approve the related party transaction only if the Audit Committee determines in good faith that the transaction is not inconsistent with the interests of the Company and its shareholders. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the related party transaction.

Related party transactions must also comply with our existing policies and procedures, including the Code of Business Conduct and Ethics and Corporate Governance Principles.

AUDIT COMMITTEE REPORT
Committee Purpose and Evaluation. The primary purpose of the Audit Committee is to monitor (a) the integrity of the Company’s financial statements; (b) compliance by the Company with legal and regulatory requirements; (c) the registered public accounting firm’s (independent auditor’s) qualifications and independence; (d) the performance of the Company’s independent auditor and internal audit function; and (e) the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company. The Audit Committee is solely responsible for the appointment and compensation of Team’s independent registered public accounting firm. The Board has adopted a written charter for the Audit Committee, a copy of which is posted on our website at www.teaminc.com on the “Investors” page under “Corporate Governance.”

2022 Audit Committee Engagement. The Audit Committee has discussed with our internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee meets regularly with the internal auditors and KPMG, with and without representatives of management, to discuss the results of their examinations, the evaluations of Team’s internal controls and the overall quality of Team’s accounting principles.

Committee Composition. The Audit Committee consists of the three members of our Board identified below. Our Board has determined that each Audit Committee member is independent and satisfies the requirements of financial literacy and other qualifications under applicable law and the regulations of the SEC and NYSE. In addition, our Board of directors has determined that Messrs. Horton and Stenger, as defined by SEC rules, are both audit committee financial experts.

Required Communications with KPMG. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed KPMG’s independence from Team and its management with KPMG. As stated below in Information on Independent Public Accountants, the Audit Committee annually approves all audit services, permissible non-audit services and related fees conducted by our independent auditor and has concluded that the provision of any services to eh Company by KPMG did not impact KPMG’s independence in the conduct of their auditing functions.

Committee Oversight of Financial Statements. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with senior management and has discussed with KPMG LLP (“KPMG”), the independent auditors for Team, the matters required to be discussed with the committee under applicable standards of the SEC and Public Company Accounting Oversight Board (United States), including Auditing Standard No. 1301, “Communications with Audit Committees” and the SEC. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialist on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team.

Committee Oversight and Assessment of KPMG. In connection with the evaluation, appointment and retention of the independent registered public accounting firm, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the registered public accounting firm and lead partner, including consideration of input from management. In doing so, the Audit Committee considers various factors including, but not limited to: the quality of services provided; technical expertise and knowledge of the industry and the Company’s business and operations; effective communication; objectivity; independence and the potential impact of changing the independent registered public accounting firm. Based on this evaluation, the Audit Committee has elected to retain KPMG as our independent registered public accounting firm for 2022.
In performing all of these functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of Team’s management and KPMG which, in its report, expresses an opinion on whether or not Team’s annual financial statements conform, in all material respects, with accounting principles generally accepted in the United States and on the effectiveness of Team’s internal control over financial reporting. In reliance on the opinions and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
Audit Committee
Edward J. Stenger, Chairman
Anthony R. Horton
Evan S. Lederman

INFORMATION ON INDEPENDENT PUBLIC ACCOUNTANTS
A representative of KPMG is expected to attend the Annual Meeting with the opportunity to make a statement if such representative desires to do so and to respond to appropriate questions presented at the meeting.
Principal Accountant Fees and Services
The following table sets forth the fees billed by KPMG for the years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees	$2,749,488	$2,384,900
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$2,749,488	$2,384,900
The Audit Committee’s charter provides for review and pre-approval by the Audit Committee of all audit services, permissible non-audit services and related fees conducted by our independent auditor. The Audit Committee meets annually to approve audit and tax fees for the ensuing year. The Audit Committee has authorized the Chairman of the Audit Committee to engage KPMG on non-audit matters not exceeding $100,000; provided that KPMG is more efficient or uniquely qualified to perform the work for which it is engaged and that such engagement is reported to the full Audit Committee in a timely manner. All of the fees and services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” were approved by the Audit Committee and the Audit Committee concluded that the provision of such services by KPMG did not impact KPMG’s independence in the conduct of their auditing functions.
Under its charter, the Audit Committee has the duty and responsibility for ensuring the rotation of audit partners as required by law as well as periodically evaluating whether to rotate our independent auditors.
ANNUAL REPORT ON FORM 10-K
The Company will send, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2021, including the consolidated financial statements, as filed with the SEC, to any person whose proxy is being solicited, upon written request to Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.
DELIVERY OF PROXY MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS
To reduce the expenses of delivering duplicate proxy materials and to help the environment by conserving natural resources, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478 or (281) 331-6154. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
Proxy Statement Proposals-A shareholder who wishes to present a proposal for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must deliver the proposal to our principal executive offices no later than the close of business on December 26, 2022.  Submissions should comply with the requirements of Rule 14a-8. Submissions of shareholder proposals received after that date will be considered untimely for inclusion in the Proxy Statement and form of proxy for our 2022 Annual Meeting. Shareholder proposals submitted other than in accordance with Rule 14a-8 are considered untimely, and management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the 2023 Annual Meeting, without any discussion in the Proxy Statement.
Other Proposals and Nominations-Our Bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in our proxy statement for that meeting. Our Bylaws require that a shareholder’s proposal, to be considered timely noticed, must be received by the Corporate Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days before the one-year anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. As a result, proposals submitted for our 2022 Annual Meeting in accordance with the provisions of our Bylaws must be received no earlier than December 26, 2022, and no later than the close of business on January 25, 2023, and must otherwise comply with the requirements of our Bylaws.
As set forth in our Bylaws, such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a Director, (1) all information as may be required by the Company pursuant to any policy of the Company governing the selection of Directors; and (2) such person’s written consent to being named as a nominee and to serving as a Director if elected; and (3) information as to any material relationships, including financial transactions and compensation, between the shareholder and the proposed nominee(s); and (B) as to any business the shareholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal or nomination is made, (1) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (2) the class and number of shares of the Company that are owned beneficially and held of record by such shareholder and such beneficial owner; (3) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination; and (5) a disclosure of all ownership interests, including derivatives, hedged positions and other economic and voting interests.
These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.
All notices of proposals, whether or not to be included in our proxy materials, should be sent to our principal executive offices at Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.
You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 9, 2022. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).
Our Annual Report is being mailed together with this Proxy Statement and is available at our website at www.teaminc.com/proxy2022, under the “Investors” page in accordance with the SEC’s “notice and access” regulations. The Annual Report does not constitute any part of the proxy solicitation material.

OTHER BUSINESS
Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting of Shareholders and at this date has not been informed of any matters that may be presented at the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.
André C. Bouchard
Executive Vice President, Administration, Chief Legal Officer & Secretary
April [25], 2022

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.investorvote.com/TISI or scan the QR code - login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TISI

Annual Meeting Proxy Card

A		Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 AND 6 (including each subpart thereof):

1. Election of six (6) nominees named in the Proxy Statement as Class I, II, or III directors to serve a one-year term, two-year term, or three-year term, respectively.
	For	Withhold				For	Withhold		For	Withhold
01 - Anthony R. Horton (Class I)	☐	☐	02 - Evan S. Lederman (Class I)			☐	☐	03 - Michael J. Caliel (Class II)	☐	☐

04 - Edward J. Stenger (Class II)	☐	☐	05 - J. Michael Anderson (Class III)			☐	☐	06 - Jeffery G. Davis (Class III)	☐	☐
			For	Against	Abstain				For	Against	Abstain
2. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock, par value $0.30 per share (“Common Stock”) of the Company from 60,000,000 shares to 120,000,000 shares of Common Stock
			☐	☐	☐
3. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, at the discretion of the Board, to effect a reverse stock split of the issued and outstanding shares of Common Stock, which would combine a whole number of outstanding shares of the Common Stock in a range of not less than one-for-six (1:6) shares and not more than one-for-ten (1:10) shares, into one share of Common Stock, and reduce the number of outstanding shares of Common Stock and a corresponding reduction in the total number of authorized shares of Common Stock in proportion to the reduction of the issued shares
									☐	☐	☐

4. Ratification of the Company’s Section 382 Rights Agreement, dated as of February 2, 2022, by and between the Company and Computershare Trust Company, N.A			☐	☐	☐	5. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022			☐	☐	☐

6. Advisory vote on Named Executive Officer compensation			☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name exactly as it appears on this proxy. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

The 2022 Annual Meeting of Shareholders of Team, Inc. will be held on June 1, 2022 at 3:00pm CDT, virtually via the internet at www.meetingcenter.io/[ ].

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — [TISI2022].

IMPORTANT ANNUAL MEETING INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE JUNE 1, 2022 ANNUAL MEETING OF SHAREHOLDERS. THE COMPANY’S PROXY STATEMENT AND FORM 10-K ARE AVAILABLE AT:

www.investorvote.com/TISI

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REVOCABLE PROXY — TEAM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS - JUNE 1, 2022

The undersigned hereby appoints André C. Bouchard and Matthew Acosta and each of them, with full power of substitution and ratification, attorney and proxy of the undersigned to vote all shares of Team, Inc. which the undersigned is entitled to vote at Team, Inc.'s 2022 Annual Meeting of Shareholders which will be held on June 1, 2022 at 3:00 p.m. (Central Time), via live webcast at www.meetingcenter.io/[ ], and any adjournment or postponement thereof.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

Appendix A
The Company uses supplemental non-GAAP financial measures which are derived from the consolidated financial information including adjusted net income (loss); adjusted net income (loss) per diluted share, earnings before interest and taxes (“EBIT”); adjusted EBIT (defined below); adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and free cash flow to supplement financial information presented on a GAAP basis.

The Company defines adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBIT to exclude the following items: costs associated with our OneTEAM program, costs associated with the Operating Group Reorganization, non-routine legal costs and settlements, restructuring charges, certain severance charges, goodwill impairment charges and certain other items that we believe are not indicative of core operating activities. Consolidated adjusted EBIT, as defined by us, excludes the costs excluded from adjusted net income (loss) as well as income tax expense (benefit), interest charges, foreign currency (gain) loss, and items of other (income) expense. Consolidated adjusted EBITDA further excludes from consolidated adjusted EBIT depreciation, amortization and non-cash share-based compensation costs. Segment adjusted EBIT is equal to segment operating income (loss) excluding costs associated with our OneTEAM program, costs associated with the Operating Group Reorganization, non-routine legal costs and settlements, restructuring charges, certain severance charges, goodwill impairment charges and certain other items as determined by management. Segment adjusted EBITDA further excludes from segment adjusted EBIT depreciation, amortization, and non-cash share-based compensation costs. Free cash flow is defined as net cash provided by (used in) operating activities minus capital expenditures. Net debt is defined as the sum of the current and long-term portions of debt, including finance lease obligations, less cash and cash equivalents.
Management believes these non-GAAP financial measures are useful to both management and investors in their analysis of our financial position and results of operations. In particular, adjusted net income (loss), adjusted net income (loss) per diluted share, consolidated adjusted EBIT, and consolidated adjusted EBITDA are meaningful measures of performance which are commonly used by industry analysts, investors, lenders and rating agencies to analyze operating performance in our industry, perform analytical comparisons, benchmark performance between periods, and measure our performance against externally communicated targets. Our segment adjusted EBIT and segment adjusted EBITDA is also used as a basis for the Chief Operating Decision Maker to evaluate the performance of our reportable segments. Free cash flow is used by our management and investors to analyze our ability to service and repay debt and return value directly to stakeholders.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures and should be read only in conjunction with financial information presented on a GAAP basis. Further, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies who may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes. The liquidity measure of free cash flow does not represent a precise calculation of residual cash flow available for discretionary expenditures. Reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure are presented below.
A-1

TEAM, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

	Twelve Months Ended December 31,
	2021	2020
	(unaudited)	(unaudited)

Adjusted EBITDA (Non-GAAP)	$6,412	$40,027
Less: Depreciation and amortization	41,518	45,908
Less: Non-cash share-based compensation costs	7,013	6,307
Adjusted EBIT (Non-GAAP)	(42,119)	(12,188)
Less: Professional fees and other[1]	8,882	5,062
Less: Legal costs[2]	7,243	1,947
Less: Natural disaster costs	—	500
Less: Goodwill impairment charge	64,632	191,788
Less: Restructuring and other related charges, net[3]	3,106	5,877
Operating loss (GAAP)	(125,982)	(217,362)
Less: Interest expense, net	46,308	29,818
Less: Loss on warrants	59	—
Less: Loss on debt extinguishment and modification	—	2,224
Less: Other (income) expense, net	2,461	2,514
Less: Provision (benefit) for income taxes	11,209	(14,715)
Net loss (GAAP)	$(186,019)	$(237,203)

Cash (used in) provided by operating activities (GAAP)	$(35,453)	$52,764
Capital expenditures	(17,605)	(19,958)
Free cash flow (Non-GAAP)	$(53,058)	$32,806
___________________________________
1    For the twelve months ended December 31, 2021 and 2020, includes $0.3 million and $3.2 million, respectively, associated with the OneTEAM program (exclusive of restructuring costs).
2    For the twelve months ended December 31, 2021, primarily relates to accrued legal matters and other legal fees. For the twelve months ended December 31, 2020, primarily relates to costs associated with international legal and internal control review matters.
3    For the twelve months ended December 31, 2021, $2.9 million relates to severance charges associated with the OneTEAM program and $0.2 million associated with other severance charges. For the twelve months ended December 31, 2020, $3.4 million relates to severance charges associated with the OneTEAM program and $2.5 million relates to severance charges due to the impact of COVID-19.

A-2

APPENDIX B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TEAM, INC.

Team, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on November 29, 2011 (the “Certificate of Incorporation”).

2.Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon has duly approved, the amendment to the Certificate of Incorporation set forth in this Certificate of Amendment.

3.That the first sentence of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

The aggregate number of shares which the corporation shall have the authority to issue is 120,500,000 shares, of which 120,000,000 shares shall be common shares, par value $0.30 each (“Common Stock”), and of which 500,000 shares shall be preferred shares, par value $100.00 each (“Preferred Stock”), issuable in series.

4.All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by André C. Bouchard, its Senior Vice President, Administration, General Counsel & Secretary, this [●] day of [●], 2022.

By:
Name:	André C. Bouchard
Title:	Senior Vice President, Administration, General Counsel & Secretary

B-1

APPENDIX C

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TEAM, INC.

Team, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation filed with the Secretary of State on November 29, 2011 (the “Certificate of Incorporation”).

2. Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon has duly approved, the amendment to the Certificate of Incorporation set forth in this Certificate of Amendment.

3. The Certificate of Incorporation is hereby amended as follows:

Article IV of the Certificate of Incorporation is shall be amended and restated to insert the following paragraph immediately following the caption “Shares” as follows:

Effective as of the effective time of [●][a.m.][p.m.], [Central] Time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [_____] shares of the Corporation’s Common Stock, par value $0.30 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.30 per share, without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Split. Instead, any stockholders who would have been entitled to receive a fractional share interest of Common Stock as a result of the Reverse Split, shall with respect to such fractional interest, be entitled to receive cash payments, without interest, in lieu of fractional shares of Common Stock, in an amount equal to the proceeds attributable to the sale of such fractional interest following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

At the Effective Time, the first sentence of Article IV of the Certificate of Incorporation shall be hereby amended and restated in its entirety as follows:

The aggregate number of shares which the corporation shall have the authority to issue is [_____]shares, of which [_____] shares shall be common shares, par value $0.30 each (“Common Stock”), and of which 500,000 shares shall be preferred shares, par value $100.00 each (“Preferred Stock”), issuable in series.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by André C. Bouchard, its Senior Vice President, Administration, General Counsel & Secretary, this [●] day of [●], 2022.

By:
Name:	André C. Bouchard
Title:	Senior Vice President, Administration, General Counsel & Secretary
C-1

APPENDIX D

Execution Version

SECTION 382 RIGHTS AGREEMENT

Dated as of February 2, 2022

between
TEAM, INC.
and
COMPUTERSHARE TRUST COMPANY, N.A.,

as Rights Agent

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SECTION 382 RIGHTS AGREEMENT
This Section 382 Rights Agreement (this “Agreement”), dated as of February 2, 2022, is between Team, Inc. a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”).
The Company and certain of its Subsidiaries (as defined below) have generated certain Tax Attributes (as defined below) for United States federal income tax purposes and the Company therefore desires to avoid an “ownership change” within the meaning of Section 382 of the Code (as defined below), including for purposes of Section 383 of the Code, and to preserve the Company’s ability to utilize such Tax Attributes.
The board of directors of the Company (the “Board of Directors”) has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of common stock, par value $0.30 per share, of the Company outstanding on the Close of Business on February 14, 2022 (the “Record Date”) and has authorized the issuance of one Right with respect to each additional Common Share (as defined below) issued by the Company between the Record Date and the earliest of (i) the Distribution Date, (ii) the Redemption Date, and (iii) the Final Expiration Date, and additional Common Shares that shall become outstanding after the Distribution Date as provided in Section 22 of this Agreement, each Right initially representing the right to purchase one one-thousandth of a Preferred Share, subject to adjustment, upon the terms and subject to the conditions hereof.
Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties agree as follows:
1.Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
1.1“Acquiring Person” means any Person (other than an Exempt Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.9% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit plan or (v) any Person who or which, together with all Affiliates and Associates of such Person, at the time of the first public announcement of this Agreement, is a Beneficial Owner of 4.9% or more of the Common Shares then outstanding (a “Grandfathered Stockholder”); provided, that if a Grandfathered Stockholder becomes, after such time, the Beneficial Owner of any additional Common Shares (other than (A) pursuant to the vesting or exercise of any equity awards issued to a member of the Board of Directors, (B) pursuant to additional grants of any such equity awards to a member of the Board of Directors, (C) pursuant to the exercise of warrants or options or the conversion or exchange of any securities in accordance with the terms thereof, in each case, either as held by a Grandfathered Stockholder as of the time of the first public announcement of this Agreement or as directly issued by the Company to a Grandfathered Stockholder following the first public announcement of this Agreement, (D) pursuant to the payment of interest or dividends in the form of additional securities on any exchangeable or convertible securities held by a Grandfathered Stockholder as of the time of first public announcement of this Agreement or any exercise or conversion of such additional securities by a Grandfathered Stockholder, or (E) pursuant to the Company directly issuing Common Shares or warrants, options or other securities convertible into or exchangeable for Common Shares to a Grandfathered Stockholder) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional Common Shares, such Person is not the Beneficial Owner of 4.9% or more of the Common Shares then outstanding; provided, further, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 4.9%, such Grandfathered Stockholder shall no longer be deemed to be a Grandfathered Stockholder and this clause (v) shall have no further force or effect with respect to such Person. For the avoidance of doubt, in the event that after the time of the first public announcement of this Agreement, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of Common Shares expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different Common Shares that confers Beneficial Ownership of Common Shares shall be considered the acquisition of Beneficial Ownership of additional Common Shares by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of this Agreement unless, upon such acquisition of Beneficial Ownership of additional Common Shares, such person is not the Beneficial Owner of 4.9% or more of the Common Shares then outstanding.
Notwithstanding the foregoing, no Person shall become an Acquiring Person as the result of an acquisition or redemption of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 4.9% (or such other percentage as would
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otherwise result in such Person becoming an Acquiring Person) or more of the Common Shares then outstanding; provided, that if a Person would, but for the provisions of this paragraph, become an Acquiring Person by reason of an acquisition or redemption of Common Shares by the Company and shall, after such share acquisition or redemption by the Company, become the Beneficial Owner of any additional Common Shares at any time such that the Person is or thereby becomes the Beneficial Owner of 4.9% (or such other percentage as would otherwise result in such Person becoming an Acquiring Person) or more of the Common Shares then outstanding (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person shall be deemed to be an Acquiring Person.
Notwithstanding the foregoing, if the Board of Directors, with the concurrence of a majority of the members of the Board of Directors who are not, and are not representatives, nominees, Affiliates or Associates of, such Person or an Acquiring Person, determines in good faith that a Person that would otherwise be an Acquiring Person has become such inadvertently (including because (i) such Person was unaware that it beneficially owned a percentage of Common Shares that would otherwise cause such Person to be an Acquiring Person or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing, obtaining or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to have become an Acquiring Person. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an Acquiring Person has become so as a result of its actions in the ordinary course of its business that the Board of Directors determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an Acquiring Person.
Notwithstanding the foregoing, no Person shall become an Acquiring Person solely as a result of an Exempt Transaction.
Notwithstanding the foregoing, no regulated investment company under Section 851 of the Code shall be deemed to be an Acquiring Person, unless the Board of Directors determines, in its reasonable discretion, that such regulated investment company is deemed to Beneficially Own more than 4.9% or more of the Common Shares then outstanding under the standards of Treasury Regulation 1.382-3(a). In determining whether any regulated investment company is an Acquiring Person, the filing of a statement under Section 13 of the Exchange Act with respect to such regulated investment company shall not be deemed to establish that such regulated investment company has acquired Beneficial Ownership of 4.9% or more of the Common Shares then outstanding; provided, that the Board of Directors shall be entitled to rely upon any such filing unless such regulated investment company provides information and diligence that permits the Board of Directors to conclude, in its reasonable discretion, that such regulated investment company has not acquired Beneficial Ownership of 4.9% or more of the Common Shares then outstanding pursuant to the standards of Treasury Regulation 1.382-3.
    Notwithstanding the definition of Acquiring Person under this Agreement, the Board of Directors may also determine that any Person is an Acquiring Person under this Agreement if such Person becomes the Beneficial Owner of 4.9% (by value) or more of the Common Shares then outstanding (as the term “stock” is defined in Treasury Regulations Sections 1.382-2(a)(3) and 1.382-2T(f)(18)).

1.2 “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date of this Agreement.
1.3A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own,” or have “Beneficial Ownership” of, any securities:
1.3.1which such Person actually owns (directly or indirectly) or would be deemed to actually or constructively own pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent that ownership of such securities would be attributed to such Persons under Section 382 of the Code and the Treasury Regulations promulgated thereunder));
1.3.2which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 promulgated under the Exchange Act, as in effect on the date of this Agreement;
1.3.3which such Person or any of such Person’s Affiliates or Associates has (i) the right or ability to vote, cause to be voted or control or direct the voting of pursuant to any agreement, arrangement or
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understanding, whether or not in writing; provided, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (B) is not also then reportable on a statement on Schedule 13D under the Exchange Act (or any comparable or successor report) or (ii) the right or the obligation to become the Beneficial Owner (whether such right is exercisable or such obligation is required to be performed immediately or only after the passage of time, the occurrence of conditions, the satisfaction of regulatory requirements or otherwise) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock-borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, that a Person shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act until such tendered securities are accepted for purchase or exchange;
1.3.4which are Beneficially Owned (within the meaning of the preceding subsections of this Section 1.3), directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of any securities of the Company or cooperating in obtaining, changing, or influencing control of the Company; or
1.3.5which are the subject of, or the reference securities for, or that underlie, any Derivative Position of such Person or any of such Person’s Affiliates or Associates, with the number of Common Shares deemed Beneficially Owned in respect of a Derivative Position being the notional or other number of Common Shares in respect of such Derivative Position (without regard to any short or similar position) that is specified in (i) one or more filings with the Securities and Exchange Commission by such Person or any of such Person’s Affiliates or Associates or (ii) the documentation evidencing such Derivative Position as the basis upon which the value or settlement amount of such Derivative Position, or the opportunity of the holder of such Derivative Position to profit or share in any profit, is to be calculated in whole or in part (whichever of (i) or (ii) is greater), or if no such number of Common Shares is specified in such filings or documentation (or such documentation is not available to the Board of Directors), as determined by the Board of Directors in its reasonable discretion.
Notwithstanding anything in this definition of Beneficial Owner to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, means the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.
1.4 “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the state of New York are authorized or obligated by law or executive order to close.
1.5 “Close of Business” on any given date means 5:00 p.m., New York time, on such date; provided, that if such date is not a Business Day, it means 5:00 p.m., New York time, on the next succeeding Business Day.
1.6“Code” means the Internal Revenue Code of 1986, as amended.
1.7“Common Shares” means the shares of common stock, par value $0.30 per share, of the Company. “Common Shares,” when used with reference to any Person other than the Company, means the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.
1.8“Common Stock Equivalents” has the meaning set forth in Section 11.1.3(ii)(C).
1.9“Current Per Share Market Price” has the meaning set forth in Section 11.4.1.
1.10“Current Value” has the meaning set forth in Section 11.1.3(i)(A).
1.11“Derivative” has the meaning set forth in Section 1.12.
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1.12“Derivative Position” shall mean any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index) (any of the foregoing, a “Derivative”), whether or not presently exercisable, that (i) has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Common Shares or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Common Shares and that increases in value as the market price or value of the Common Shares increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Common Shares and (ii) is capable of being settled, in whole or in part, through delivery of cash or Common Shares (whether on a required or optional basis, and whether such settlement may occur immediately or only after the passage of time, the occurrence of conditions, the satisfaction of regulatory requirements or otherwise), in each case regardless of whether (A) it conveys any voting rights in such Common Shares to any Person or (B) any Person (including the holder of such Derivative Position) may have entered into other transactions that hedge its economic effect.
1.13“Distribution Date” has the meaning set forth in Section 3.1.
1.14“Earning Power” has the meaning set forth in Section 13.3.
1.15“Equivalent Preferred Shares” has the meaning set forth in Section 11.2.
1.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.17“Exchange Property” has the meaning set forth in Section 24.6.
1.18“Exchange Ratio” has the meaning set forth in Section 24.1.
1.19“Exchange Recipients” has the meaning set forth in Section 24.6.
1.20“Exempt Person” means any Person that the Board of Directors determines is exempt from this Agreement, which determination shall be made in the sole and absolute discretion of the Board of Directors; provided, that no Person shall qualify as an Exempt Person unless such determination is made prior to such time as any Person becomes an Acquiring Person; provided, further, that any Person will cease to be an Exempt Person if the Board of Directors makes a contrary determination with respect to such Person regardless of the reason therefor.
1.21“Exempt Transaction” means any transaction that the Board of Directors determines is exempt from this Agreement, which determination shall be made in the sole and absolute discretion of the Board of Directors; provided, no transaction shall qualify as an Exempt Transaction unless such determination is made prior to such time as any Person becomes an Acquiring Person.
1.22“Exemption Request” has the meaning set forth in Section 36.
1.23“Final Expiration Date” means the earliest to occur of (i) the Close of Business on the day following the certification of the voting results of the Company’s 2022 annual meeting of stockholders, if at such stockholder meeting a proposal to approve this Agreement has not been passed by the affirmative vote of the majority of the votes cast at the 2022 annual meeting of stockholders or any other meeting of stockholders of the Company duly held prior to such meeting, (ii) the date on which the Board of Directors determines in its sole discretion that (x) this Agreement is no longer necessary for the preservation of material valuable Tax Attributes or (y) the Tax Attributes have been fully utilized and may no longer be carried forward and (iii) the Close of Business on February 2, 2025.
1.24“Grandfathered Stockholder” has the meaning set forth in Section 1.1.
1.25“NYSE” means the New York Stock Exchange.
1.26“Person” means any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.
1.27“Preferred Shares” means shares of Series A Preferred Stock, par value $100.00 per share, of the Company having such rights and preferences as are set forth in the form of Certificate of Designations set forth as Exhibit A hereto, as the same may be amended from time to time.
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1.28“Purchase Price” has the meaning set forth in Section 7.2.
1.29“Redemption Date” has the meaning set forth in Section 23.2.
1.30“Redemption Price” has the meaning set forth in Section 23.1.
1.31“Requesting Person” has the meaning set forth in Section 36.
1.32“Right Certificate” means a certificate evidencing a Right substantially in the form of Exhibit B hereto.
1.33“Spread” has the meaning set forth in Section 11.1.3(i).
1.34“Stock Acquisition Date” means the earliest of the date of (i) the public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include a statement on Schedule 13D filed pursuant to the Exchange Act) and (ii) the public disclosure of facts by the Company or an Acquiring Person that reveals the existence of an Acquiring Person or indicating that an Acquiring Person has become an Acquiring Person.
1.35“Subsidiary” of any Person means any Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
1.36“Summary of Rights” means the Summary of Rights to Purchase Preferred Shares substantially in the form of Exhibit C hereto.
1.37“Tax Attributes” means any net operating loss carryovers, capital loss carryovers, general business credit carryovers, Section 163(j) deferred interest carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction (whether actual or prospective) attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.
1.38“Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, a Business Day.
1.39“Treasury Regulations” means final, temporary and proposed regulation of the Department of Treasury under the Code and any successor regulation, including any amendments thereto.
1.40“Trust” has the meaning set forth in Section 24.6.
2.Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent. In the event that the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agent shall be as the Company shall reasonably determine, provided that such duties and determination are consistent with the terms and provisions of this Agreement and that contemporaneously with such appointment, if any, the Company shall notify the Rights Agent in writing thereof.
3.Issue of Right Certificates.
3.1Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or, in the event that the Board of Directors determines on or before such tenth day to effect an exchange in accordance with Section 24 and determines that a later date is advisable, such later date) and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such benefit plan or any Exempt Person) of a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (such date being herein referred to as the “Distribution Date”) (provided, that if such tender or
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exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer), (A) the Rights will be evidenced by the certificates (or other evidence of book-entry or other uncertificated ownership) for Common Shares registered in the names of the holders thereof (which shall also be deemed to be Right Certificates) and not by separate Right Certificates (provided, that each certificate (or other evidence of book-entry or other uncertificated ownership) representing Common Shares outstanding as of the Close of Business on the Record Date evidencing the Rights shall be deemed to incorporate by reference the terms of this Agreement, as amended from time to time), and (B) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, at the expense of the Company and upon receipt of all relevant information, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, substantially in the form of Exhibit B hereto, evidencing one Right for each Common Share so held, subject to adjustment as provided herein; provided, that the Rights may instead be recorded in book-entry or other uncertificated form, in which case such book-entries or other evidence of ownership shall be deemed to be Right Certificates for all purposes of this Agreement; provided, further, that all procedures relating to actions to be taken or information to be provided with respect to such Rights recorded in book-entry or other uncertificated forms, and all requirements with respect to the form of any Right Certificate set forth in this Agreement, may be modified as necessary or appropriate to reflect book-entry or other uncertificated ownership. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
3.2As soon as practicable after the Record Date, the Company will make available a copy of the Summary of Rights to any holder of Rights who may request it prior to the Final Expiration Date. The Company shall provide the Rights Agent with written notice of the occurrence of the Final Expiration Date and the Rights Agent shall not be deemed to have knowledge of the occurrence of the Final Expiration Date, unless and until it shall have received such written notice.
3.3Certificates for Common Shares which become outstanding (including reacquired Common Shares referred to in the last sentence of this Section 3.3) after the Record Date but prior to the earliest of (i) the Distribution Date, (ii) the Redemption Date, and (iii) the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:
This certificate also evidences and entitles the holder hereof to certain Rights (as defined in the Rights Agreement) as set forth in a Section 382 Rights Agreement between Team, Inc. and Computershare Trust Company, N.A., as Rights Agent (or any successor rights agent), dated as of February 2, 2022, as it may from time to time be amended or supplemented pursuant to its terms (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Team, Inc. and the office or offices of Computershare Trust Company, N.A. designated for such purpose. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced separately and will no longer be evidenced by this certificate. Team, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights that are or were acquired or Beneficially Owned by an Acquiring Person (or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement)), including such Rights held by a subsequent holder, may become null and void.
Notwithstanding this Section 3.3, the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights. If the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. Rights shall be issued in respect of all Common Shares issued or disposed of (including upon issuance or reissuance of Common Shares out of authorized but unissued shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, and the Final Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date.
4.Form of Right Certificates. Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent), or as may be required to comply with any
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applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the other provisions of this Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the Purchase Price, but the amount and type of securities purchasable upon exercise and the Purchase Price shall be subject to adjustment as provided herein.
5.Countersignature and Registration. Right Certificates shall be duly executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President or any of its Vice Presidents, either manually or by facsimile signature, and shall be attested by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, either manually or by facsimile signature or by other customary means of electronic transmission. Upon written request by the Company, the Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature or by other customary means of electronic transmission, by an authorized signatory of the Rights Agent, but it shall not be necessary for the same signatory to countersign all of the Right Certificates hereunder. No Right Certificate shall be valid for any purpose unless so countersigned, either manually or by facsimile or by other customary means of electronic transmission. If any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person that signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person that, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, even if at the date of the execution of this Agreement such Person was not such an officer.
Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and all other relevant information referred to in this Agreement, the Rights Agent will keep or cause to be kept, at its office or offices designated for such purpose, books for registration of the transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, and the date of each of the Right Certificates.
6.Transfer, Split-up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
6.1Subject to the provisions of Section 14, at any time after the Distribution Date, and prior to the earlier of the Redemption Date and the Final Expiration Date, any Right Certificate (other than a Right Certificate representing Rights that have become null and void pursuant to Section 11.1.2 or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate, entitling the registered holder to purchase a like number of Preferred Shares as the Right Certificate surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender (together with any required form of assignment and certificate duly executed and properly completed) the Right Certificate to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Right Certificate or the Affiliates or Associates thereof, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company, as the Company or the Rights Agent shall reasonably request. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment from the holders of the Right Certificates of a sum sufficient for any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates. The Rights Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.
6.2Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate (other than any Right Certificate representing Rights that have become null and void pursuant to Section 11.1.2, that have been redeemed pursuant to Section 23 or that have been exchanged pursuant to Section 24), the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Right Certificate or the Affiliates or Associates thereof, or of any other Person with
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which such Beneficial Owner or any of such Beneficial Owner’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company, as the Company or the Rights Agent shall request (including a signature guarantee and such other documentation as the Rights Agent may reasonably request) and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company’s or the Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and, in case of mutilation, upon surrender to the Rights Agent and cancellation of the Right Certificate, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
7.Exercise of Rights; Purchase Price; Expiration Date of Rights.
7.1The registered holder of any Right Certificate (other than a holder whose Rights have become void pursuant to Section 11.1.2, have been redeemed pursuant to Section 23 or have been exchanged pursuant to Section 24) may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the appropriate form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right that is exercised is then exercisable and an amount equal to any applicable transfer tax or charges required to be paid pursuant to Section 9, prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed pursuant to Section 23, and (iii) the time at which the Rights are exchanged pursuant to Section 24.
7.2The purchase price to be paid upon the exercise of each Right to purchase one one-thousandth of a Preferred Share represented by a Right shall initially be $7.00 (the “Purchase Price”) and shall be payable in lawful money of the United States of America in accordance with Section 7.3. Each Right shall initially entitle the holder to acquire one one-thousandth of a Preferred Share upon exercise of the Right. The Purchase Price and the number of Preferred Shares or other securities for which a Right is exercisable shall be subject to adjustment from time to time as provided in Sections 11 and 13.
7.3Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certificate properly completed and duly executed, accompanied by payment of the Purchase Price for the number of Rights exercised and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 by cash, certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly: (i)(A) requisition from any transfer agent of the Preferred Shares (or from the Company if there shall be no such transfer agent, or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from any depositary agent for the Preferred Shares depositary receipts representing such number of Preferred Shares as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request; (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preferred Shares in accordance with Section 14 or Section 24; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated in writing by such holder; and (iv) when necessary to comply with this Agreement, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to this Agreement, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement, and until so received, the Rights Agent shall have no duties or obligations with respect to such securities, cash and/or other assets.
7.4If the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14.
7.5Notwithstanding anything in this Agreement or the Right Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities of the Company upon the occurrence of any purported transfer or exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Right Certificate
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surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, as the Company and the Rights Agent shall reasonably request.
8.Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. At the expense of the Company, the Rights Agent shall deliver all canceled Right Certificates which have been canceled by the Rights Agent to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
9.Status and Availability of Preferred Shares.
9.1The Company covenants and agrees that it will cause to be reserved and kept available, out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.
9.2The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates (or entry in the book-entry account system of the Company) for such Preferred Shares (subject to payment of the Purchase Price and compliance with all other applicable provisions of this Agreement), be duly and validly authorized and issued and fully paid and non-assessable shares.
9.3The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, and shall not be required to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s reasonable satisfaction that no such tax is due.
10.Preferred Shares Record Date. Each Person in whose name any certificate (or entry in the book-entry account system of the Company) for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate or book-entry shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
11.Adjustment of Purchase Price, Number of Shares or Number of Rights.
11.1General.
11.1.1In the event that the Company shall at any time after the date of this Agreement (i) declare a dividend on the Preferred Shares payable in Preferred Shares, (ii) subdivide the outstanding Preferred Shares, (iii) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (iv) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Person), except as otherwise provided in this Section 11.1, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after
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such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the Preferred Shares issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11.1.1 and Section 11.1.2 hereof, the adjustment provided for in this Section 11.1.1 shall be in addition to, and shall be made prior to, the adjustment required pursuant to Section 11.1.2 hereof.
11.1.2Subject to the second paragraph of this Section 11.1.2 and to Section 24, from and after the Stock Acquisition Date, each holder of a Right shall have a right to receive, upon exercise of each Right at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by dividing (A) the product of (x) the current Purchase Price and (y) the number of one one-thousandths of a Preferred Share for which a Right is then exercisable by (B) 50% of the then Current Per Share Market Price of the Company’s Common Shares (determined pursuant to Section 11.4) on the Stock Acquisition Date.
From and after the Stock Acquisition Date, any Rights that are or were acquired or Beneficially Owned by (i) an Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (ii) a transferee of any Acquiring Person (or of any such Associate or Affiliate) who becomes such a transferee after the Acquiring Person becomes an Acquiring Person or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes such a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and who receives such Rights (A) with actual knowledge that the transferor is or was an Acquiring Person or (B) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement, understanding or relationship (whether or not in writing) regarding the transferred Rights or (y) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect of the avoidance of this Section 11.1.2, (each such Person described in (i)-(iii) above, an “Excluded Person”) shall, in each such case, be null and void, and any holder of such Rights (whether or not such holder is an Acquiring Person or an Associate or Affiliate of an Acquiring Person) shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificates shall be issued pursuant to Sections 3, 6, 7.4 or 11 or otherwise hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall, upon receipt of written notice directing it to do so, be canceled by the Rights Agent.
11.1.3If there are not sufficient authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with Section 11.1.2 or the exchange of the Rights in accordance with Section 24, or should the Board of Directors so elect, the Company may with respect to such deficiency, (i) determine the excess (the “Spread”) of (A) the value of the Common Shares issuable upon the exercise of a Right as provided in Section 11.1.2 (the “Current Value”) over (B) the Purchase Price, and (ii) with respect to each Right, make adequate provision to substitute for such Common Shares, upon payment of the applicable Purchase Price, any one or more of the following having an aggregate value determined by the Board of Directors to be equal to the Current Value: (A) cash, (B) a reduction in the Purchase Price, (C) Common Shares or other equity securities of the Company (including shares, or units of shares, of preferred stock which the Board of Directors has determined to have the same value as Common Shares (“Common Stock Equivalents”)), (D) debt securities of the Company or (E) other assets, property or instruments. The Company shall provide the Rights Agent with prompt reasonably detailed written notice of any final determination under the previous sentence.
If the Board of Directors shall determine in good faith that additional Common Shares should be authorized for issuance upon exercise in full of the Rights, the Company may suspend the exercisability of the Rights in order to seek any authorization of additional shares, decide the appropriate form of distribution to be made and determine the value thereof. If the exercisability of the Rights is suspended pursuant to this Section 11.1.3, the Company shall make a public announcement, and shall promptly deliver to the Rights Agent a statement, stating that the exercisability of the Rights has been temporarily suspended. When the suspension is no longer in effect, the Company shall make another public announcement, and promptly deliver to the Rights Agent a statement, so stating. For purposes of this Section 11.1.3, the value of the Common Shares shall be the Current Per Share Market Price of the Common Shares (as determined pursuant to Section 11.4.1) as of the Stock Acquisition Date, and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Shares on such date.
11.2If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 days after such record date) to subscribe for or
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purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the then Current Per Share Market Price of the Preferred Shares (as determined pursuant to Section 11.4.2) on such record date, the Purchase Price to be in effect after such record date shall be adjusted by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, (i) the numerator of which shall be (A) the number of Preferred Shares outstanding on such record date plus (B) the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares or Equivalent Preferred Shares to be offered (or the aggregate initial conversion price of the convertible securities to be offered) would purchase at such Current Per Share Market Price and (ii) the denominator of which shall be (A) the number of Preferred Shares outstanding on such record date plus (B) the number of additional Preferred Shares or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible); provided, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent, which shall be conclusive for all purposes. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. If such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
11.3If the Company fixes a record date for the making of a distribution to all holders of the Preferred Shares (including any distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving Person) or evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11.2), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, (i) the numerator of which shall be the then Current Per Share Market Price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and which shall be conclusive for all purposes) of the portion of the assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to one Preferred Share and (ii) the denominator of which shall be the then Current Per Share Market Price of the Preferred Shares; provided, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the Preferred Shares to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed. If such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
11.4Current Per Share Market Price.
11.4.1For the purpose of any computation hereunder, the “Current Per Share Market Price” of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the 30 consecutive Trading Days immediately prior to such date; provided, that if the Current Per Share Market Price of the security is determined during a period (i) following the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of such security or other securities convertible into such shares, or (B) any subdivision, combination or reclassification of such security, and (ii) prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such security. The closing price for each day shall be the last sale price or, if no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by NYSE, or, if on any such date the security is not quoted by NYSE, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board of Directors. If on any such date no such market maker is making a market in the security, the fair value of the security on such date as determined in good faith by the Board of Directors shall be used.
11.4.2For the purpose of any computation hereunder, the “Current Per Share Market Price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11.4.1. If the Preferred Shares are not publicly traded, the “Current Per Share Market Price” of the Preferred Shares shall be conclusively deemed to be the Current Per Share Market Price of the Common Shares as determined pursuant to Section 11.4.1 (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof) multiplied by one thousand. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “Current Per Share Market Price” means the fair value per share as determined in
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good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
11.5No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, that any adjustments which by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a Preferred Share or one one-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11.5, any adjustment required by this Section 11 shall be made no later than three years from the date of the transaction which requires such adjustment.
11.6If, as a result of an adjustment made pursuant to Section 11.1, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, the number of such other shares so receivable upon exercise of any Right shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11.1 through 11.3, inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.
11.7All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
11.8Unless the Company exercises its election as provided in Section 11.9, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11.2 and 11.3, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandth of a Preferred Share (calculated to the nearest one one-thousandth of a Preferred Share) obtained by (i) multiplying the number of one one-thousandth of a Preferred Share covered by a Right immediately prior to this adjustment by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
11.9The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Preferred Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. The record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if the Right Certificates have been distributed, shall be at least ten days after the date of the public announcement. If Right Certificates have been distributed, upon each adjustment of the number of Rights pursuant to this Section 11.9, the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
11.10Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Preferred Shares which were expressed in the initial Right Certificates issued hereunder.
11.11Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Shares at such adjusted Purchase Price.
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11.12If this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may defer, until the occurrence of such event, issuing to the holder of any Right exercised after such record date Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring adjustment.
11.13Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) combination or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Per Share Market Price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares, or (v) issuance of any rights, options or warrants referred to in Section 11.2 made by the Company after the date of this Agreement to holders of its Preferred Shares shall not be taxable to such stockholders.
11.14If, at any time after the date of this Agreement and prior to the Distribution Date, the Company (i) declares or pays any dividend on the Common Shares payable in Common Shares or (ii) effects a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise other than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-thousandths of a Preferred Share purchasable after such event upon exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11.14 shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is affected.
12.Certificate of Adjustment. Whenever an adjustment or any event affecting the Rights or their exercisability (including an event that causes Rights to become null and void) occurs or is made as provided in Sections 11 and 13, the Company shall promptly (i) prepare a certificate setting forth such adjustment and a reasonably detailed statement of the facts, computation, methodology and accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate, and (iii) if such adjustment occurs following a Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall not be obligated or responsible for calculating any adjustment, nor shall the Rights Agent be deemed to have knowledge of such an adjustment or any such event, unless and until it shall have received such certificate. Notwithstanding the foregoing sentence, but without limiting any of the rights or immunities of the Rights Agent, the failure of the Company to make such certification or give such notice shall not affect the validity of, or the force or effect of, the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or 13 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be entitled to rely on any such certificate and on any adjustment or statement therein and shall have no duty or liability with respect thereto, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.
13.Consolidation, Merger, Sale or Transfer of Assets or Earning Power.
13.1If, at any time after a Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other Person; (ii) any Person consolidates with the Company, or merges with and into the Company, and the Company is the continuing or surviving Person of such merger and, in connection with such merger, all or part of the Common Shares are or will be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or (iii) the Company sells or otherwise transfers (or one or more of its Subsidiaries sell or otherwise transfer), in one or more transactions, assets or Earning Power aggregating 50% or more of the assets or Earning Power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly owned Subsidiaries, then proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall have the right to receive, upon the exercise of each Right at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving Person) equal to the result obtained by dividing (I) the product of (x) the then current Purchase Price and (y) the number of one one-thousandths of a Preferred Share for which a
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Right is then exercisable by (II) 50% of the then Current Per Share Market Price of the Common Shares of such other Person (determined pursuant to Section 11.4) on the date of consummation of such consolidation, merger, sale or transfer; (B) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such issuer; and (D) such issuer shall take steps (including the reservation of a sufficient number of shares of its common stock in accordance with Section 9) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable in relation to the common stock thereafter deliverable upon the exercise of the Rights.
13.2The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for such issuer’s compliance with this Section 13. The Company shall not enter into any transaction of the kind referred to in this Section 13 if, at the time of such transaction, there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall apply to successive mergers or consolidations or sales or other transfers.
13.3For purposes of this Agreement, the “Earning Power” of the Company and its Subsidiaries shall be determined in good faith by the Company’s Board of Directors on the basis of the operating earnings of each business operated by the Company and its Subsidiaries during the three fiscal years preceding the date of such determination (or, in the case of any business not operated by the Company or any Subsidiary during three full fiscal years preceding such date, during the period such business was operated by the Company or any Subsidiary).
14.Fractional Rights and Fractional Shares.
14.1The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may instead pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14.1, the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second sentence of Section 11.4.1) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.
14.2The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights, to distribute certificates which evidence fractional Preferred Shares or to register fractional Preferred Shares in the Company’s share register (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an agreement between the Company and a depositary selected by the Company; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to each registered holder of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share as the fraction of one Preferred Share that such holder would otherwise receive upon the exercise of the aggregate number of rights exercised by such holder. For the purposes of this Section 14.2, the current market value of a Preferred Share shall be the closing price of a Preferred Share (pursuant to Section 11.4.1) for the Trading Day immediately prior to the date of such exercise.
14.3For purposes of this Section 14, the closing price for any day shall be the last quoted price or, if not so quoted, the average of the high bid and low asked prices as reported by NYSE, or if on any such date the Rights or Preferred Shares, as applicable, are not listed on NYSE, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights or Preferred Shares, as applicable, selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights or Preferred Shares, as applicable, the fair value of the Rights or Preferred Shares, as applicable, on such date as determined in good faith by the Board of Directors shall be used.
14.4The holder of a Right by the acceptance of the Right expressly waives any right to receive fractional Rights or fractional shares upon exercise of a Right (except as provided in this Section 14).
14.5Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under any section of this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in
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calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.
15.Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates. Any registered holder of any Right Certificate may, without the consent of the Rights Agent or of the holder of any other Right Certificate, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations hereunder, of the Company.
16.Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
16.1prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;
16.2after the Distribution Date, the Right Certificates are transferable only on the registry books maintained by the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with the appropriate form of certification, properly completed and duly executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request;
16.3the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate or, in the case of uncertificated Common Shares, by the book-entry that evidences record ownership of such Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate or book-entry made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and
16.4notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the inability of the Company or the Rights Agent to perform any of its or their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.
17.Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends, or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.
18.Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon, and, from time to time, on demand of the Rights Agent, to reimburse the Rights Agent for all of its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, administration, execution and amendment, of this Agreement and the exercise and performance of its duties hereunder. The Company also covenants and agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or which it may become subject, without
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gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the execution, acceptance and, administration of, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim or liability arising therefrom or in connection therewith, directly or indirectly. The provisions under this Section 18 and Section 20 below shall survive the expiration of the Rights and the termination of this Agreement and the resignation, replacement or removal of the Rights Agent. The reasonable costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.
The Rights Agent shall be fully authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in each case in reliance upon any Right Certificate or certificate for Preferred Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing.
Notwithstanding anything in this Agreement to the contrary, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
19.Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. If, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned. If, at that time, any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
If, at any time, the name of the Rights Agent changes and any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned. If, at that time, any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
20.Rights and Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform its duties and obligations hereunder upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
20.1The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee or legal counsel of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of as to any action taken or omitted by it in the absence of bad faith and in accordance with such advice or opinion.
20.2Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed herein) may be deemed to be conclusively proved and established by a certificate signed by a Person
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reasonably believed by the Rights Agent to be any one of the Chief Executive Officer, the Chairman of the Board of Directors, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such a certificate as set forth in this Section 20.2.
20.3The Rights Agent shall be liable to the Company and any other Person hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent during the 12 months immediately preceding the event for which recovery from the Rights Agent is being sought.
20.4The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same. All such statements and recitals are and shall be deemed to have been made by the Company only.
20.5The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the legality or validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any determination by the Board of Directors with respect to the Rights or breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any modification by or order of any court, tribunal or governmental authority in connection with the foregoing, any change in the exercisability of the Rights or any adjustment required under the provisions of Sections 11 or 13 or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12 describing such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when so issued, be validly authorized and issued, fully paid, and non-assessable.
20.6The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including, without limitation, obligations under applicable regulation or law.
20.7The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.
20.8The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required or reasonably requested by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
20.9The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any Person reasonably believed by the Rights Agent to be any one of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and such advice or instructions shall provide full authorization and protection to the Rights Agent, and the Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the written advice or instructions of any such officer or for any delay in acting while waiting for these instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent advice or instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement.
20.10The Rights Agent and any affiliate, stockholder, director, officer, agent, representative or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend
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money to the Company, or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement, in each case in compliance with applicable laws. Nothing herein shall preclude the Rights Agent and such other Persons from acting in any other capacity for the Company or for any other legal entity.
20.11The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents. The Rights Agent shall not be answerable or accountable for any act, omission, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment of such attorneys or agents thereof (which gross negligence or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).
20.12No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
20.13The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate or whether any Requesting Person has been designated as an Exempt Person) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.
20.14The Rights Agent shall have no responsibility to the Company or any holders of the Right Certificates for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.
21.Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company in accordance with Section 26 hereof, to each transfer agent of the Common Shares and the Preferred Shares, if known to the Rights Agent, by first class mail, postage prepaid. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent in accordance with Section 26 hereof, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and, after the Distribution Date, to the holders of the Right Certificates by first-class mail. In the event that the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties as Rights Agent under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent or registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person (other than a natural person) organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise stock transfer powers, is subject to supervision or examination by federal or state authority, and has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (ii) an Affiliate of a Person described in clause (i) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, and the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing, and shall thereafter be discharged from all duties and obligations hereunder. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and, after the Distribution Date, mail a notice in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
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22.Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company may, with respect to Common Shares so issued or sold, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, that no such Right Certificates may be issued if, and to the extent that, the Company, in its sole discretion, determines that such issuance would jeopardize or endanger the value or availability to the Company of the Tax Attributes or otherwise create a significant risk of material adverse tax consequences to the Company.
23.Redemption.
23.1The Board of Directors may, at its option, at any time prior to the earlier to occur of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or, if the tenth day following the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish.
23.2Immediately upon the time of the effectiveness of the redemption of the Rights or such earlier time as may be determined by the Board of Directors in the action ordering such redemption (although not earlier than the time of such action) (the “Redemption Date”), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with prompt written notice to the Rights Agent); provided, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten Business Days after action of the Board of Directors ordering the redemption of the Rights, the Company shall mail, or cause the Rights Agent to mail (at the expense of the Company), a notice of redemption to the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. If the payment of the Redemption Price is not included with such notice, each such notice shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24, other than in connection with the purchase of Common Shares prior to the Distribution Date.
24.Exchange.
24.1The Board of Directors may, at its option, at any time after a Stock Acquisition Date, mandatorily exchange all or part of the then outstanding and exercisable Rights (which excludes Rights that have become void pursuant to Section 11.1.2) for Common Shares at an exchange ratio of one Common Share per one one-thousandth of a Preferred Share represented by a Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Exchange Ratio”). From and after the occurrence of an event specified in Section 13.1, any Right that theretofore has not been exchanged pursuant to this Section 24 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24. The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.
24.2Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 24.1, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give reasonably detailed written notice of any such exchange to the Rights Agent, and shall promptly give public notice of any such exchange; provided, that the failure to give, or any defect in, any such notice shall not affect the validity of such exchange. Within ten Business Days after action by the Board of Directors ordering the exchange of any Rights pursuant to Section 24.1, the Company shall mail, or cause the Rights Agent to mail, a notice of any such exchange to the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which
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will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11.1.2) held by each holder of Rights.
24.3In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares or Common Stock Equivalents for Common Shares exchangeable for Rights at the initial rate of one one-thousandth of a Preferred Share (or an appropriate number of Common Stock Equivalents) for each Common Share, as appropriately adjusted.
24.4If there shall not be sufficient Common Shares, Preferred Shares or Common Stock Equivalents authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall use its reasonable efforts to authorize additional Common Shares, Preferred Shares or Common Stock Equivalents for issuance upon exchange of the Rights.
24.5The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Company may instead pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current per share market value of a whole Common Share. For the purposes of this Section 24.5, the current per share market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11.4.1) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
24.6Notwithstanding anything in this Section 24 to the contrary, the exchange of the Rights may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish. Without limiting the preceding sentence, the Board of Directors may in lieu of issuing Common Shares or any other securities contemplated by this Section 24 to the Persons entitled thereto in connection with the exchange (such Persons, the “Exchange Recipients,” and such shares and other securities, together with any dividends or distributions made on such shares or other securities, the “Exchange Property”) issue, transfer or deposit the Exchange Property to or into a trust or other entity (the “Trust”) created upon such terms as the Board of Directors may determine to hold all or a portion of the Exchange Property for the benefit of the Exchange Recipients, permit the Trust to exercise all of the rights that a stockholder of record would possess with respect to any shares deposited in the Trust and (iii) direct that all holders of Rights entitled to receive Exchange Property shall be entitled to receive such Exchange Property only from the Trust and only upon compliance with the relevant terms and provisions of the Trust and subject to such conditions as the Board of Directors in its sole discretion may establish. Prior to effecting an exchange of Rights, the Company may require (or cause the trustee or other governing body of the Trust to require), as a condition thereof, that any Exchange Recipient provide evidence that it is not an Acquiring Person, including evidence of the identity of the current or former Beneficial Owners thereof and their Affiliates and Associates. If any Person shall fail to comply with any request to provide such evidence, the Company shall be entitled conclusively to deem the Rights held by such Person to be null and void pursuant to Section 11.1.2 and not transferable or exercisable or exchangeable in connection herewith. In the event that the Board of Directors determines, before the Distribution Date, to effect an exchange, the Board of Directors may delay the occurrence of the Distribution Date to such time as the Board of Directors deems advisable.
25.Notice of Certain Events.
25.1If the Company shall after the Distribution Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend); (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares); (iv) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or Earning Power of the Company and its Subsidiaries (taken as a whole) to any other Person; (v) to effect the liquidation, dissolution or winding-up of the Company; or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares, or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate and the Rights Agent, in accordance with Section 26, a reasonably detailed notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of the Common Shares or Preferred Shares or both, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the
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taking of such proposed action or the date of participation therein by the holders of the Common Shares or Preferred Shares or both, whichever shall be the earlier.
25.2The Company shall, as soon as practicable after a Stock Acquisition Date, give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26, a notice that describes the transaction in which a Person became an Acquiring Person and the consequences of the transaction to holders of Rights under Section 11.1.2.
26.Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if in writing and when sent by overnight delivery service or first-class mail, postage prepaid, properly addressed (until another address is filed in writing with the Rights Agent) as follows:
Team, Inc.
13131 Dairy Ashford Road
Suite 600
Sugar Land, Texas 77478
Attn: André C. Bouchard

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Telephone: (713) 836-3600
Attention:     Matthew R. Pacey
        David Wheat
Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be deemed given upon receipt and shall be sufficiently given or made if in writing when sent by overnight delivery service or registered or certified mail properly addressed (until another address is filed in writing with the Company) as follows:
Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Attention:     Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if in writing, when sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
27.Supplements and Amendments. The Company may from time to time, and the Rights Agent shall if the Company so directs in writing, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any change to or delete any provision hereof or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, that, at any time after the Close of Business on the tenth day following the Stock Acquisition Date (or, if the tenth day following the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates and Associates). For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights (and Preferred Shares) as contemplated hereby and to ensure that an Excluded Person does not obtain the benefits thereof, and amendments in respect of the foregoing shall not be deemed to adversely affect the interests of the holders of Rights. Any supplement or amendment authorized by this Section 27 will be evidenced by a writing signed by the Company and the Rights Agent, subject to certification by any of the officers of the Company listed in Section 20.2 that any such supplement or amendment complies with this Section 27. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities hereunder. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent.
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28.Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
29.Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person or entity other than the Company, the Rights Agent and the registered holders of the Right Certificates any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.
30.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, that if such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company.
31.Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within the State of Delaware; provided, that all provisions regarding the rights, duties, liabilities and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.
32.Counterparts. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.
33.Descriptive Headings and Construction. Descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. In this Agreement, (i) the word “including” (in its various forms) means “including, without limitation,” and (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement.
34.Administration. Other than with respect to rights, duties, obligations and immunities of the Rights Agent, the Board of Directors, or a duly authorized committee of the Board of Directors, shall have the exclusive power and authority to administer and interpret the provisions of this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company or as may be necessary or advisable in the administration of this Agreement. All such actions, calculations, determinations and interpretations which are done or made by the Board of Directors, or a duly authorized committee of the Board of Directors, in good faith shall be final, conclusive and binding on the Company, the Rights Agent, holders of the Rights and all other parties and shall not subject the Board of Directors, or a duly authorized committee of the Board of Directors, to any liability to the holders of the Rights. The Rights Agent is entitled always to assume that the Board of Directors, or a duly authorized committee of the Board of Directors, as applicable, acted in good faith and shall be fully protected and incur no liability in reliance thereon.
35.Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, terrorist acts, epidemics, pandemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
36.Process to Seek Exemption. Any Person who desires to effect any acquisition of Common Shares that might, if consummated, result in such Person beneficially owning 4.9% or more of the Common Shares then outstanding (such Person, a “Requesting Person”) may request that the Board of Directors grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an Exempt Person for purposes of this Agreement (such request, an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of Common Shares then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire
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Beneficial Ownership of Common Shares aggregating 4.9% or more of the Common Shares then outstanding and the maximum number and percentage of Common Shares that the Requesting Person proposes to acquire. The Board of Directors shall endeavor to respond to an Exemption Request within 20 Business Days after receipt of such Exemption Request; provided, that the failure of the Board of Directors to make a determination within 20 Business Days after receipt of an Exemption Request shall be deemed to constitute denial by the Board of Directors of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Company or the Board of Directors and its advisors to assist the Board of Directors in making its determination. The Board of Directors shall only grant an exemption in response to an Exemption Request if it receives, at the request of the Board of Directors, a report from the Company’s advisors to the effect that the acquisition of Beneficial Ownership of Common Shares by the Requesting Person does not create a significant risk of material adverse tax consequences to the Company or the Board of Directors otherwise determines in its sole and absolute discretion that the exemption is in the best interests of the Company. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of Common Shares in excess of the maximum number and percentage of shares approved by the Board of Directors), in each case as and to the extent the Board of Directors shall determine necessary or desirable to provide for the protection of the Company’s Tax Attributes. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the determination of the Board of Directors with respect thereto, unless the information contained in the Exemption Request or the determination of the Board of Directors with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by the directors who are independent of the Requesting Person and disinterested with respect to the Exemption Request and the action of a majority of such directors shall be deemed to be the determination of the Board of Directors for purposes of such Exemption Request. The Company shall notify the Rights Agent of any exemption granted under this Section 36.

[Signature Pages Follow]
D- 23 -

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

    TEAM, INC.

                        By:
    Name:
    Title:

D- 24 -

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COMPUTERSHARE TRUST COMPANY, N.A.

                        By:
    Name:
    Title:

D- 25 -

EXHIBIT A
FORM
of
CERTIFICATE OF DESIGNATIONS
of
SERIES A PREFERRED STOCK
of
TEAM, INC.

(Pursuant to Section 151 of the Delaware General Corporation Law)

Team, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was adopted by the board of directors of the Corporation (the “Board of Directors”) as required by Section 151 of the Delaware General Corporation Law on February 2, 2022:
RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, a series of preferred stock, par value $100.00 per share, of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:
Section 1.    Designation and Amount. The shares of this series shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting the Series A Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.
Section 2.    Dividends and Distributions.
(A)    Subject to the rights of the holders of any shares of any series of preferred stock, par value $100.00 per share, of the Corporation (the “Preferred Stock”) (or any other stock of the Corporation) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date a “Quarterly Dividend Payment Date”), commencing on the first Quarterly
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Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate per share amount of all cash dividends, and 1,000 multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock, par value $0.30 per share, of the Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)    The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).
(C)    Dividends due pursuant to paragraph (A) of this Section 2 shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
Section 3.    Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
(A)    Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)    Except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”), including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
(C)    Except as set forth herein, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
D- 27 -

Section 4.    Certain Restrictions.
(A)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
    (i)    declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock;
    (ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or
    (iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding-up) to the Series A Preferred Stock.
(B)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5.    Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Corporation shall take all such actions as are necessary to cause all such shares to become authorized but unissued shares of Preferred Stock that may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.
Section 6.    Liquidation, Dissolution or Winding-Up.
(A)    Upon any liquidation, dissolution or winding-up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event that the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)    If there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.
(C)    Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of this Section 6.
D- 28 -

Section 7.    Consolidation, Merger, Etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8.    Amendment. While any Series A Preferred Stock is issued and outstanding, the Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.
Section 9.    Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding-up, junior to all other series of Preferred Stock, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

D- 29 -

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its duly authorized officer this [●] day of [●] 2022.

    TEAM, INC.
By:
Name:
Title:

D- 30 -

EXHIBIT B

Form of Right Certificate

Certificate No. R-_______    _____ Rights

NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR EARLIER IF REDEMPTION, EXCHANGE OR TERMINATION OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, MAY BECOME NULL AND VOID.

Right Certificate
TEAM, INC.
This certifies that ___________________________, or his, her or its registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Section 382 Rights Agreement (as may be amended from time to time, the “Rights Agreement”), dated as of February 2, 2022, between Team, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (or any successor rights agent) (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Final Expiration Date (as such term is defined in the Rights Agreement) or earlier under certain circumstances set forth in the Rights Agreement, at the office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Preferred Stock, par value $100.00 per share, of the Company (the “Preferred Shares”), at a purchase price of $7.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase properly completed and duly executed, accompanied by such documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 2, 2022, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
From and after the occurrence of a Stock Acquisition Date (as defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are or were acquired or Beneficially Owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by this reference and made a part hereof, and to which Rights Agreement reference is made for a full description of the rights, limitations of rights,
D- 31 -

obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office or offices of the Rights Agent designated for such purpose.
This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, accompanied by such documentation as the Rights Agent may reasonably request, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, at the Company’s option, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s common stock, par value $0.30 per share, Preferred Shares, cash, debt securities, or other assets, property or instruments. The shares and other securities transferred as part of the exchange may be transferred to a trust created upon such terms as the Board of Directors of the Company may determine.
No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

D- 32 -

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________.
Attest:    TEAM, INC.

_____________________________    By:    _____________________________

Countersigned:

_____________________________
Computershare Trust Company, N.A., Rights Agent

By:    __________________________
    Authorized Signature

D- 33 -

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)
FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers unto
        (Please print name and address of transferee)
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________, Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Date:    ______________     __________________________________
        Signature

Signature Guaranteed:
Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).
----------------------------------------------------------------
The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by, were not acquired by the undersigned from, and are not being assigned to an Acquiring Person or an Affiliate or Associate thereof and are not issued with respect to Common Shares underlying a Derivative Position described in the definition of Beneficial Owner (as such terms are defined in the Rights Agreement).
__________________________________________        Signature

----------------------------------------------------------------

D- 34 -

Form of Reverse Side of Right Certificate -- continued
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise the Right Certificate.)
TO TEAM, INC.:
The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:
Please insert Social Security or other identifying number:    .

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert Social Security or other identifying number:    .

(Please print name and address)

Dated: _____________ __, ______    __________________________________
Signature

(Signature must conform to the holder specified on the Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

D- 35 -

Form of Reverse Side of Right Certificate -- continued
----------------------------------------------------------------
The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by, were not acquired by the undersigned from, and are not being assigned to an Acquiring Person or an Affiliate or Associate thereof and are not issued with respect to Common Shares underlying a Derivative Position described in the definition of Beneficial Owner (as such terms are defined in the Rights Agreement).

__________________________________
    Signature

----------------------------------------------------------------

NOTICE

The signature in the foregoing Forms of Assignment and Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event that the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such assignment or election to purchase will not be honored.

D- 36 -

EXHIBIT C

UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, MAY BECOME NULL AND VOID
SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES
The Board of Directors of Team, Inc. (the “Company”) has declared a dividend of one preferred share purchase right (a “Right”) for each share of common stock, par value $0.30 per share, of the Company (the “Common Shares”) outstanding on February 14, 2022 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, par value $100.00 per share, of the Company (the “Preferred Shares”), at a price of $7.00 per one one-thousandth of a Preferred Share represented by a Right (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Section 382 Rights Agreement (the “Rights Agreement”), dated as of February 2, 2022, between the Company and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent. Capitalized terms used but not defined in this summary have the meanings ascribed to such terms in the Rights Agreement.
The Rights Agreement is intended to, among other things, avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and thereby preserve the ability of the Company to utilize certain Tax Attributes of the Company and its Subsidiaries.
    Until the earlier to occur of (i) the Close of Business on the tenth day following the acquisition of Beneficial Ownership of 4.9% or more of the outstanding Common Shares (including ownership of a Derivative Position) by a Person or group of affiliated or associated Persons (an “Acquiring Person”) (or, in the event that an exchange is effected in accordance with Section 24 of the Rights Agreement and the Board of Directors determines that a later date is advisable, then such later date) and (ii) ten Business Days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership by a Person or group of 4.9% or more of the outstanding Common Shares (the earlier of such dates, the “Distribution Date”), the Rights will be evidenced by Common Share certificates with a copy of this Summary of Rights attached thereto (unless such Rights are recorded in book-entry); provided, that each certificate (or other evidence of book-entry or other uncertificated ownership) representing Common Shares outstanding as of the Close of Business on the Record Date evidencing the Rights shall be deemed to incorporate by reference the terms of the Rights Agreement.

A Person shall not be deemed to be an Acquiring Person if such Person, together with all Affiliates and Associates of such Person, at the time of the first public announcement of the Rights Agreement, is a Beneficial Owner of 4.9% or more of the Common Shares then outstanding (a “Grandfathered Stockholder”); provided, that if a Grandfathered Stockholder becomes the Beneficial Owner of any additional Common Shares (other than (A) pursuant to the vesting or exercise of any equity awards issued to a member of the Board of Directors, (B) pursuant to additional grants of any such equity awards to a member of the Board of Directors, (C) pursuant to the exercise of warrants or options or the conversion or exchange of any securities in accordance with the terms thereof, in each case, either as held by a Grandfathered Stockholder as of the time of the first public announcement of the Rights Agreement or as directly issued by the Company to a Grandfathered Stockholder following the first public announcement of the Rights Agreement, (D) pursuant to the payment of interest or dividends in the form of additional securities on any exchangeable or convertible securities held by a Grandfathered Stockholder as of the time of first public announcement of the Rights Agreement or any exercise or conversion of such additional securities by a Grandfathered Stockholder, or (E) pursuant to the Company directly issuing Common Shares or warrants, options or other securities convertible into or exchangeable for Common Shares to a Grandfathered Stockholder), after the date of the Rights Agreement, (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of Common Shares then outstanding Beneficially Owned by such Grandfathered Stockholder) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional Common Shares, such Person is not the Beneficial Owner of 4.9% or more of the Common Shares then outstanding; provided, further, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 4.9%, such Grandfathered Stockholder shall no longer be deemed to be a Grandfathered Stockholder. For the avoidance of doubt, in the event that after the time

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of the first public announcement of the Rights Agreement, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of Common Shares expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different Common Shares that confers Beneficial Ownership of Common Shares shall be considered the acquisition of Beneficial Ownership of additional Common Shares by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of the Rights Agreement unless, upon such acquisition of Beneficial Ownership of additional Common Shares, such Person is not the Beneficial Owner of 4.9% or more of the Common Shares then outstanding.
“Beneficial Ownership” shall include any securities (i) which a Person or any of such Person’s Affiliates or Associates (a) would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder, including any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent ownership of such securities would be attributed to such Persons under Section 382 of the Code and the Treasury Regulations promulgated thereunder), (b) beneficially owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 promulgated under the Exchange Act or (c) has the right or ability to vote, or the right to acquire, pursuant to any agreement, arrangement or understanding (except under limited circumstances), (ii) which are directly or indirectly Beneficially Owned by any other Person with which a Person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities, or changing, obtaining or influencing control of the Company or (iii) which are the subject of, or reference securities for, or that underlie, certain derivative positions of any Person or any such Person’s Affiliates or Associates.
Any Person, together with all Affiliates and Associates of such Person, who proposes to acquire 4.9% or more of the outstanding Common Shares may apply to the Board of Directors in advance for an exemption in accordance with and pursuant to the terms of the Rights Agreement.
The Rights Agreement provides that, until the Distribution Date (or the earlier expiration or redemption of the Rights), the Rights will be transferred with and only with the Common Shares. New Rights will accompany any new Common Shares issued by the Company after the Record Date, until the Distribution Date (or the earlier expiration or redemption of the Rights). Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the Distribution Date, and such separate Right Certificates alone will evidence the Rights (unless such Rights are recorded in book-entry).
The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest to occur of (i) the Close of Business on the day following the certification of the voting results of the Company’s 2022 annual meeting of stockholders, if at such stockholder meeting a proposal to approve the Rights Agreement has not been passed by the affirmative vote of the majority of the votes cast at the 2022 annual meeting of stockholders or any other meeting of stockholders of the Company duly held prior to such meeting, (ii) the date on which the Board of Directors determines in its sole discretion that (x) the Rights Agreement is no longer necessary for the preservation of material valuable Tax Attributes or (y) the Tax Attributes have been fully utilized and may no longer be carried forward and (iii) the Close of Business on February 2, 2025 (the “Final Expiration Date”).
The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).
The number of outstanding Rights and the number of Preferred Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.
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Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment of 1,000 multiplied by the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a payment per share equal to 1,000 multiplied by the aggregate payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 multiplied by the amount received per Common Share.
From and after the time any Person becomes an Acquiring Person, if the Rights evidenced by a Right Certificate are or were acquired or Beneficially Owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.
If any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights Beneficially Owned by the Acquiring Person and its Affiliates and Associates (all of which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. If the Board of Directors so elects, the Company may deliver upon payment of the exercise price of a Right an amount of cash, securities, or other property equivalent in value to the Common Shares issuable upon exercise of a Right.
If, at any time after a Person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or Earning Power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.
At any time after any Person becomes an Acquiring Person and prior to the acquisition by any Person or group of a majority of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by such Person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment). The shares and other securities transferred as part of the exchange may be transferred to a trust created upon such terms as the Board of Directors of the Company may determine.
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.
At any time prior to the earlier to occur of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or, if the tenth day following the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Final Expiration Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights. However, at any time after the Close of Business on the tenth day following the Stock Acquisition Date (or, if the tenth day following the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), the Rights Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates and Associates).
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. The foregoing summary of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.
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